UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ensysce Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED

[_____], 2026

7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 23, 2026

To Our Stockholders:

Notice is hereby given that an Annual Meeting of stockholders (the “Annual Meeting”) of Ensysce Biosciences, Inc., a Delaware corporation (the “Company” or “Ensysce”), will be held virtually at https://www.cstproxy.com/ensysce/2026 on December 23, 2026, at 9:00 a.m. (Pacific time), for the following purposes (which are more fully described in the Proxy Statement, which is attached and made a part of this Notice):

1.	To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the full issuance of shares of the Company’s common stock (“Common Stock”) issuable upon conversion of the Company’s Series C Preferred Stock, issued by the Company to certain investors (“Proposal 1”);

2.	To adopt and approve an amendment to the Company’s third amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of issued and outstanding shares of Common Stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-ten and not more than one-for-thirty, with the exact ratio to be set within this range by the Board of Directors (the “Board”) in its sole discretion without further approval or authorization of our stockholders, in the form attached as Annex C to this Proxy Statement (“Proposal 2”);

3.	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares (“Proposal 3”);

4.

To approve an amendment to the Ensysce Biosciences, Inc. Amended and Restated 2021 Omnibus Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued under the plan from 950,206 pre-Reverse Stock Split shares to 1,500,000 post Reverse Stock Split shares (“Proposal 4”);

5.	To elect two Class II directors named in this Proxy Statement (collectively, the “Director Nominees”) to hold office until the annual meeting of stockholders to be held in 2029 and until their respective successors have been duly elected and qualified (“Proposal 5”);

6.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (“Proposal 6”);

7.	To approve, on an advisory basis, the frequency of advisory votes on the compensation of the Company’s named executive officers (“Proposal 7”);

8.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 8”);

9.	To consider and vote upon the adjournment of the Annual Meeting, if necessary or appropriate, for a period sufficient to effect the Reverse Stock Split and/or solicit additional proxies in favor of any or all the other proposals set forth in this Proxy Statement (the “Adjournment Proposal” or “Proposal 9”); and

10.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Pursuant to the Amended and Restated Bylaws of the Company, no business is proper for consideration, or may be acted upon, at the Annual Meeting, except as set forth in this Notice of Annual Meeting of Stockholders.

The proxy materials, including the Proxy Statement, the Company 2025 Annual Report, which includes the consolidated financial statements, and the proxy card, are being distributed beginning on or about November 23, 2026 to all stockholders entitled to vote.

The Board of Directors recommends that stockholders vote “FOR” each of Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7 with a three-year recommendation, Proposal 8 and Proposal 9. The Board of Directors’ reasons for seeking approval of each of the proposals are set forth in the attached Proxy Statement.

Stockholders of record at the close of business on November 10, 2026 (the “Record Date”) are entitled to notice of, and to, virtually, attend and to vote at, the Annual Meeting and any postponement or adjournment thereof.

The Annual Meeting will be a virtual meeting. Please see “Questions and Answers about the Annual Meeting and Voting — 10. How do I attend the Annual Meeting?” for more information. All stockholders are cordially invited to attend the Annual Meeting online by visiting https://www.cstproxy.com/ensysce/2026. Stockholders of record as of the Record Date may also cast their votes virtually at the Annual Meeting by submitting a ballot via the live webcast. Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote at the Annual Meeting, you must instruct your bank, broker or other nominee how to vote your shares or you may cast your vote virtually at the Annual Meeting by obtaining a proxy from your bank, broker or other nominee.

Whether or not you plan to attend the Annual Meeting, you are encouraged to read the Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions contained in the Proxy Statement. Even if you have given your proxy, you may still vote online if you follow the instructions contained in the Proxy Statement.

By Order of the Board of Directors of
Ensysce Biosciences, Inc.

Sincerely,

Dr. Lynn Kirkpatrick
Chief Executive Officer

La Jolla, California

November [__], 2026

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or to mark, sign and date and promptly return the proxy in the stamped return envelope provided with such materials. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 23, 2026: This notice of meeting and the accompanying Proxy Statement are available at www.iproxydirect.com/ensc.

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL 1: PROPOSAL TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(a) AND 5635(b), THE FULL ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING PREFERRED STOCK ISSUED BY THE COMPANY TO CERTAIN INVESTORS	5

PROPOSAL 2: PROPOSAL TO ADOPT AND APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-TEN AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS, IN THE FORM ATTACHED AS ANNEX C TO THIS PROXY STATEMENT	19

PROPOSAL 3: PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 500,000,000 SHARES	27

PROPOSAL 4: PROPOSAL TO APPROVE THE AMENDMENT OF THE ENSYSCE BIOSCIENCES, INC. AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN FROM 950,206 PRE REVERSE STOCK SPLIT SHARES TO 1,500,000 POST REVERSE SPLIT SHARES	29

PROPOSAL 5: TO ELECT TWO CLASS II DIRECTORS NAMED IN OUR PROXY STATEMENT TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2029 AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED (“PROPOSAL 5”)	36

PROPOSAL 6: TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“PROPOSAL 6”)	39

PROPOSAL 7: TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“PROPOSAL 7”)	40

CORPORATE GOVERNANCE	40

PROPOSAL 8: TO RATIFY APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026 (“PROPOSAL 8”)	43

EXECUTIVE & DIRECTOR COMPENSATION	44

PROPOSAL 9: PROPOSAL TO CONSIDER AND VOTE UPON THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, FOR A PERIOD SUFFICIENT TO EFFECT THE REVERSE STOCK SPLIT AND/OR TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT (THE “ADJOURNMENT PROPOSAL”)	50

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	51

VOTING AND PROXY PROCEDURES	53

SOLICITATION OF PROXIES	55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55

INFORMATION INCORPORATED BY REFERENCE	57

OTHER MATTERS AND ADDITIONAL INFORMATION	57

ANNEX A: FINANCIAL ANALYST OPINION	A-1

ANNEX B: PRO FORMA FINANCIAL INFORMATION	B-1

ANNEX C: FORM OF FIFTH AMENDMENT TO THE CERTIFICATE OF INCORPORATION	C-1

ANNEX D: FORM OF SIXTH AMENDMENT TO THE CERTIFICATE OF INCORPORATION	D-1

ANNEX E: FORM OF PLAN AMENDMENT AND OMNIBUS INCENTIVE PLAN	E-1

i

ENSYSCE BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 14, 2026

PROXY STATEMENT

The following information is furnished to each stockholder in connection with the foregoing Notice of Annual Meeting of Stockholders of Ensysce Biosciences, Inc. to be held virtually at https://www.cstproxy.com/ensysce/2026 on December 23, 2026, at 9:00 a.m. (Pacific time). The enclosed proxy is for use at the Annual Meeting of stockholders (the “Annual Meeting”) and any postponement or adjournment thereof. Unless the content requires otherwise, references to “Ensysce,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer to Ensysce Biosciences, Inc. and its subsidiaries.

In accordance with the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), the Annual Meeting has been called for the following purposes:

1.	To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the full issuance of shares of the Company’s common stock (“Common Stock”) underlying preferred stock issued by the Company to certain investors (“Proposal 1”);

2.	To adopt and approve an amendment to our third amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of issued and outstanding shares of Common Stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-ten and not more than one-for-thirty, with the exact ratio to be set within this range by the Board of Directors (the “Board”) in its sole discretion without further approval or authorization of our stockholders, in the form attached as Annex C to this Proxy Statement (“Proposal 2”);

3.	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares (“Proposal 3”);

4	To approve the amendment of the Ensysce Biosciences, Inc. Amended and Restated 2021 Omnibus Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued under the plan from 950,206 pre Reverse Stock Split shares to 1,500,000 post Reverse Stock Split shares (“Proposal 4”);

5.	To elect two Class II directors named in our Proxy Statement (collectively, the “Director Nominees”) to hold office until the annual meeting of stockholders to be held in 2029, and until their respective successors have been duly elected and qualified (“Proposal 5”);

6.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (“Proposal 6”);

7.	To approve, on an advisory basis, the frequency of advisory votes on the compensation of the Company’s named executive officers (“Proposal 7”);

8	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 8”);

9.	To consider and vote upon the adjournment of the Annual Meeting, if necessary or appropriate, for a period sufficient to effect the Reverse Stock Split and/or to solicit additional proxies in favor of any or all the other proposals set forth in this Proxy Statement (“Proposal 9” or the “Adjournment Proposal”); and

10.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

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Pursuant to our Bylaws, no business is proper for consideration, or may be acted upon, at the Annual Meeting, except as set forth in the Notice of Annual Meeting of Stockholders.

The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/ensysce/2026. Please see “Questions and Answers about the Annual Meeting and Voting — 10. How do I attend the Annual Meeting?” for more information.

Shares represented by duly executed and unrevoked proxies will be voted at the Annual Meeting and any postponement or adjournment thereof in accordance with the specifications made therein. If no such specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, “FOR” Proposal 7 with a three-year recommendation, “FOR” Proposal 8 and “FOR” Proposal 9.

Questions and Answers about the Annual Meeting and Voting

1.	Why am I receiving these materials?

The Company sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting.

2.	What is the purpose of the Annual Meeting?

At the Annual Meeting, the stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders.

3.	What shares are entitled to be voted at the Annual Meeting, and how many votes do they have?

Only shares held by stockholders of record at the close of business on November 10, 2026 (the “Record Date”). Each stockholder will be entitled to cast one vote on each proposal presented at the Annual Meeting for each share of Common Stock that such holder owned as of the Record Date. Pursuant to Section 4.1 of the Certificate of Designation of the Series C Preferred Stock, holders of shares of Common Stock acquired upon the conversion of Series C Preferred Stock may not vote such shares on the proposal for stockholder approval of the conversion in accordance with Nasdaq Listing Rule 5635. In addition, in accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” the holder of shares of Common Stock issued pursuant to the OATA (as defined below under “Proposal 1—Omnibus Amendment and Termination Agreement”) may not vote such shares. Further, the Series C Preferred Stock does not have voting rights except for certain protective provisions. Accordingly, the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued in the Merger (as defined in “Proposal 1—Background and Overview”), the Financing (as defined in “Proposal 1—Private Placement and Securities Purchase Agreement”) and the Other Issuance Agreements (as defined in “Proposal 1—Galephar”) will not be voted on Proposal 1.

4.	What are my voting rights?

Holders of common stock are entitled to one vote per share. As of the Record Date, a total of [_____] shares of Common Stock were outstanding. There is no cumulative voting.

5.	What vote is required to approve each proposal and how are votes counted?

Under our Bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for or against such proposal, except where a larger vote is required by law or by the Certificate of Incorporation, or our Bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals, except as described below for Proposal 2 and Proposal 3.

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If you are a beneficial owner of eligible shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your eligible shares, your broker, bank or other agent may still be able to vote your eligible shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” eligible shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. Proposal 8 is a routine matter. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. All proposals, other than Proposal 8, are considered “non-routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on those proposals absent your voting instructions.

Approval of each of Proposal 1, Proposal 4, Proposal 6, Proposal 7, Proposal 8 and Proposal 9 requires a “FOR” vote from the holders of a majority of the eligible shares of Common Stock properly casting votes for or against such proposal at the Annual Meeting in person (including virtually) or by proxy. Abstentions will have no effect on the proposals.

Approval of each of Proposal 2 and Proposal 3 requires the affirmative vote of the holders of at least fifty percent (50%) of the voting power of the outstanding shares of Common Stock entitled to vote thereon as of the Record Date. For each of Proposal 2 and Proposal 3, abstentions will have the effect of a vote against such proposal. Broker non-votes will have the effect of a vote against each such proposal.

Proposal 5 must receive a plurality of the votes properly cast, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.

The Common Stock is listed on Nasdaq, which has as one of its continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. Because Nasdaq has determined that approval of Proposal 1 constitutes a change of control under Nasdaq Listing Rules 5110(a) and 5635(b), we are required to satisfy Nasdaq’s initial listing requirements prior to the conversion of the Series C Preferred Stock into shares of Common Stock. To satisfy the Nasdaq initial listing requirement of a minimum bid price of $4.00 per share, we may need to implement the Reverse Stock Split prior to the conversion of the Series C Preferred Stock. Accordingly, we may seek to conduct the Annual Meeting in stages, taking a vote first on the Reverse Stock Split (Proposal 2) and adjourning the Annual Meeting for the remaining proposals to allow time for the Reverse Stock Split to be implemented and for the Company to satisfy Nasdaq’s initial listing requirements before reconvening the Annual Meeting.

Under applicable New York Stock Exchange rules, brokers are not permitted to vote eligible shares held for a customer on “non-routine” matters without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the proposals, other than for Proposal 2 and Proposal 3, as described above.

6.	How do I cast my vote?

If you are a stockholder of record on the Record Date, you may vote virtually at the Annual Meeting or by submitting a ballot during the live webcast or by submitting a proxy for the Annual Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. Please see the answer to “— 11. How do I attend the Annual Meeting?” for additional information.

If your shares of Common Stock are held in “street name” by a bank, broker or other nominee, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Please see the answer to “— 11. How do I attend the Annual Meeting?” for additional information.

7.	How do I change my vote?

You may revoke your proxy at any time before the closing of the polls at the Annual Meeting. If the polls for all proposals do not close at the same time, then for any specific proposal, you may revoke your proxy and change your vote at any time before the closing of the polls for that proposal at the Annual Meeting. You can revoke a proxy (i) by giving written revocation to the Company’s secretary, (ii) delivering an executed, later-dated proxy or (iii) voting virtually by submitting a ballot at the Annual Meeting live webcast. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked. If your Common Stock is held in street name and you wish to change or revoke your voting instructions, you should contact your financial institution for information on how to do so.

8.	You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining if a quorum exists. If you abstain from voting on a proposal, your abstention, generally, will have no effect on that proposal. However, for each of Proposal 2 and Proposal 3, your abstention has the effect of a vote against such proposal.

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If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “— 6. How do I cast my vote?” If your shares are held in street name and you do not provide voting instructions to your financial institution as described above, your financial institution does not have the discretionary authority to vote your shares regarding Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7 or the Adjournment Proposal, but may vote your shares in its discretion on Proposal 8. Therefore, we encourage you to provide voting instructions to your financial institution. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “Broker Non-Vote” will occur if your financial institution does not receive instructions from you.

9.	Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Annual Meeting for any proposals then considered. If the Annual Meeting is adjourned, notice of the new date, time and place of the adjourned Annual Meeting will be announced at the time of adjournment. The Company will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four business days after the final date of the Annual Meeting.

10.	Where is the Annual Meeting being held?

We will hold the Annual Meeting virtually at https://www.cstproxy.com/ensysce/2026, on December 23, 2026, at 9:00 a.m. (Pacific time), unless postponed or adjourned to a later date.

11.	How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting. Any stockholder wishing to attend the Annual Meeting must register in advance. To register for and attend the Annual Meeting, please follow these instructions as applicable to the nature of your ownership of Common Stock:

Record Owners. If you are a record holder and you wish to attend the Annual Meeting, go to https://www.cstproxy.com/ensysce/2026, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. You will need to log back into the meeting site using your control number immediately prior to the start of the Annual Meeting. You must register before the meeting starts.

Beneficial Owners. Beneficial owners who wish to attend the Annual Meeting must obtain a legal proxy from the stockholder of record and e-mail a copy of their legal proxy to proxy@continentalstock.com. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Annual Meeting. Beneficial owners should contact Continental on or before 5:00 p.m. Eastern Time on December 21, 2026, the date that is two days prior to the Annual Meeting.

12.	Who pays the cost for soliciting proxies?

We will pay the entire cost of preparing and distributing our proxy materials and of soliciting votes as we are making this solicitation. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile, emails, or otherwise.

We have also engaged Alliance Advisors, LLC, a proxy solicitation firm (“Alliance”), that may solicit proxies on the Board’s behalf. We expect to pay Alliance a fee of $13,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, we have agreed to indemnify Alliance and certain related persons against certain liabilities arising out of or in connection with the engagement. Alliance may solicit proxies by mail, telephone, facsimile or email.

13.	What if I need more information?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Alliance Advisors, LLC

150 Clove Road

Suite 400

Little Falls, NJ 07424

Toll Free: 855-206-1409

Email: ENSC@allianceadvisors.com

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PROPOSAL 1

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(a) AND 5635(b), THE FULL ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING PREFERRED STOCK ISSUED BY THE COMPANY TO CERTAIN INVESTORS.

Background and Overview

On August 5, 2026, we acquired Cy Biopharma, Inc., a Delaware corporation (“Cy”), in accordance with the terms of an Agreement and Plan of Merger, dated August 5, 2026 (the “Merger Agreement”), by and among the Company, PHRMA Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), PHRMA Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and Cy. Pursuant to the Merger Agreement, First Merger Sub merged with and into Cy, pursuant to which Cy was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Cy merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, upon the consummation of the Merger on August 5, 2026 (the “Closing”), in exchange for the outstanding shares of capital stock of Cy immediately prior to the effective time of the First Merger, the Company issued to the equity holders of Cy the right to receive 282,122 shares of Series C Preferred Stock of the Company, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into 1,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), subject to certain conditions described below.

Pursuant to the Merger Agreement, the Company agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of shares of Series C Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”) and (ii) if deemed necessary or appropriate by the Company or as otherwise required by applicable law or contract, the approval of an amendment to the Certificate of Incorporation, to authorize sufficient shares of Common Stock for the conversion of Series C Preferred Stock issued pursuant to the Merger Agreement and/or to effectuate a reverse stock split for the purpose of maintaining compliance with Nasdaq listing standards (the “Charter Amendment Proposal” and together with the Conversion Proposal, the “Meeting Proposals”).

We are seeking to meet the requirements for the Meeting Proposals in Proposals 1, 2 and 3 to this Proxy Statement.

The Board unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger, the concurrent Financing and the execution of the OATA and the Galephar Agreement (each as defined and described below), which transactions were not subject to approval of Company stockholders.

Although the approval of stockholders was not required for these transactions, stockholder approval is being sought for all of the shares of Common Stock that would be issued upon conversion of all of the Series C Preferred Stock for these reasons:

● Compliance with Nasdaq Listing Rules 5635(a) and 5635(b) as described in this Proposal 1 in “Reasons for Requesting Stockholder Approval” requires stockholder approval;

● The issuances of Common Stock upon conversion of Series C Preferred Stock issued pursuant to the Merger Agreement described in this Proposal 1 in “Background and Overview” require stockholder approval;

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● The issuances of Common Stock upon conversion of Series C Preferred Stock issued pursuant to the Securities Purchase Agreement defined and described in this Proposal 1 in “Private Placement and Securities Purchase Agreement” require stockholder approval;

● The Company’s obligations under the OATA, as defined below, to issue Common Stock upon the conversion of Series C Preferred Stock that is described in this Proposal 1 in “Omnibus Amendment and Termination Agreement” cannot be satisfied without stockholder approval;

● The Company’s obligations under the Galephar Agreement, as defined below, to issue Common Stock upon the conversion of Series C Preferred Stock that is defined and described in this Proposal 1 in “Galephar Agreement” cannot be satisfied without stockholder approval; and

● The Company has obligations to certain former Cy stockholders who have the right to purchase Series C Preferred Stock in the Milestone Closing, which is defined and described in this Proposal 1 in “Private Placement and Securities Purchase Agreement” on the same terms and conditions as those purchasing under the Securities Purchase Agreement, as further described in this Proposal 1 in “Additional Persons with Rights to Purchase Series C Preferred Stock.”

Regulatory Approval

The Company filed various certificates of merger and a Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Convertible Preferred Stock, as corrected and amended (the “Certificate of Designation”) with the Delaware Secretary of State in connection with the Merger Agreement and the Securities Purchase Agreement. Because the Common Stock trades on the Nasdaq Stock Market, the Company and the Common Stock are subject to Nasdaq listing requirements. In order to comply with those listing requirements, the Company is soliciting its stockholders to approve this Proposal 1. If Proposal 1 is approved and Nasdaq permits the conversion of Series C Preferred Stock into Common Stock, then the Common Stock issued will be registered for resale by means of a registration statement that must be filed with the Securities and Exchange Commission (“SEC”). Generally, the shares of Common Stock may not be resold unless and until the SEC declares effective the Company’s registration statement.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Cy entered into stockholder support agreements (the “Company Stockholder Support Agreements”) with certain of the Company’s stockholders (solely in their capacity as stockholders of the Company). Pursuant to the Company Stockholder Support Agreements, among other things, each of the Company stockholder parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals. As of October 27, 2026, the shares of Common Stock subject to the Company Stockholder Support Agreements represented approximately 3% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

In connection with the execution of the Merger Agreement, the Company and Cy entered into stockholder support agreements (the “Cy Stockholder Support Agreements”) with certain Cy stockholders (solely in their capacity as stockholders of Cy). Pursuant to the Cy Stockholder Support Agreements, among other things, each of the Cy stockholders agreed to the terms and conditions of the Merger Agreement, to waive any dissenters’ rights and to release any claims such stockholder may have against the Company and Cy.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain Cy stockholders as of immediately prior to the Closing, and certain directors and officers of the Company as of immediately prior to the Closing, entered into lock-up agreements with the Company and Cy, pursuant to which each such stockholder agreed to be subject to a 180-day lock-up on the sale or transfer of shares of the Company held by each such stockholder at the Closing, including those shares of Series C Preferred Stock (including the shares of Common Stock into which such Series C Preferred Stock is convertible) received by each such stockholder in the Merger (the “Lock-up Agreements”).

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Private Placement and Securities Purchase Agreement

On August 5, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers party thereto (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell an aggregate of 120,260 shares of Series C Preferred Stock (the “PIPE Securities”) for an aggregate purchase price of approximately $43 million (the “Financing”) over two tranches. At the initial closing of the Financing (the “Initial Closing”), the Company issued to the Investors 66,811 shares of Series C Preferred Stock at a price of $321.79 per share (or $0.32179 per share on an as-converted basis), and subject to achievement of a clinical trial milestone, the Company will issue to the Investors up to 53,449 shares of Series C Preferred Stock at a price of $402.24 per share (or $0.40224 per share on an as-converted basis) (the “Milestone Closing”). Each share of Series C Preferred Stock is convertible into 1,000 shares of Common Stock, subject to certain conditions. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Certificate of Designation.

The Initial Closing occurred on August 7, 2026 (the “Financing Closing Date”), and the Milestone Closing will occur subject to achievement of a clinical trial milestone.

Additional Persons with Rights to Purchase Series C Preferred Stock

In connection with the execution of the Merger Agreement and the Securities Purchase Agreement, certain Cy stockholders entered into written agreements that require them to purchase Series C Preferred Stock on the same terms offered to the Investors for the Milestone Closing in the Securities Purchase Agreement. Those Cy stockholders were not Investors under the Securities Purchase Agreement. Subject to achievement of the same clinical trial milestone defined in the Securities Purchase Agreement, the Company will issue to those Cy stockholders up to 22,166 shares of Series C Preferred Stock at a price of $402.24 per share (or $0.40224 per share on an as-converted basis).

Registration Rights Agreements

Registration Rights Agreement with the Investors

On August 5, 2026, in connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “PIPE Registration Rights Agreement”) with the Investors. Pursuant to the PIPE Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 90 calendar days following the Financing Closing Date (subject to certain extensions set forth therein), with respect to the shares of Common Stock underlying the PIPE Securities. The Company filed the registration statement on October 23, 2026. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC by the earlier of (i) five business days after the SEC determines that it will not review the registration statement or will be subject to no further review or (ii) 90 calendar days following the initial filing date of the registration statement if the SEC reviews the registration statement (subject to applicable extensions under the PIPE Registration Rights Agreement).

The Company has also agreed to, among other things, indemnify the Investors, and each of their respective directors, officers, partners, employees, members, managers, agents, representatives and advisors, each Person who controls any Investor (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the directors, officers, partners, employees, members, managers, agents, representatives and advisors of each such controlling Person under such registration statement from certain liabilities.

Registration Rights Agreement with Security Holders of the Company and Cy

On August 5, 2026, the Company entered into a Registration Rights Agreement (the “3i/Cy Registration Rights Agreement”) with certain security holders of the Company and Cy as of immediately prior to the Closing. Pursuant to the 3i/Cy Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 90 calendar days following the Closing (subject to certain extensions set forth therein), with respect to the shares of Common Stock underlying the Series C Preferred Stock issued to such security holders. The Company filed the registration statement on October 23, 2026. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC by the earlier of (i) 5 business days after the SEC determines that it will not review the registration statement or will be subject to no further review or (ii) 90 calendar days following the initial filing date of the registration statement if the SEC reviews the registration statement (subject to applicable extensions under the 3i/Cy Registration Rights Agreement).

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In addition, the 3i/Cy Registration Rights Agreement provides the holders with certain demand and piggyback registration rights. Specifically, if, at any time after February 1, 2027, the Company is not eligible to use a Form S-3 registration statement, holders of at least 40% of the then-outstanding Registrable Securities (as defined in the 3i/Cy Registration Rights Agreement) may request that the Company file a Form S-1 registration statement (the Company is obligated to effect up to three such demand registrations). If the Company is eligible to use Form S-3, holders of at least 30% of the then-outstanding Registrable Securities may request a Form S-3 registration covering securities with an anticipated aggregate offering price of at least $20 million (the Company is obligated to effect up to two such demand registrations in any 12-month period). In addition, the holders are entitled to customary piggyback registration rights, pursuant to which they may include their Registrable Securities in any registration statement filed by the Company for a public offering of its securities. The registration rights are subject to customary cutback provisions in the event of an underwritten offering.

The Company has also agreed to, among other things, indemnify the holders of the Series C Preferred Stock party to the 3i/Cy Registration Rights Agreement, and each of their respective partners, members, directors, officers and stockholders; legal counsel and accountants for each such stockholder; any underwriter (as defined in the Securities Act) for each such stockholder; and each Person, if any, who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act from certain liabilities.

Omnibus Amendment and Termination Agreement

On August 5, 2026, the Company and 3i, LP (“3i”) entered into an Omnibus Amendment and Termination Agreement (the “OATA”) pursuant to which the Company and 3i agreed, among other things, to terminate all continuing requirements under all agreements and understandings among the Company, subsidiaries of the Company and 3i, including eliminating by amending the Company’s Certificate of Designation of Series B Preferred Stock (the “Series B Preferred Stock”), cancelling the securities purchase agreement entered into by the Company and 3i on November 13, 2025 and converting any outstanding Series B Preferred Stock into Common Stock. Under the OATA, all outstanding shares of the Series B Preferred Stock were converted into 3,229,276 shares of Common Stock, of which 910,905 shares of Common Stock were initially issued directly to 3i and 2,318,371 shares of Common Stock were initially to be issued to a bona fide financial institution to be held in an abeyance account.

In addition, all warrants to purchase shares of Common Stock held by 3i were converted into 7,182.517 shares of Series C Preferred Stock at an initial conversion ratio of one share of Series C Preferred Stock to 1,000 shares of Common Stock. The OATA also includes a payment of $250,000 to 3i and the imposition of a beneficial ownership limitation of 4.99% (or up to 9.99%, which increase shall not take effect until notice of the increase is provided by 3i and 61 days then elapse) of the Company’s then outstanding shares of Common Stock (the “3i Beneficial Ownership Limitation”), with the shares exceeding the 3i Beneficial Ownership Limitation held in abeyance for the benefit of 3i until such time, if ever, as 3i’s right to such shares would not result in 3i exceeding the 3i Beneficial Ownership Limitation.

The OATA required 3i to execute (i) a Company Stockholder Support Agreement and (ii) the 3i/Cy Registration Rights Agreement. The OATA includes a mutual general release of claims by each of 3i and the Company against the other.

Galephar Agreement

In connection with the Merger, to satisfy a contractual obligation, the Company issued 2,176 shares of Series C Preferred Stock to the manufacturer (“Galephar”) of the Company’s products (the “Galephar Agreement” and together with the OATA the “Other Issuance Agreements”).

Summary of Terms of the Series C Preferred Stock

The terms of the Series C Preferred Stock are set forth in the Certificate of Designation and a summary of those terms is set forth below.

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Liquidation Preference; Ranking

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of preferred stock (a “Holder”) will be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the preferred stock were fully converted (disregarding for such purpose any Beneficial Ownership Limitation (as defined below)) to Common Stock which amounts will be paid pari passu with all holders of Common Stock, plus an additional amount equal to any dividends declared on but unpaid to such shares. If, upon a Liquidation, the assets of the Company are insufficient to pay the Holders the amount required under the preceding sentence, then all remaining assets of the Company will be distributed ratably to the Holders and the holders of Common Stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full. A Fundamental Transaction (as defined below) will not be deemed a Liquidation unless the Company expressly declares that it will be treated as a Liquidation.

The preferred stock ranks on parity with the Common Stock as to distributions of assets upon a Liquidation.

Conversion

The preferred stock automatically converts into shares of common stock as of 5:00 p.m. Eastern time on the third business day after the date that the Company’s stockholders approve the conversion of the preferred stock into shares of Common Stock in accordance with the listing rules of the Nasdaq Stock Market, as set forth in Section 4.1 of the Merger Agreement (the “Stockholder Approval”), subject to adjustment, each share of preferred stock converting into 1,000 shares of Common Stock (the “Conversion Ratio”), subject to the Beneficial Ownership Limitation. Any shares of preferred stock not automatically converted as a result of the Beneficial Ownership Limitation will remain outstanding and may be converted at the option of the Holder at any time following 5:00 p.m. Eastern time on the third business day after the Stockholder Approval, subject to the Beneficial Ownership Limitation. In applying the Beneficial Ownership Limitation to the automatic conversion, the Company will take into account shares of Common Stock reported by a Holder in a written beneficial ownership statement delivered within 30 days prior to the Stockholder Approval; if no such statement is delivered, the Holder’s beneficial ownership of Common Stock (excluding shares issuable on conversion) will be presumed to be zero.

Beneficial Ownership Limitation

The Certificate of Designation restricts the Company from converting any share of preferred stock, if that conversion would cause the Holder to beneficially own shares of Common Stock in excess of a percentage of outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Beneficial ownership will be calculated in accordance with the Exchange Act and applicable rules and regulations of the SEC. Initially set at 19.9%, the Beneficial Ownership Limitation may be adjusted by the Holder at any time by written notice to the Company to a percentage between 4.9% and 19.9%, which calculation gives effect to the issuance of the shares of Common Stock to be converted. Following Stockholder Approval, the Holder may, by written notice to the Company delivered not less than 60 days prior to effectiveness, adjust the Beneficial Ownership Limitation to any percentage at or above 4.9%. The Company is entitled to rely on representations made to it by the Holder in any notice of conversion.

In the notice of conversion: (i) which will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, the Holder may reset the Beneficial Ownership Limitation percentage to a higher percentage, which prior to Stockholder Approval shall not exceed 19.9%, to the extent then applicable and (ii) which will be effective immediately after such notice is delivered to the Company, the Holder may reset the Beneficial Ownership Limitation percentage to a lower percentage (but in no event less than 4.9%) provided that such decrease shall not become effective until the later of (x) 5:00 p.m. Eastern time on the third business day after the date of the Stockholder Approval and (y) if Stockholder Approval is not obtained within six months after the initial issuance of the preferred stock, the date that is three business days after the date that is six months after the initial issuance of the preferred stock.

However, notwithstanding the foregoing, at any time following notice of a Fundamental Transaction (as defined below), the Holder may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Company and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Company.

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Fundamental Transaction

A “Fundamental Transaction” occurs if at any time while the preferred stock is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another person (other than such a transaction in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Company effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which more than 50% of the Common Stock not held by the Company or such person is exchanged for or converted into other securities, cash or property, or (D) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant (other than as a result of certain dividends, subdivisions or combinations) to which the common stock is effectively converted into or exchanged for other securities, cash or property.

Upon any subsequent conversion following a Fundamental Transaction, Holders will be entitled to receive, in lieu of Common Stock and without regard to the Beneficial Ownership Limitation, the same kind and amount of securities, cash or property that a holder of one share of Common Stock would have received in the Fundamental Transaction for each share of Common Stock then issuable upon conversion (the “Alternate Consideration”), and will be given the same choice as to Alternate Consideration as holders of Common Stock. Any successor must assume these obligations, and the Company must give Holders at least 20 calendar days’ prior written notice of any Fundamental Transaction.

Stock Split/Stock Dividend Adjustment

If the Company, at any time while the preferred stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the preferred stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Company).

Dividends

Holders will be entitled to receive, and the Company will pay, dividends on shares of the preferred stock (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock. No dividend shall be paid on shares of preferred stock, and the Company will pay no dividend (other than a dividend payable in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Voting Rights

The preferred stock has no voting rights, except as required by the Delaware General Corporation Law (the “DGCL”). The written consent or affirmative vote of the holders of a majority of the outstanding shares of preferred stock is required to: (i) adversely alter or change the powers, preferences or rights of the preferred stock or amend the Certificate of Designation, the Company’s third amended and restated certificate of incorporation or bylaws in a manner adverse to the preferred stock; (ii) issue additional shares of preferred stock or change the authorized number of shares of preferred stock; (iii) other than transactions contemplated by the Merger Agreement, prior to Stockholder Approval or while at least 30% of the originally issued shares of preferred stock remain outstanding, consummate a Fundamental Transaction or a change-of-control merger or sale of the Company’s stock; (iv) prior to Stockholder Approval, authorize or issue any senior stock; (v) amend the Merger Agreement in a manner reasonably likely to prevent, impede or materially delay Stockholder Approval or the automatic conversion of the preferred stock; or (vi) agree to any of the foregoing.

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Background and Reason for the Merger

Following our announcement in February 2026 that Ensysce was exploring strategic options, our Board met and agreed to engage Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) (“Tungsten”) to serve as an advisor to the Company to assist the Company in finding potential partners and providing advice concerning any proposals received.

In the following months, Ensysce was introduced to several strategic opportunities through Tungsten and received term sheets for the Company to consider. Each term sheet was evaluated by the Board. Important considerations for the Board were the ability of a partner to timely close a transaction due to the Company’s liquidity situation, that synergies existed between the companies, including the possible retention of its employees, and Ensysce’s ability to continue its current drug development operations depending upon financing constraints.

On June 2, 2026, the Company was introduced to Cy Biopharma, Inc. (“Cy”) which had been exploring opportunities to become a publicly traded company through a merger into an existing publicly traded company. Cy was developing a psychedelic agent to treat a severe pain condition called Complex Regional Pain Syndrome (“CRPS”), Type 1. Cy had identified a number of institutional investors that had indicated a willingness to finance Cy with a private investment in public equity (“PIPE”) financing transaction. Cy also had a group of private investors that had indicated willingness to financially support Cy in a transaction.

A term sheet was provided to Ensysce by Cy and the Board met telephonically to discuss the term sheet, including the negotiation of several key terms. Importantly, the Cy term sheet met the Board’s key objectives. Following negotiation of material terms, the companies executed a term sheet on June 3, 2026, and Ensysce executed engagement letters for a PIPE investment on June 5, 2026, at which time each party provided data room access to the other party for due diligence evaluation, and following that time held operational calls to understand the timing, responsibilities and next steps to undertake the transaction.

Cy held investor meetings to describe the synergies between the companies as both were developing pharmaceutical drugs in the pain management therapeutic sector, and the opportunity that the merger offered Cy to list on Nasdaq and add experienced management to assist in the development of its novel agent for CRPS.

On June 24, 2026, Ensysce engaged H.C. Wainwright & Co., LLC (“Wainwright”) to provide a financial fairness opinion regarding the consideration to be paid by Ensysce under the Merger Agreement. Wainwright had familiarity with Ensysce as it had previously been engaged as the Company’s placement agent in multiple financing transactions.

Throughout June and July 2026, representatives of Ensysce, Cy and Tungsten, together with representatives of Troutman Pepper Locke LLP (representing Ensysce) and Orrick, Herrington & Sutcliffe LLP (representing Cy) met in person and by video conference regarding potential business combination issues and also conducted related due diligence. During this period, the parties worked through key issues in the transaction, including negotiation of a Merger Agreement and related ancillary agreements. Ensysce also engaged with other stakeholders to obtain required consents. Concurrently, Cy worked to secure a PIPE investment sufficient to allow it to move its clinical development forward and reached arrangements with its existing investors.

On August 4, 2026, following the finalization of the Merger Agreement and related ancillary agreements, Wainwright presented its fairness opinion to the Board, which then unanimously approved the transaction.

On August 5, 2026, the Financing was finalized, the Merger Agreement and related ancillary agreements were executed and the transaction closed. A press release announcing the acquisition was issued on August 6, 2026.

Board of Directors Reasons to Approve the Transaction

In approving the transaction, the Board considered the advantages and disadvantages of the Merger together with the funds to be raised through the Financing consisting of $21.5 million in PIPE Securities at the Initial Closing and the potential to raise an additional $21.5 million in PIPE Securities at the Milestone Closing versus other alternatives, including continuing to operate in the short term with the funds held by the Company and continuing to pursue other potential mergers or acquisitions, which the Company had been pursuing during 2026. The Board also considered the opportunities and risks presented by the Merger, the Merger Agreement and related ancillary agreements. In particular, the Board took into account the following reasons, facts and circumstances:

● The Board believed, after a thorough review of strategic alternatives and discussions with our senior management, our financial advisor and legal counsel, that the Merger was more favorable to our stockholders than the potential value that might have resulted from other strategic and non-strategic options that were available to us or reasonably might have become available to us.

● The Board believed that the structure of the transactions, including the issuance of Series C Preferred Stock at a simultaneous sign and close of the Merger, instead of a structure where our stockholders would vote to approve or disapprove the issuance of in excess of 19.9% of the Common Stock (on a fully-diluted basis) as part of a delayed-closing of the transaction (“Delayed Closing Structure”), had benefits to our stockholders. First, a Delayed Closing Structure typically takes approximately four to six months to consummate and requires that we have cash adequate to fund operations through that time. Second, the ability to consummate the Financing was available to us only because of the Merger.

● Following the immediate $21.5 million equity infusion from the Financing and related ancillary agreements, the Company had the ability to continue to operate and to do so with significantly greater financial resources and additional funding opportunities.

After giving consideration to these and other factors, the Board unanimously approved the Merger, Merger Agreement and related ancillary agreements, which the Board believes better positions the Company for longer-term success.

Opinion of Ensysce Biosciences, Inc.’s Financial Advisor

As noted above, the Company retained Wainwright on June 24, 2026, to render an opinion to the Board as to the fairness, from a financial point of view, to Ensysce of the consideration to be paid to Cy under the Merger Agreement.

On August 4, 2026, Wainwright rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) to the effect that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion described herein, as of August 4, 2026, the Closing Consideration (as defined below) to be paid by Ensysce was fair, from a financial point of view.

Wainwright’s opinion was prepared for the information of the Board and only addressed the fairness, from a financial point of view to Ensysce of the Closing Consideration to be paid to Cy. Wainwright was not requested to opine as to, and Wainwright’s opinion did not address, the relative merits of the Merger or any alternatives to the Merger, Ensysce’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger.

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Wainwright’s opinion does not address the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of Ensysce. Wainwright did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of Ensysce, whether or not relative to the Merger.

The summary of Wainwright’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex A to this Proxy Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wainwright in preparing its opinion. Wainwright’s opinion was prepared for the information of the Board for its use in connection with its consideration of the Merger. Neither Wainwright’s written opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and they do not constitute, a recommendation to any stockholder of Ensysce as to how such stockholder should vote with respect to any matter in the Proxy Statement, including Proposal 1 or any other matter.

In connection with rendering the opinion described above, Wainwright, among other things, reviewed: the financial terms of the Merger described in a draft of the Merger Agreement dated July 24, 2026, the financial terms of the proposed investment in the term sheet dated June 3, 2026, and draft Securities Purchase Agreement dated June 17, 2026 and draft Note Purchase Agreement dated June 22, 2026; certain information, relating to the business, earnings, cash flow, assets, liabilities and prospects of Cy, the Company and the combined company following the Merger that were furnished to Wainwright and prepared by Ensysce’s management for purposes of Wainwright’s analysis; management of Ensysce’s assessment of the strategic rationale for, and the potential benefits of the Merger; the past and current business operations, financial condition and future prospects of Cy; the reported price and trading activity of Ensysce’s common stock; certain publicly available information, including but not limited to, Ensysce’s recent filings with the SEC and the financial statements set forth therein; the financial terms, to the extent publicly available, of certain acquisition and financing transactions that Wainwright deemed relevant; and such other analyses and such other factors as Wainwright deemed relevant or appropriate for the purpose of rendering its opinion.

For purposes of its opinion, Wainwright was advised of the following concerning the proposed transactions:

●	The transactions are structured as a simultaneous “Sign and Close” in which Ensysce will acquire 100% of Cy through a reverse triangular merger — a first merger subsidiary merges with and into Cy (which survives as a wholly owned subsidiary of Ensysce), immediately followed by a second-step merger of Cy into a limited liability company subsidiary, which survives as “Cy Biopharma, LLC”.

●	At closing, it is intended that Ensysce will issue to Cy a number of shares of Ensysce Common Stock equal to no more than 19.9% of its shares outstanding, reduced by the percentage of Ensysce Common Stock issued in the concurrent PIPE Financing (as defined below), with the remainder of the consideration in the form of non-voting convertible preferred stock (the “Acquisition Preferred Stock”) that converts into Ensysce Common Stock upon stockholder approval (collectively, the “Closing Consideration”). The exchange ratio is fixed based on an agreed valuation of $75.0 million for the Company and $12.5 million for Ensysce (assuming $0 of Net Cash at Closing), together with a concurrent PIPE Financing (as defined below) into Ensysce of at least $30.0 million and a Note Purchase Agreement (the “Insider Financing”).

●	In fact, Ensysce had a negative cash position which reduced its $12.5 million valuation by approximately $3.2 million, and Purchaser ultimately raised greater than $30 million in financing, although in tranches, of which $21.5 million was raised through a PIPE (the “PIPE Financing”) at closing. Further, all equity issued to Cy was in the form of Acquisition Preferred Stock.

●	After closing, Ensysce will file a proxy statement with the SEC which will be provided to shareholders to vote to approve the conversion of all Acquisition Preferred Stock into Ensysce Common Stock (this Proxy Statement).

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After giving effect to the transactions and the conversion of the Acquisition Preferred Stock and conversion of the securities issued in the PIPE Financing, Wainwright assumed that, on a fully diluted outstanding basis, the following ownership:

Party	Value	% Ownership

Ensysce Shareholders	$9.3 million	~7.6%

Cy Shareholders	$75.0 million	~61.0%
Insider Investors	$17.1 million	~13.9%
Cy Subtotal	$92.1 million	~74.9%

PIPE Investors	$21.5 million	~17.5%
Total	$122.9 million	100%

The following is a summary of the material financial analyses performed by Wainwright in connection with the preparation of its fairness opinion, which opinion was rendered orally to the Board (and subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) on August 4, 2026. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description and this summary does not purport to be a complete description of the analyses performed by Wainwright or the delivery of Wainwright’s opinion to the Board.

As instructed by Ensysce’s management, Wainwright relied, without independent investigation, on the materials (including presentations, historical financial statements and other documents) provided to it by Ensysce’s management.

For purposes of the Public Market Comparable Companies analysis, Wainwright emphasized enterprise valuations for comparable biotechnology companies using psychedelic treatments.

For purposes of the Precedent M&A Transactions (“Precedent Transactions”) analysis, Wainwright compared the proposed payments made to Cy to upfront payments made in the Precedent Transactions. Using publicly available information, Wainwright selected and reviewed five M&A transactions since August 2023 that involved biotechnology target companies using psychedelic treatments that Wainwright considered to be similar to Cy. Wainwright noted, however, that market conditions have varied significantly over the precedent time period. Wainwright also noted that, although such transactions were considered similar, none of the companies had the same management, make-up, regulatory outlook, technology, or size or mix of business as the Company and, accordingly, there are inherent limitations on the applicability of these transactions to the valuation analysis of the Company. To present a fair comparison among the Precedent Transactions, all contingent payments were not considered.

Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wainwright’s opinion. The results of the application by Wainwright of each of the valuation methodologies utilized in connection with its fairness opinion are summarized below:

Based on the public comparable company analyses and the precedent transactions analysis, Wainwright identified a valuation range for Cy from $393 million to $1,267 million. The ranges used include 25th Percentile to Median for the public comparable company analysis and Median to Mean for the precedent transaction analysis. The precedent transaction analysis resulted in a valuation range from $533 million to $809 million.

Based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion and the results of the application by Wainwright of each of the valuation methodologies utilized in connection with its fairness opinion as summarized above, taken as a whole, Wainwright concluded that the equity issuance to Cy in the Merger was fair, from a financial point of view, to Ensysce.

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Wainwright assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was furnished, or otherwise made available, to it or discussed with or reviewed by or for it for purposes of preparing the opinion (and did not assume any responsibility or liability for any independent verification of such information). Wainwright further assumed that the financial information provided to it had been prepared by the Company on a reasonable basis in accordance with industry practice, and that the Company was not aware of any information or facts that would make any information provided incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of the opinion, Wainwright assumed that the Company reasonably prepared the financial forecasts, estimates and other forward-looking information reviewed by Wainwright, based on assumptions reflecting its best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of the Company and the combined company, respectively. Wainwright expressed no view as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

In addition, Wainwright assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. Its opinion did not address any legal, regulatory, tax or accounting matters.

In arriving at its opinion, Wainwright assumed that the executed Merger Agreement will be identical in all material respects to the draft agreement reviewed by it and that each of the executed Securities Purchase Agreement and Note Purchase Agreement would be identical in all material respects to the draft Securities Purchase Agreement and Note Purchase Agreement reviewed by it. It relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Merger Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the transactions contemplated in the Merger Agreement (“Contemplated Transactions”), the Company financing (“Purchaser Financing”) and the note purchase (the “Note Purchase”) will be consummated pursuant to the terms of the Merger Agreement, the Securities Purchase Agreement and the Note Purchase Agreement, as applicable, without amendments thereto, and (iv) all conditions to the consummation of the Contemplated Transactions, the Purchaser Financing and the Note Purchase will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Wainwright assumed that all the necessary regulatory approvals and consents required for the Contemplated Transactions and the Purchaser Financing will be obtained in a manner that will not adversely affect the Company. Wainwright did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or Cy and was not furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, Wainwright undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, Cy or any of their respective affiliates is a party or may be subject, and at the Company’s direction and with its consent, Wainwright’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Wainwright stated that its opinion is necessarily based upon the information available to it and facts and circumstances as they exist and are subject to evaluation on the date of the opinion; events occurring after the date of the opinion could materially affect the assumptions used in preparing the opinion. Wainwright expressed no opinion as to the value of the shares of Common Stock to be issued in connection with the Merger and the Purchaser Financing or the prices at which shares of Common Stock may trade following announcement of the Merger and the Purchaser Financing or at any future time. Wainwright did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of the opinion and stated no obligation to update, revise or reaffirm its opinion.

Wainwright is a nationally recognized investment banking firm that provides financial advisory services and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Ensysce retained Wainwright to render an opinion to the Board as to the fairness, from a financial point of view, to Ensysce of the equity issued to Cy pursuant to the Merger Agreement based upon the foregoing qualifications, experience and expertise.

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Ensysce paid Wainwright a cash fee of $400,000 for rendering its fairness opinion delivered in connection with the Merger. The opinion fee was not contingent in whole or in part on the success of the Merger, or on the results of Wainwright’s evaluation and analysis or upon the conclusions reached in Wainwright’s opinion. In addition, Ensysce will pay Wainwright a financial advisory fee of $250,000 upon consummation of the Contemplated Transactions, a fee of 6% of the gross proceeds from the Purchaser Financing, with respect to investment by certain enumerated investors, and $100,000 with respect to the participation of certain potential investors in the Purchaser Financing, and agreed to reimburse Wainwright for its reasonable, documented, out-of-pocket expenses, including reasonable documented fees and disbursements of its counsel up to $50,000 in the aggregate. Ensysce has also agreed to indemnify Wainwright against certain liabilities and other items that may arise out of its engagement of Wainwright.

In addition, Wainwright has received fees and expenses for the following transactions: (A) in April 2026, Wainwright acted as the exclusive placement agent for the second closing of a private placement of convertible preferred stock by Ensysce for which Wainwright received a cash fee of $60,000, warrants to purchase up to an aggregate of 130,309 shares of Common Stock of Ensysce with a five year term at an exercise price of $0.6875 per share and warrants to purchase up to an aggregate of 130,309 shares of Common Stock of Ensysce with an 18-month term at an exercise price of $0.6875 per share; (B) in November 2025, Wainwright acted as the exclusive placement agent for the first closing of a private placement of convertible preferred stock by Ensysce for which Wainwright received a cash fee of $280,000, an expense reimbursement of $50,000 and warrants to purchase up to an aggregate of 112,000 shares of Common Stock of Ensysce with a five year term at an exercise price of $3.125 per share; (C) in March 2025, Wainwright acted as the exclusive placement agent for a registered direct offering by Ensysce for which Wainwright received a cash fee of $77,000, an expense reimbursement of $65,950 and warrants to purchase up to an aggregate of 22,063 shares of Common Stock of Ensysce with a five year term at an exercise price of $4.3625 per share; (D) in February 2025, Wainwright acted as the exclusive placement agent for a warrant inducement by Ensysce for which Wainwright received a cash fee of $154,000 and warrants to purchase up to an aggregate of 44,126 shares of Common Stock of Ensysce with a five year term at an exercise price of $4.05 per share; (E) in August 2024, Wainwright acted as the exclusive placement agent for a registered direct offering by Ensysce for which Wainwright received a cash fee of $353,895, and expense reimbursement of $100,950 and warrants to purchase up to an aggregate of 50,171 shares of Common Stock of Ensysce with a five year term at an exercise price of $8.8125 per share (after taking into account a 1:15 reverse stock split completed by Ensysce).

In the ordinary course of business, Wainwright and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Ensysce, and, accordingly, may at any time hold a long or a short position in such securities. Wainwright previously advised Ensysce in various transactions during the past two years but has never represented Cy.

In the future Wainwright may provide financial advisory and investment banking services to Ensysce for which Wainwright would expect to receive compensation. Consistent with applicable legal and regulatory requirements, Wainwright has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Wainwright’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Ensysce and/or the Merger that differ from the views of its investment banking personnel.

Additional Information

This summary is intended to provide you with basic information concerning the Cy Transaction and issuance of Series C Preferred Stock pursuant to the Merger Agreement, the Financing, the Other Issuance Agreements and the terms of the Series C Preferred Stock. The full text of the agreements set forth above were included in exhibits to our Current Report on Form 8-K filed with the SEC on August 6, 2026.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company where, (1) due to the present or potential issuance of Common Stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for Common Stock, other than a public offering for cash: (A) the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for Common Stock or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities; or (2) any director, officer or Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Stock, or securities convertible into or exercisable for Common Stock, could result in an increase in outstanding common shares or voting power of 5% or more. As discussed more fully below under “Interests of Certain Persons in the Matters to be Acted Upon”, James Morrison, our President and a Director, falls within the category of a person described above.

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Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is also required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Nasdaq has not formally defined what constitutes a “change of control,” but Nasdaq guidance suggests that a change of control occurs when, as a result of the issuance, an investor or a group of investors would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position. In addition, Nasdaq will consider all facts and circumstances concerning a transaction, including whether there are any other relationships or agreements between a company and an investor. By letter dated August 25, 2026, Nasdaq advised the Company that it believes the transactions described above constituted a “change of control”. In addition, Nasdaq Listing Rule 5110(a) requires that the Company submit, and Nasdaq approve, an initial listing application prior to approval by our stockholders of a change of control pursuant to Nasdaq Listing Rule 5635(b).

If the full conversion of the Series C Preferred Stock into shares of Common Stock occurs, former Cy stockholders and the Investors party to the Securities Purchase Agreement will control the Company. Belgarion Ventures, Ltd., controlled by James Morrison, holds the largest ownership interest among the former Cy stockholders and the Investors party to the Securities Purchase Agreement. Mr. Morrison was appointed the President and a director of the Company in connection with the execution of the Merger Agreement and Securities Purchase Agreement on August 5, 2026. He will be appointed Chief Executive Officer of the Company following the Annual Meeting. The primary sources of consideration received by the Company in the Merger were approximately $17.1 million in cash from a pre-acquisition convertible note financing by Cy and the approximately $21.5 million from the Investors through the Securities Purchase Agreement, both amounts before deducting placement agent fees and other offering and transaction expenses.

Conversion of the Series C Preferred Stock would result in the issuance of approximately 1793% of the Company’s outstanding Common Stock to the Investors and Cy Stockholders, with the Investors and Cy Stockholders collectively owning more than 20% of the Company’s outstanding Common Stock. Accordingly, the Series C Preferred Stock provides that, unless the Company obtains the approval of its stockholders, the Series C Preferred Stock may not be convertible to Common Stock. Pursuant to the terms of the Series C Preferred Stock, holders of Series C Preferred Stock will not have the right to convert Series C Preferred Stock, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, such holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion prior to receipt of stockholder approval and, after receipt of stockholder approval, a holder could subsequently increase the Beneficial Ownership Limitation. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. A holder may waive any beneficial ownership limitation, only as to itself, upon at least sixty-one (61) days’ prior written notice.

Immediately prior to the consummation of the Merger, the Financing and the Other Issuance Agreements, we had 19,456,794 shares of Common Stock issued and outstanding. After the closing of the Merger, the Financing and the Other Issuance Agreements, and assuming the conversion of the Series C Preferred Stock, we would have 377,748,794 shares of Common Stock issued and outstanding. Therefore, the potential issuance of the shares of Common Stock underlying the Series C Preferred Stock would have constituted approximately 95% of the shares of Common Stock outstanding after giving effect to the Merger, the Financing and the Other Issuance Agreements. Accordingly, we are seeking stockholder approval under Nasdaq Listing Rules 5635(a) and 5635(b) for the sale, issuance, or potential issuance by us of 358,292,000 shares of our Common Stock underlying the Series C Preferred Stock.

We generally have no control over whether the holders of Series C Preferred Stock convert to Common Stock. For this reason, we are unable to forecast accurately or predict with any certainty the total number of shares of Common Stock that may be issued. Given the current circumstances, we would be required to issue a number in excess of 20% of the outstanding shares of our Common Stock to the Investors, Cy Stockholders, 3i and Galephar. Therefore, we are seeking stockholder approval under this proposal to issue a number in excess of 20% of the outstanding shares of our Common Stock upon issuance of the Common Stock underlying the Series C Preferred Stock.

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Potential Effects of Approval of this Proposal

Dilutive Impact, Anti-Takeover Effects of Series C Preferred Stock Conversion and Management Changes

The issuance of the shares of Common Stock upon the conversion of Series C Preferred Stock will not affect the rights of the holders of outstanding shares of Common Stock, but such issuances will have a dilutive effect on the existing stockholders, including a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued pursuant to the exercise of Series C Preferred Stock could cause the market price of our Common Stock to decline. As mentioned above, the shares of Series C Preferred Stock held by the Investors, Cy Stockholders and 3i are required to be registered for resale pursuant to a registration statement filed by the Company. In addition to the foregoing, the increase in the number of shares of Common Stock issued in connection with the various transactions may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued and outstanding shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. As described below under “Proposal 1—Interest of Certain Persons in the Matters to be Acted Upon,” the conversion of Series C Preferred Stock will result in immediate executive management changes.

Potential Effects of Non-Approval of this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Merger Agreement or Securities Purchase Agreement as these transactions have already been completed and the Series C Preferred Stock has already been issued. We are only asking for approval to issue the shares of Common Stock underlying the Series C Preferred Stock upon conversion thereof.

If Proposal 1 is not approved by our stockholders, we will be unable to issue Common Stock pursuant to the conversion of the Series C Preferred Stock without facing delisting of the Company’s securities from the Nasdaq Stock Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a limited amount of news and analyst coverage; and a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, if Proposal 1 is not approved at the Annual Meeting, we are obligated under the terms of the Securities Purchase Agreement to call a meeting every six months thereafter to seek stockholder approval until the date on which stockholder approval is obtained. As a result, we will incur substantial expenses and administrative costs to satisfy this obligation to continue holding stockholder meetings to obtain stockholder approval and will require significant time and attention by our Board and management, diverting their focus from the execution of our business strategy.

Interest of Certain Persons in the Matters to be Acted Upon

James Morrison, who became President of the Company and a Director immediately following the Merger, will be appointed as our Chief Executive Officer following the approval of Proposal 1. Mr. Morrison is a director of, and owns a controlling stake in, Belgarion Ventures Ltd. Belgarion Ventures Ltd., a Cy equityholder, received 154,821 shares of Series C Preferred Stock in the acquisition. Accordingly, Mr. Morrison would have beneficial ownership of approximately 41.0% of the shares of Common Stock outstanding if the Series C Preferred Stock were converted as of the date hereof. Mr. Morrison cannot convert his shares of Series C Preferred Stock unless our stockholders approve, among other proposals, Proposal 1. Therefore, Mr. Morrison also has a pecuniary interest in the outcome of Proposal 1 and will benefit if Proposal 1 is approved.

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Additional Board Rationale

The Board determined that Proposal 1 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 1. In reaching its determination to approve Proposal 1, the Board, with advice from our management and legal advisors, considered a number of factors, including:

●	The overall benefits of the Merger for the Company, including the synergies that have been, and the Board believes will be, obtained through the combination with Cy;

●	the fact that our management explored various possible options with other potential parties to sustain our long-term viability;

●	the benefits of the Financing and Other Issuance Agreements upon our current financial condition, cash flow, liquidity and continued Nasdaq listing; and

●	the requirement that we continue to seek stockholder approval for Proposal 1 until it is approved.

In view of the variety of factors considered in connection with the evaluation of Proposal 1, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.

Recommendation of our Board

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(a) and 5635(b), OF THE FULL ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF SERIES C PREFERRED STOCK ISSUED BY THE COMPANY TO CERTAIN INVESTORS.

Required Vote of Stockholders

A quorum being present, this proposal must receive a “FOR” vote from the holders of a majority of the shares of Common Stock properly casting votes for or against this proposal at the Annual Meeting in person (including virtually) or by proxy. Abstentions will have no effect on the proposal. Broker non-votes will have no effect on the proposal. Pursuant to Section 4.1 of the Certificate of Designation of the Series C Preferred Stock, holders of shares of Common Stock acquired upon the conversion of Series C Preferred Stock may not vote such shares on the proposal for stockholder approval of the conversion in accordance with Nasdaq Listing Rule 5635. In addition, in accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” the holder of shares of Common Stock issued pursuant to the OATA may not vote such shares. Further, the Series C Preferred Stock does not have voting rights except for certain protective provisions. Accordingly, the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued in the Merger, the Financing and the Other Issuance Agreements will not be voted on the proposal.

Independence of Proposals

Approval of this proposal (Proposal 1) is not conditioned upon the approval or execution of the proposal for a reverse stock split (Proposal 2) or proposal for the authorization of more shares (Proposal 3). Stockholders may vote to approve this Proposal 1 even if they vote against the reverse stock split (Proposal 2) or the authorization of additional shares (Proposal 3). However, it may not be feasible for the Company to implement this Proposal 1 without approval of Proposal 2 or Proposal 3, even if all other proposals considered at the Annual Meeting are approved. Proposal 1 must meet the requirements of Nasdaq Listing Rules 5635(a) and 5635(b). As discussed above, Nasdaq has advised the Company that it must comply with Nasdaq initial listing requirements because of a Nasdaq determination that a change of control will occur with the issuance of shares of Common stock upon conversion of the Series C Preferred Stock. To satisfy, in part, those initial listing requirements, the Company is soliciting approval of Proposal 2. If Proposal 2 is approved, the resulting Reverse Stock Split may increase the per share market price of the Common Stock above the Nasdaq threshold. The current per share market price of the Common Stock does not meet the applicable Nasdaq initial listing requirements. If Proposal 3 is approved, the resulting increase in authorized shares of Common Stock will provide the Company with sufficient shares of Common Stock to effect a full conversion of shares of the Series C Preferred Stock into shares of Common Stock. The current number of authorized shares of Common Stock is insufficient should all shares of Series C Preferred Stock, issued and issuable, convert into shares of Common Stock.

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PROPOSAL 2

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-TEN AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS, IN THE FORM ATTACHED AS ANNEX C TO THIS PROXY STATEMENT.

Introduction

The Board has approved the form of an amendment to our Certificate of Incorporation to combine the outstanding shares of our Common Stock, into a lesser number of outstanding shares, a so-called “Reverse Stock Split”. As of October 27, 2026, there were 19,456,794 shares of our Common Stock outstanding. If approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and combination at any time before February 5, 2027 and to fix the specific ratio for the combination, provided that the ratio would be not less than one-for-ten and not more than one-for-thirty. The Board would also have the discretion to abandon the amendment prior to its effectiveness.

On February 25, 2026, we received a notice (the “Deficiency Letter”) from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days. Nasdaq requires that our Common Stock have a minimum bid price of at least $1 per share (the “Minimum Bid Price”). On August 25, 2026, we received notice from Nasdaq that the transaction with Cy will constitute a change of control under Nasdaq Listing Rules 5110(a) and 5635(b) and that we will need to complete a Nasdaq initial listing application and the Nasdaq initial listing process before obtaining shareholder approval for this proposal. The minimum bid price needed for an initial listing on the Nasdaq Capital Market is $4.00 per share.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until August 24, 2026, to regain compliance. The Deficiency Letter stated that to regain compliance, the bid price for our Common Stock must close at the Minimum Bid Price for a minimum of ten consecutive business days during the compliance period ending August 24, 2026. We did not regain compliance by August 24, 2026, but Nasdaq staff provided an additional 180 calendar day extension, or until February 22, 2027, to regain compliance. To maintain our listing with Nasdaq, we expect that we will need to effect a reverse stock split with a reverse stock split ratio of not less than one-for-ten and not greater than one-for-thirty.

If approved by stockholders, this Reverse Stock Split Proposal would permit (but not require) the Board to effect a Reverse Stock Split of our Common Stock at any time before February 8, 2027, by a ratio of not less than one-for-ten and not more than one-for-thirty, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval (the “Reverse Stock Split Ratio”). We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of Common Stock outstanding;
●	the then-prevailing trading price and trading volume of the Common Stock;
●	the anticipated impact of the Reverse Stock Split on the trading market for the Common Stock;
●	potential financing opportunities;
●	prevailing general market and economic conditions; and.
●	Initial listing requirements for the Nasdaq Capital Market that will apply to us because of the Merger.

The Board anticipates fixing a specific ratio designed to target a post-split per share price in a range of approximately $7.00 - $11.00.

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If approved by our stockholders, the Reverse Stock Split would become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be decided by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to the Certificate of Incorporation to effect the Reverse Stock Split is attached as Annex C to this Proxy Statement. Any amendment to the Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Common Stock is listed on Nasdaq, which has as one of its continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. Because Nasdaq has determined that the transactions described herein constitute a change of control under Nasdaq Listing Rules 5110(a) and 5635(b), the Company is required to satisfy Nasdaq’s initial listing requirements prior to the conversion of the Series C Preferred Stock into shares of Common Stock. To satisfy the Nasdaq initial listing requirement of a minimum bid price of $4.00 per share, the Company may need to implement the Reverse Stock Split prior to the conversion of the Series C Preferred Stock. Accordingly, the Company may seek to conduct the Annual Meeting in stages, taking a vote first on the Reverse Stock Split (Proposal 2) and adjourning the Annual Meeting for the remaining proposals to allow time for the Reverse Stock Split to be implemented and for the Company to satisfy Nasdaq’s initial listing requirements before reconvening the Annual Meeting.

The Reverse Stock Split proposal is intended primarily to increase our per share bid price and satisfy Nasdaq initial listing requirements and Nasdaq continued listing requirements. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of the Common Stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for initial or continued listing on Nasdaq or any other exchange. Practically, our Common Stock must be listed in order for our Series C Preferred Stock to convert into our Common Stock. The delisting of our Common Stock from Nasdaq may result in decreased liquidity, increased volatility in the price and trading volume of our Common Stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or the impairment of our ability to raise capital. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects. If our Common Stock were delisted from Nasdaq, it may qualify for quotation on the OTC Bulletin Board or other over-the-counter marketplace.

We also believe that the low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our Common Stock may have reduced the effective marketability of its shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

In evaluating this Reverse Stock Split Proposal, in addition to the considerations described above, the Board also considered various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

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After considering a range of available options to regain compliance with the minimum bid price requirement, in order to provide flexibility, the Board determined to seek stockholder approval for a range of reverse split ratios of not less than one-for-ten and not greater than one-for-thirty. This is within the range that we believe Nasdaq would permit for the Company. The need for the range is due to the volatility of our stock price, the sales price of which ranged from a high of $1.12 to a low of $0.23 between January 1, 2026, and October 27, 2026.

Reducing the number of outstanding shares of our Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In addition, the Reverse Stock Split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our Common Stock. We have undertaken reverse stock splits in the past and have been unable to keep the stock price from falling lower.

The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this proposal if stockholder approval is received before February 5, 2027. The Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Potential Effects of Proposed Amendment

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the reverse stock split ratio will, in lieu of a fractional share, receive one whole share of Common Stock. In addition, while the Reverse Stock Split may indirectly increase the number of shares of Common Stock outstanding because the conversion of Series C Preferred Stock would reduce the voting power of those holders owning shares of Common Stock prior to the conversion of the Series C Preferred Stock, the Reverse Stock Split will not affect directly any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of Common Stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares of Common Stock could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders as such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. This proposal is not being made in response to any effort of which the Board is aware to accumulate shares of Common Stock or obtain control of the Company, other than in connection with the Merger, Financing and Other Issuance Agreements and related issuance of shares of Series C Preferred Stock.

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In addition to sales of Common Stock, if our stockholders approve the Reverse Stock Split and the Board effects it, the additional authorized shares of Common Stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

The Reverse Stock Split will not change the terms of the Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to Common Stock now authorized.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to compliance with applicable initial and continued listing requirements, our Common Stock will continue to be listed on Nasdaq and traded under the symbol “ENSC,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a Reverse Stock Split has occurred. After the effective time of the Reverse Stock Split, it is expected that our Common Stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

As described above in the introduction to this Proposal 2, we have until February 22, 2027, to regain compliance with the Minimum Bid Price. Nasdaq Listing Rule 5810(c)(3)(A)(iv) provides that if an issuer’s security fails to meet the Minimum Bid Price and the issuer has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the issuer is ineligible for additional periods to regain compliance and Nasdaq will issue a Staff Delisting Determination under that listing rule.

In addition to the Reverse Stock Split being proposed, we effected a reverse stock split on December 6, 2024 and expect that we will be unable to effect a Reverse Stock Split Ratio of more than one-for-thirty and remain listed on Nasdaq if such Reverse Stock Split were to occur before December 6, 2026.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of the Common Stock.

Interest of Certain Persons in the Matters to be Acted Upon

James Morrison, who became President of the Company and a Director immediately following the Merger, will be appointed as our Chief Executive Officer following the approval of Proposal 1. Mr. Morrison is a director of, and owns a controlling stake in, Belgarion Ventures Ltd. Belgarion Ventures Ltd., a Cy equityholder, received 154,821 shares of Series C Preferred Stock in the acquisition. Accordingly, Mr. Morrison would have beneficial ownership of approximately 41.0% of the shares of Common Stock outstanding if the Series C Preferred Stock were converted as of the date hereof. Our Common Stock may not continue to be listed on Nasdaq if stockholders fail to approve Proposal 2. Therefore, Mr. Morrison also has a pecuniary interest in the outcome of Proposal 2 and will benefit if Proposal 2 is approved.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of Common Stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

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Registered “Book-Entry” Holders of Common Stock

Certain registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares of Common Stock registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, then a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Ensysce will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.

Effect of the Reverse Stock Split on Stock-Based Awards

Based upon the Reverse Stock Split Ratio, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options and to the per share base price of all outstanding restricted stock units. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. However, to comply with certain regulations under the Internal Revenue Code of 1986, as amended (the “Code”), the per share exercise price or per share base price of each outstanding option or outstanding restricted stock unit would be rounded up to the nearest whole cent and the number of shares of Common Stock that could be acquired upon the exercise of each option or restricted stock unit, as applicable, would be rounded down to the nearest whole share. The number of shares reserved for issuance pursuant to outstanding options, restricted stock awards and restricted stock unit awards and, if approved by our stockholders, the unissued aggregate share reserve under our Amended and Restated 2021 Omnibus Incentive Plan will be reduced proportionately based upon the reverse stock split ratio. Finally, no holder of any outstanding option or outstanding restricted stock unit would be entitled to receive payment for any fractional share.

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Effect of the Reverse Stock Split on Outstanding Warrants

Based upon the Reverse Stock Split Ratio, the Reverse Stock Split will require that proportionate adjustments be made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding warrants such that the number of outstanding warrants/shares of Common Stock exercisable for those warrants would be proportionally reduced and the exercise price by which the Company’s outstanding warrants may be exercised for Common Stock would be proportionally increased so that the aggregate exercise price of the warrants is unchanged.

Accounting Matters

The proposed amendment to the Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Pro Forma Capitalization of Common Stock

The table below summarizes our pro forma capitalization of our Common Stock, as of October 27, 2026, before and after giving effect to a hypothetical Reverse Stock Split of one-for-ten (1-for-10), one-for-twenty (1-for-20) and one-for-thirty (1-for-30). The Reverse Stock Split alone would have no effect on our authorized capital stock. For purposes of the figures below, share numbers have been rounded down to the nearest whole share.

	Prior to Reverse Stock Split	1-for-10	1-for-20	1-for-30
Authorized Shares of Common Stock	250,000,000	250,000,000	250,000,000	250,000,000
Shares of Common Stock Issued and Outstanding	19,456,794	1,945,679	972,840	648,560
Shares of Common Stock Reserved for Conversion of Series C Preferred Stock	433,907,000	43,390,700	21,695,350	14,463,566
Shares of Common Stock Reserved for Future Issuance under Amended and Restated 2021 Omnibus Incentive Plan (without amendment)	845,919	84,592	42,296	28,197
Shares of Common Stock Reserved for Future Issuance under Amended and Restated 2021 Omnibus Incentive Plan (with amendment)	See Note (A)	1,500,000	1,500,000	1,500,000

(A)

The amendment to the Plan would increase post-split shares to 1,500,000. Because the exact ratio for the Reverse Stock Split has not yet been determined, the exact pre-Reverse Stock Split number cannot be determined, but it would be within a range of between 15,000,000 shares (for a Reverse Stock Split ratio of one-for-ten) and 45,000,000 shares (for a Reverse Stock Split ratio of one-for-thirty).

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Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of Common Stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Common Stock. Ensysce has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to U.S. Holders who hold their Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income or the application of the constructive sale provisions of the Code, the “qualified small business stock” provisions of Section 1202 of the Code, the “Section 1244 stock” provisions of Section 1244 of the Code, or special rules relevant to tax-qualified retirement plans. In addition, it does not address consequences relevant to holders that are subject to special rules, including, without limitation:

●	persons who are not U.S. Holders;
●	U.S. Holders whose functional currency is not the U.S. dollar;
●	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	tax-exempt organizations or governmental organizations; and
●	persons who actually or constructively own 10% or more of Ensysce voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding Common Stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax laws or any applicable state, local or non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effected before, after or at the same time as the proposed Reverse Stock Split, whether they are in connection with the proposed Reverse Stock Split.

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HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

The proposed Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. Holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the proposed Reverse Stock Split. U.S. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a reverse stock split is not clear. It is possible that the receipt of such an additional fraction of a share of Common Stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for Common Stock. We intend to treat the issuance of such an additional fraction of a share of Common Stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Required Vote of Stockholders

A quorum being present, Proposal 2 must receive a “FOR” vote from the holders of at least fifty percent (50%) of the voting power of the outstanding shares of our Common Stock entitled to vote generally in the election of directors, voting together as a single class, entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote “AGAINST” the proposal. Broker non-votes will have the effect of a vote “AGAINST” the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-TEN AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION, IN THE FORM ATTACHED AS ANNEX C TO THIS PROXY STATEMENT.

Independence of Proposals

Approval of this proposal (Proposal 2) is not conditioned upon the approval or execution of the proposal for the share issuance (Proposal 1) or for the authorization of additional shares (Proposal 3). Stockholders may vote to approve this Proposal 2 even if they vote against Proposal 1 or Proposal 3.

Adjournment of Meeting

In Proposal 9, we are asking stockholders to approve the adjournment of the Annual Meeting, if necessary or appropriate, (a) to allow time for the reverse stock split (Proposal 2) to be implemented and for the Company to receive approval of its listing application from Nasdaq before the remaining proposals are considered and/or (b) to allow us to solicit additional proxies in favor of any or all the other proposals set forth in this Proxy Statement.

If stockholders approve Proposal 2 (Reverse Stock Split), the Company will need approximately ten (10) business days to implement the Reverse Stock Split, including filing the applicable certificate of amendment with the Delaware Secretary of State and coordinating with our transfer agent and Nasdaq. In addition, the Company’s ability to proceed with certain of the remaining proposals may depend on receiving approval from Nasdaq of the Company’s listing application.

The Board believes it is in the best interests of stockholders to consider the remaining proposals at a time when the effectiveness of the reverse stock split and Nasdaq listing approval have been confirmed.

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PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 500,000,000 SHARES

General

Our Certificate of Incorporation currently authorizes the Company to issue a total of 250,000,000 shares of Common Stock, par value $0.0001 per share, and 1,500,000 shares of preferred stock, par value $0.0001 per share.

Subject to stockholder approval, the Board approved an amendment to our Certificate of Incorporation to, at the discretion of the Board of Directors, and subject to our stockholders approving the Reverse Stock Split Proposal (Proposal 2) and the implementation of the Reverse Stock Split, revise the total number of shares of Common Stock that the Company is authorized to issue from 250,000,000 to 500,000,000 (the “Authorized Shares Increase Proposal” or “Proposal 3”). The increase in authorized shares of our Common Stock (the “Common Stock Increase”) will not change the number of authorized shares of preferred stock, which currently consists of 1,500,000 shares. Accordingly, although stockholders may vote on Proposal 3 regardless of how they vote on Proposal 2, the Common Stock Increase will not be implemented if Proposal 2 is approved and the Reverse Stock Split is implemented since the Company will have an adequate number of authorized shares.

In connection with the Merger, Financing and Other Issuance Agreements, the potential issuance of up to 433,907 shares of Series C Preferred Stock would, upon conversion, total 433,907,000 shares of Common Stock. This would be in addition to the shares of Common Stock already outstanding.

The actual timing for implementation of the Common Stock Increase would be determined by the Board, following or concurrent with the implementation of the Reverse Stock Split, and based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Common Stock Increase and the Reverse Stock Split Proposal and the implementation of the Reverse Stock Split, the Board will have the sole authority to elect whether and when to amend our Certificate of Incorporation to effect the Common Stock Increase. If the Common Stock Increase and the Reverse Stock Split Proposal are approved by our stockholders and the Reverse Stock Split is implemented, the Board will make a determination as to whether effecting the Common Stock Increase is in the best interests of the Company and our stockholders in light of, among other things, the Company’s anticipated need for future equity issuances. For additional information concerning the factors the Board will consider in deciding whether to effect the Common Stock Increase, see “— Board Discretion to Effect the Increase of Authorized Shares.”

The text of the proposed amendment to the Certificate of Incorporation to effect the Common Stock Increase is included in Annex D to this Proxy Statement under the paragraph numbered “FOURTH” (the “Authorized Share Charter Amendment”). If the Authorized Shares Increase Proposal to effect the Common Stock Increase and the Reverse Stock Split Proposal are approved by the Company’s stockholders and the Reverse Stock Split is implemented, the Company will have the authority to file the Authorized Share Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Authorized Share Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board, in its sole discretion, will determine whether to implement the Common Stock Increase if the Reverse Stock Split is approved and implemented.

Purpose

The primary purpose of the Common Stock Increase is to increase the total number of shares of Common Stock that we are authorized to issue to (i) cover the conversion of the Series C Preferred Stock, as needed, (ii) maintain alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following the Reverse Stock Split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (iii) provide us with the ability to pursue financing and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities, and (iv) provide us with the ability to grant appropriate equity incentives for our employees over time.

Effect of the Increase of Authorized Shares; Risks Associated with the Increase of Authorized Shares

If the Common Stock Increase is implemented, it will revise the total number of shares of Common Stock that we are authorized to issue from 250,000,000 to 500,000,000. The Common Stock Increase would not have any effect on the rights of existing stockholders and the par value per share of Common Stock will remain $0.0001. The Common Stock Increase would not have any impact on the total number of shares of preferred stock that the Company is authorized to issue, which will remain at 1,500,000 shares. If the Reverse Stock Split Proposal is approved and implemented by the Board of Directors, but the Common Stock Increase is not approved or implemented by the Board of Directors, then the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 251,500,000 shares, consisting of 250,000,000 shares of Common Stock and 1,500,000 shares of preferred stock.

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The Common Stock Increase would result in a greater number of shares of authorized but unissued Common Stock being available for future issuance for various purposes, including raising capital or making acquisitions. We currently expect that the amount of authorized but unissued shares of Common Stock available for future issuances following the Reverse Stock Split and Common Stock Increase will be sufficient for our future needs.

Board Discretion to Effect the Increase of Authorized Shares

If the Authorized Shares Increase Proposal is approved by our stockholders, the Common Stock Increase will only be effected upon a determination by the Board, in its sole discretion, that filing the Authorized Share Charter Amendment with the increase in authorized shares of Common Stock is in the best interests of the Company and its stockholders. In making its determination, the Board will consider, among other things, whether the Reverse Stock Split is approved and implemented and whether the Common Stock Increase is in the best interests of the Company’s stockholders in light of the Company’s anticipated needs to reserve authorized shares of Common Stock for:

●	existing commitments to issue shares of our Common Stock upon conversion of our Series C Preferred Stock, including the Milestone Closing if the required milestone is achieved;

●	raising capital through the sale of equity securities;

●	entering into strategic business combinations;

●	providing equity incentives to officers, directors and employees; and

●	other corporate purposes.

In addition, whether the Board determines to implement the Common Stock Increase could depend on the ratio that the Board of Directors selects for the Reverse Stock Split and the resulting number of shares of Common Stock that are issued and outstanding.

Interest of Certain Persons in the Matters to be Acted Upon

James Morrison, who became President of the Company and a Director immediately following the Merger, will be appointed as our Chief Executive Officer following the Annual Meeting. Mr. Morrison is a director of, and owns a controlling stake in, Belgarion Ventures Ltd. Belgarion Ventures Ltd., a Cy equityholder, received 154,821 shares of Series C Preferred Stock in the acquisition. Accordingly, Mr. Morrison would have beneficial ownership of approximately 41.0% of the shares of Common Stock outstanding if the Series C Preferred Stock were converted as of the date hereof. As there will not be sufficient authorized shares of Common Stock, Mr. Morrison may not be able to convert his shares of Series C Preferred Stock unless our stockholders, among other proposals, approve Proposal 3. Therefore, Mr. Morrison also has a pecuniary interest in the outcome of Proposal 3 and will benefit if Proposal 3 is approved.

Lynn Kirkpatrick, immediately following the Annual Meeting, will resign as Chief Executive Officer and serve as Chief Operating Officer. She has agreed that her change in title will not trigger severance benefits under the terms of her September 2021 employment offer letter.

Effective Time of the Increase of Authorized Shares

If the Authorized Shares Increase Proposal is approved by our stockholders, the Common Stock Increase would become effective, if at all, when the Authorized Share Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Common Stock Increase and the Reverse Stock Split Proposal by our stockholders and the implementation of the Reverse Stock Split, the Board will have sole authority to elect whether and when to amend our Certificate of Incorporation to effect the Common Stock Increase.

Required Vote of Stockholders

A quorum being present, the Authorized Shares Increase Proposal requires the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of our Common Stock entitled to vote generally in the election of directors, voting together as a single class, entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote “AGAINST” the proposal. Broker non-votes will have the effect of a vote “AGAINST” the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 500,000,000 SHARES.

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PROPOSAL 4

APPROVE THE AMENDMENT OF THE ENSYSCE BIOSCIENCES, INC. AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN FROM 950,206 PRE REVERSE STOCK SPLIT SHARES TO 1,500,000 POST REVERSE STOCK SPLIT SHARES

Overview

We are proposing that our stockholders approve an amendment (the “Plan Amendment”) to our Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”) solely to increase the aggregate number of shares of Common Stock that may be issued under the Plan from 950,206 pre-Reverse Stock Split shares to 1,500,000 post Reverse Stock Split shares. As a result, implementation of the Reverse Stock Split will not reduce those 1,500,000 shares. Because the exact ratio for the Reverse Stock Split has not yet been determined, the exact pre-Reverse Stock Split number cannot be determined, but it would be within a range of between 15,000,000 shares (for a Reverse Stock Split ratio of one-for-ten) and 45,000,000 shares (for a Reverse Stock Split ratio of one-for-thirty).

Our Board believes that the Plan is a vital component of our compensation programs, since it allows us the ability to compensate our employees, consultants and non-employee directors whose contributions are important to our success by offering them the opportunity to participate in our future performance, while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our stockholders.

The Board believes that the approval of the Plan Amendment to increase the share reserve under the Plan is essential to build our business. The Board believes that equity awards in meaningful amounts motivate high levels of performance, align the interests of our employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. In setting the new amount of shares authorized under the Plan (as set forth in the Plan Amendment), the Board considered, among other factors, the historical amounts of equity awards granted by the Company, the potential future grants over the next several years, the effect of prior reverse stock splits, including the reverse stock split being considered at this Annual Meeting, and share issuances, including those issued in the Merger, the Financing and Other Issuance Agreements, and that a substantial number of the options we have issued are significantly out of the money. The Board also considered the recommendations by the Company’s CEO for other named executive officers.

In view of the foregoing and for the reasons described below, on October 29, 2026, the Board approved the Plan Amendment, provided that the Plan Amendment is subject to approval by our stockholders and will not become effective unless and until approved by our stockholders at the Annual Meeting. Therefore, our Board and management recommend that our stockholders approve the Plan Amendment. If our stockholders do not approve the Plan Amendment, the Plan will remain in effect but without the increase in shares provided in the Plan Amendment.

Before giving effect to the Plan Amendment, as of October 27, 2026, there were 81,989 shares of Common Stock subject to outstanding awards under the Plan, with all of such awards being in the form of stock options. Before giving effect to the Plan Amendment, 763,930 shares of our Common Stock remained available for grants under the Plan. The Board believes that this share reserve amount is insufficient to meet the future incentive needs of the Company and that the share reserve amount under the Plan should be increased to 1,500,000 shares (after the Reverse Stock Split and subject to the Limit) in the aggregate. Because the exact ratio for the Reverse Stock Split has not yet been determined, the exact pre-Reverse Stock Split number cannot be determined, but it would be within a range of between 15,000,000 shares (for a Reverse Stock Split ratio of one-for-ten) and 45,000,000 shares (for a Reverse Stock Split ratio of one-for-thirty).

In the event that both Proposal 2 (reverse stock split) and this proposal are approved and implemented, the new share reserve amount for the Plan will be 1,500,000 after the reverse stock split, subject to the Limit.

The Plan Amendment provides that the shares subject to outstanding awards plus the shares available for future awards under the Plan shall not exceed seven and one-half percent (7.5%) of the outstanding Common Stock plus an annual increase allowed pursuant to Section 4.1(a)(i) of the Plan (collectively, the “Limit”), such amount to be determined annually by the Board. If the Plan Amendment is approved, no increase under the Plan will be made to the extent it would exceed the Limit and shares available for future awards would be reduced as necessary to comply with it. If this Proposal 4 and Proposal 2 are approved, the Limit will be applied after the Reverse Stock Split is implemented.

Our Board recommends that our stockholders vote “FOR” approval of the Plan Amendment.

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Principal Provisions of the Plan

The principal features of the Plan are summarized below. The following summary does not purport to be a complete description of all the provisions of the Plan. This summary of the terms of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which appears after the Plan Amendment in Annex E to this Proxy Statement.

Administration

The Plan is generally administered by a committee (referred to as the “Committee”). Our Board has appointed our Compensation Committee to serve as the “Committee.” Among other things, the Committee may select individuals to whom awards may be granted, determine the terms and conditions of such awards, and determine whether to waive or accelerate the vesting terms of such awards. The Committee may make rules and regulations and establish procedures for the administration of the Plan as it deems advisable. Subject to applicable law, the Committee may delegate to one or more of our officers the authority to grant awards to participants (other than his or herself). In the event no Committee exists which has the authority to administer the Plan, the functions of the Committee will be exercised by the Board.

Eligibility

All of our employees, consultants, and non-employee directors, as well as those of our affiliates, are eligible to receive grants of non-qualified stock options, restricted stock and other stock-based awards under the Plan. However, only employees are eligible to receive “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). As of October 27, 2026, approximately 18 individuals were eligible to receive awards under the Plan, including 14 employees and four non-employee directors. Under the Plan, grants to prospective employees or service providers are not permitted.

Shares Available

Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under the Plan in connection with awards is 950,206 shares and (vi) an annual increase on January 1, 2027 and each anniversary thereafter prior to the termination of the plan, equal to the lesser of (A) 5% of the shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares as determined by our Board. The annual increases would continue with the Plan Amendment.

Shares of Common Stock that are subject to awards will be counted against the overall limit as one share for every share granted or covered by an award. If any award is cancelled, expires or terminates unexercised for any reason, the shares covered by that award will again be available for grant under the Plan. In addition, shares that are not issued as the result of a net exercise or settlement or that are used to pay any exercise price or tax withholding obligation will again become available for the grant of new awards under the Plan. Awards settled in cash will not be deemed to use any shares of Common Stock under the plan. Shares of Common Stock that we repurchase on the open market with the proceeds of an option exercise price, however, will not be available for the grant of awards.

As of October 27, 2026, the closing price per share of Ensysce Common Stock was $0.4499.

Non-Employee Director Limits

Under the Plan, the aggregate value of awards under the plan, together with any cash compensation, paid to a non-employee director in his or her capacity as a non-employee director may not exceed $750,000 per year ($1,000,000 for the non-employee director’s first year of service on the Board). The Plan provides that the limits are not applicable with respect to compensation earned outside of the director’s service as such and also provides that the limits are not applicable to compensation earned by a non-employee director acting in his or her capacity as chairman of the Board or lead independent director. The Plan also permits disinterested members of the Board to make individual exceptions to these limits in extraordinary circumstances.

Types of Awards

The Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards, including restricted stock units.

Stock Options. Stock options granted under the Plan entitle the participant to purchase a specified number of shares of Common Stock, subject to vesting provisions, at an exercise price set by the Committee at the time of grant. The Plan authorizes the Committee to grant stock options that are intended to qualify as “incentive stock options” under the Code to employees and non-qualified stock options to any eligible participant in the plan. The exercise price of a stock option may not be less than 100% of the fair market value of Common Stock upon grant (not less than 110% in the case of incentive stock options granted to owners of stock possessing more than 10% of the Company’s total combined voting power). Under the Plan, the “fair market value” of a share of Common Stock is generally defined as the closing price of a share on the first trading date immediately preceding the applicable determination date.

The term of each stock option is established by the Committee at grant but may not exceed ten years from the grant date (five years in the case of incentive stock options granted to owners of stock possessing more than 10% of the Company’s total combined voting power). The Committee determines when each stock option may be exercised. No participant may be granted incentive stock options that would result in shares with an aggregate value (measured on the date of grant) of more than $100,000 first becoming exercisable in any one calendar year.

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An option may generally be exercised only during the participant’s employment, consultancy or directorship. However, unless otherwise provided by the Committee, if the participant’s employment, consultancy or directorship terminates as a result of death or disability, then the participant (or his or her legal representative or estate) may exercise vested options for one year after termination and if the participant ceases to provide services for any other reason, then the participant may exercise vested options for 90 days after termination (under the original terms of the 2021 Plan, a participant that voluntary resigned from the Company generally could exercise vested options for 30 days after termination), in each case not to extend beyond the award’s original expiration date. Notwithstanding the foregoing, in the event of a participant’s termination for cause (or a voluntary termination when grounds for a termination for cause exist), all outstanding stock options will immediately terminate and expire.

The Plan provides that optionees may pay the exercise price in cash or check; by delivery to the Company of shares of Common Stock owned by the participant; solely to the extent permitted by law and authorized by the Committee, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Committee to promptly deliver to the Company an amount equal to the purchase price; on such other terms and conditions as may be acceptable to the Committee (which may include a reduction in the number of shares of stock issuable upon exercise); or any combination of the foregoing.

Restricted Stock. The Committee may grant “restricted” shares of the Common Stock to eligible participants. Restricted stock awards are grants of shares of Common Stock that are subject to risk of forfeiture or other restrictions. The purchase price for restricted stock may, but need not be, zero. Upon the award of restricted stock, the participant generally has the rights of a stockholder with respect to the right to receive dividends and the right to vote the shares. However, the payment of dividends or other distributions, if any, will not be paid unless and until the shares of restricted stock to which the dividends or distributions relate are no longer subject to a risk of forfeiture. Participants who receive restricted stock are required to enter into a restricted stock agreement with the Company, which sets forth the restrictions to which the shares are subject, including, as applicable, the date or dates on which the restrictions will lapse or any performance goals that must be satisfied for the restrictions to lapse. Awards of restricted stock may or may not be performance-based. Unless otherwise determined by the Committee, upon a participant’s termination all unvested restricted stock will be forfeited.

Other Stock-Based Awards. The Committee may grant other stock-based awards to eligible participants that are payable in, or valued in whole or part by reference to, or otherwise based on or related to shares of Common Stock. For example, other stock-based awards may be granted as unrestricted shares of Common Stock, as payment for a bonus to a participant or as restricted stock units. The Committee determines the terms and conditions of any other stock-based awards, which may include continued employment or service over a period of time or the achievement of performance goals. Unless otherwise determined at grant, participants who receive other stock-based awards will not be entitled to receive dividends or dividend equivalents with respect to the shares of Common Stock covered by the award. The exercise price for any exercisable other stock-based award that is not a full share award may not be less than the fair market value of the Common Stock upon grant and the award may not be exercised later than the date specified by the Committee, which will be a maximum of ten years from the date of grant.

Performance Goals

Awards granted under the Plan may be granted or vest based on the attainment of specified performance goals established by the Committee. The performance goals relating to such awards may include the following criteria, among others: (i) the attainment of certain financial metrics; (ii) research and development milestones; and (iii) the successful completion of clinical trial phases. The Plan includes a list of potential performance goals, which is not exhaustive, and the Committee has discretion to determine performance goals as it deems appropriate from time to time.

Vesting Terms

While the Committee may impose minimum vesting conditions on awards granted under the Plan (generally, a one-year minimum vesting period, with a carve-out for awards with respect to 5% of shares of Common Stock granted under the Plan, and allowances for accelerated vesting upon certain events), the Plan does not impose minimum vesting conditions in order to give the Committee more flexibility in the Company’s early stages as a public company in negotiating appropriate equity compensation with its employees and service providers.

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The Committee may in its sole discretion accelerate the vesting and lapse of restrictions of an award at any time (whether or not in connection with a Change in Control).

Transferability of Awards

The Plan generally prohibits the transfer of awards other than in connection with the participant’s death, although the plan does permit the transfer of non-qualified stock options during the participant’s life to certain immediate family members (or related estate planning entities) to the extent permitted by the Committee.

No Repricing

Under the Plan, the Committee may not reduce the exercise price of outstanding stock options or other exercisable awards or cancel outstanding stock options or other exercisable awards in exchange for cash, other awards or exercisable awards with an exercise price that is less than the exercise price of the original exercisable award (except to reflect a reorganization, stock split, merger, spinoff or other transaction affecting the Company’s capital structure) without obtaining stockholder approval. The Committee also may not award any exercisable award in replacement of a cancelled exercisable award with a higher price without obtaining stockholder approval.

Term; Amendments; Restrictions

The Plan was approved by the Board on November 16, 2021, and became effective when it was approved at a special meeting of stockholders held on January 26, 2022. The Plan was amended June 22, 2023, and the amendment was approved by stockholders at an annual meeting held on August 24, 2023. Also, the Plan was amended November 20, 2025, and the amendment was approved by stockholders at an annual meeting held on January 7, 2026. The Plan will remain in effect until terminated by the Board, provided that no awards may be granted under the Plan after November 16, 2031. The Board may generally amend, rescind or terminate the Plan at any time in its discretion, provided that, without stockholder approval, no amendment, suspension or termination may be made with respect to awards previously granted under the Plan that would impair the participant’s rights without his or her consent; and no amendment may be made that would: (i) increase the aggregate number of shares that may be issued under the Plan (other than an increase to reflect a reorganization, stock split, merger, spinoff or other transaction affecting the Company’s capital structure); (ii) increase the non-employee director limits set forth under the Plan (other than an increase to reflect a reorganization, stock split, merger, spinoff or other transaction affecting the Company’s capital structure); (iii) change the classification of individuals eligible to receive awards under the Plan; (iv) extend the maximum option period under the Plan; (v) remove the restrictions on re-repricing of stock options or other exercisable awards as described above; or (vi) otherwise require stockholder approval under applicable law.

The Plan Amendment provides that the shares subject to outstanding awards plus the shares available for future awards shall not exceed the Limit, which is seven and one-half percent (7.5%) of the outstanding Common Stock plus an annual increase allowed pursuant to Section 4.1(a)(i) of the Plan, such amount to be determined annually by the Board. If the Plan Amendment is approved, no increase under the Plan shall be made to the extent it would exceed the Limit and shares available for future awards would be reduced as necessary to comply with the Limit. If this Proposal 4 and Proposal 2 are approved, the Limit will be applied after the Reverse Stock Split is implemented.

Adjustments

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, any sale or transfer of all or part of the Company’s assets or business or other similar corporate event or transaction that affects our Common Stock, the Committee shall make such adjustments to the number and kind of shares authorized by the Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the Plan or outstanding awards, in each case as it deems to be necessary or appropriate. However, because the contemplated increase to the Plan will not occur until after the Reverse Stock Split is effected, the Reverse Stock Split will not result in a decrease in the 1,500,000 shares in the Plan if the Plan Amendment is approved. The number of shares in the Plan will be subject to the Limit.

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Change in Control

Unless otherwise determined by the Committee at grant, in the event of a Change in Control (as defined in the Plan, which requires consummation of the applicable transaction other than in the case of a complete liquidation of the Company), awards granted under the Plan will not automatically vest on a Change in Control. Upon a Change in Control, outstanding awards may be treated in accordance with one of the following methods, as determined by the Committee in its sole discretion and without the need for the consent of any participant or the need to treat each award the same:

●	Awards, whether then vested, may be continued, assumed, have new rights substituted for them, or with respect to awards of restricted stock, receive the same distribution as other holders of shares of the Common Stock on the terms as determined by the Committee;

●	Unvested awards or any unvested portion thereof may be cancelled with or without consideration;

●	Awards may be cancelled in exchange for an amount of cash equal to the price per share paid in the Change in Control (less, in the case of stock options or other appreciation awards, the exercise or base price per share of Common Stock covered by the award), as adjusted by the Committee for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of the Change in Control; or

●	Stock options or other stock-based appreciation awards may be cancelled if the Change in Control price is equal to or less than the applicable exercise or base price per share of Common Stock subject to the award.

In the discretion of the Committee, any cash or substitute consideration payable upon the cancellation of an award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to consideration paid to stockholders in connection with the Change in Control. If an award is subject to Section 409A of the Code, the Committee will only be permitted to take the above actions to the extent such actions would be consistent with the intended treatment of such award under Section 409A of the Code.

In addition, in the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Common Stock or assets, the Committee may, in its sole discretion, elect to terminate all outstanding exercisable awards granted under the Plan, provided that, unless otherwise determined by the Committee at or after the time of grant, during the period from notification of termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability, unless otherwise determined by the Committee), contingent on the consummation of the transaction. Further, the Committee would have discretion to accelerate the vesting of outstanding awards.

Recoupment

Awards granted under the Plan will generally be subject to Company compensation recapture policies to the extent in effect from time to time or as required by applicable law.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise or settlement of awards under the Plan are as described below. The following information is only a summary of the tax consequences of the awards. This summary does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities. The federal income tax consequences described below may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change. Generally, all amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

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Nonqualified Stock Options

A participant realizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Incentive Stock Options

A participant realizes no taxable income when an incentive stock option is granted or exercised. So long as the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of Common Stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year). Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Restricted Stock

Shares of restricted stock received under the Plan will be considered subject to a substantial risk of forfeiture for U.S. federal income tax purposes. If a participant who receives such shares of restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account). By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the Participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received.

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Other Stock-Based Awards

The taxation of other stock-based awards will depend upon the design of such awards.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2025, with respect to securities that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	102,785	$191.13	14,385
Equity compensation plans not approved by security holders	-	-	-
Total	102,785	$191.13	14,385

Information concerning outstanding equity awards is set forth above under “EXECUTIVE AND DIRECTOR COMPENSATION - Outstanding Equity Awards at Fiscal Year-End.”

Required Vote of Stockholders

A quorum being present, the approval of the Plan Amendment Proposal requires a “FOR” vote from the holders of a majority of the shares of Common Stock properly casting votes for or against this proposal at the Annual Meeting in person (including virtually) or by proxy. Abstentions will have no effect on the proposal. Broker non-votes will have no effect on the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT, AS DESCRIBED IN THIS PROPOSAL.

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PROPOSAL 5

ELECTION OF TWO CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2029 AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Background and Overview

Our business and affairs are managed under the direction of the Board. Our Board presently consists of six directors, which are divided into three classes (Class I, II and III). Our Certificate of Incorporation requires that these classes be nearly equal in number as possible. Will Chang, who has served as a valuable member of our Board since 2016, has indicated that he does not wish to remain on the Board following the annual meeting. We expect that the Board will initially consist of five members following the election with the new Board considering how to reconstitute members within Class I, Class II and Class III following the Annual Meeting and whether to appoint an additional director to replace Mr. Chang.

Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each Class II director set forth below. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our Board. Our Board, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following persons are our directors and executive officers:

Name	Age*	Position
Executive Officers
Lynn Kirkpatrick, Ph.D.	69	Chief Executive Officer and Class III Director
James Morrison	41	President and Class II Director
Geoffrey Birkett	63	Chief Commercial Officer
David Humphrey	57	Chief Financial Officer, Secretary and Treasurer
Linda Pestano, Ph.D.	57	Chief Development Officer
William Schmidt, Ph.D.	75	Chief Medical Officer
Directors
Bob Gower, Ph.D.	88	Class II Director and Chairman of the Board
Adam S. Levin, M.D.	47	Class III Director
Steve R. Martin	64	Class III Director

*Ages presented as of December 31, 2025

The following biographical information is furnished as to each nominee for election as a director and each of our directors and executive officers.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2029 Annual Meeting

Bob Gower, Ph.D. has served as our Chairman since 2008. Dr. Gower was Chief Executive Officer of Lyondell Petrochemical from 1985 through his retirement at the end of 1996. In 1997, he acquired businesses from Howell Corporation that became Specified Fuels and Chemicals. Dr. Gower sold Specified in 2000 and, with Dr. Richard Smalley, founded Carbon Nanotechnologies, Inc. (“CNI”) that same year to develop production capabilities and applications for single wall carbon nanotubes. CNI was acquired by Unidym in 2007. Dr. Gower founded Ensysce in 2008. He has served on the Board of Directors of several public companies, including Kirby Corporation, OmNova and Keystone. He also has been and continues to be involved with several not-for-profit organizations and has especially focused on Communities In Schools Houston, a leading dropout prevention and mental health program, and on Southern Illinois University with focus on the chemistry department. Dr. Gower received his B.S. from SIU and his Ph.D. from the University of Minnesota. We believe that Mr. Gower’s previous board and industry experience qualifies him to serve on our Board.

James Morrison has served as our President and as a member of our Board since the Merger in August 2026. Mr. Morrison is the Founder of Cy and served as President of Cy from October 2019 until the closing of the Merger and as its Chief Executive Officer from 2021 until the closing of the Merger. Mr. Morrison founded Cy to develop innovative therapies for neurological and neuropsychiatric disorders and led the company’s scientific, financing and corporate development strategies. Previously, Mr. Morrison worked in the commodities trading and financial services industries. Mr. Morrison holds a Bachelor of Civil Law degree from the University of Oxford. We believe that Mr. Morrison’s roles at Cy and his previous board and industry experience qualify him to serve on our Board.

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Members of the Board of Directors Continuing in Office for a Term Expiring at the 2027 Annual Meeting of Stockholders

Adam S. Levin, MD joined the Board in June 2021 and is the Vice Chair of Clinical Operations for the Department of Orthopaedic Surgery at Johns Hopkins University, where he has been on faculty since 2014. He is an Associate Professor of Orthopaedic Surgery and Associate Professor of Oncology, researching treatments related to musculoskeletal oncology, while also maintaining an active clinical practice. Dr. Levin holds the Virginia M. Percy and William Algernon Percy Chair in Orthopaedic Surgery at Johns Hopkins University. He serves in additional leadership roles related to billing, coding, and practice management for the Musculoskeletal Tumor Society, the American Academy of Orthopaedic Surgeons, and the American Medical Association. Prior to joining Johns Hopkins University, Dr. Levin was an Assistant Professor of Orthopaedic Surgery at the Zucker School of Medicine at Hofstra University in New York between 2012 and 2014. From 2010 to 2012, he was a fellow of musculoskeletal oncology and Clinical Instructor at Memorial Sloan-Kettering Cancer Center, following his residency training at the North Shore/LIJ Health System (now Northwell Health) from 2005 to 2010. He has been a member of leadership fellows programs through the North Shore/LIJ Physician High Potential Program, the American Academy of Orthopaedic Surgeons, and the American Orthopaedic Association. Dr. Levin has also continued to serve as Associate Editor for CME for the Journal of Bone and Joint Surgery since 2016, and is on the Steering Committee for the Musculoskeletal Tumor Registry. Dr. Levin served as a subject-matter consultant to our predecessor, LACQ, during their initial review of our preclinical and Phase I clinical trial results. Dr. Levin holds a B.S. in Biology with a concentration in Animal Physiology from Cornell University, an M.D. from New York Medical College, and is currently studying at the Johns Hopkins University Carey School of Business for an M.B.A. with a specialization in Healthcare Management, Innovation, and Technology. We believe that Dr. Levin is qualified to serve as a member of our Board based on his academic and practice experience and his detailed knowledge of value-based care, acute and chronic pain management, novel drug design, and health care operations and management.

Steve R. Martin has served as a member of our Board since August 2020. Mr. Martin was formerly Senior Vice President and Chief Financial Officer of Armata Pharmaceuticals, Inc., a clinical development stage biotechnology company listed on the New York Stock Exchange, from January 2016 until his retirement from the position in June 2022. Previously, Mr. Martin served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc. (“Apricus”), a publicly traded pharmaceutical company, and served as the Interim Chief Executive Officer of Apricus from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software (“BakBone”), a publicly traded software company. During his final 10 months with BakBone until the company’s acquisition in January 2011, Mr. Martin also served as BakBone’s Interim Chief Executive Officer. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded research products and clinical diagnostics company. Mr. Martin’s previous experience also includes serving as Controller with Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a Bachelor of Science in Accounting from San Diego State University and is a certified public accountant (inactive). We believe that Mr. Martin’s expertise in biopharmaceutical industry and accounting expertise qualifies him to serve on our Board.

Dr. Lynn Kirkpatrick, Ph.D. has served as our Chief Executive Officer since January 2009. Dr. Kirkpatrick has spent over 30 years in drug discovery and development, has initiated the clinical development of four novel drug candidates and now strives to bring highly novel and safe pain therapies to commercialization. She received a Doctor of Philosophy (“Ph.D.”) degree in Medicinal and Biomedicinal Chemistry at the University of Saskatchewan, completed a Post-Doctoral Fellowship at the Yale University School of Medicine, and became a tenured full professor in the Department of Chemistry at the University of Regina. She co-founded ProlX Pharmaceuticals, Corp. (“ProlX”) an oncology discovery company, becoming Chief Executive Officer and successfully bringing three small molecules from discovery into clinical development, two of these her own discoveries from academia. ProlX was acquired by Biomira Inc., and Dr. Kirkpatrick became the Chief Scientific Officer of the merged company to focus on the development of oncology products and vaccines. In 2009, she co-founded PHusis Therapeutics, developing targeted small molecule precision medicines for oncology. At the same time, she became our Chief Executive Officer. Dr. Kirkpatrick has published extensively in the area of targeted drug discovery, abuse deterrent pain products and holds numerous patents for novel drugs and modalities. We believe Dr. Kirkpatrick is qualified to serve on our Board because of her extensive executive experience in our industry and her service as our Chief Executive Officer.

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Executive Officers who are not directors

Geoffrey Birkett has served as our Chief Commercial Officer since October 2018. He has over 30 years of experience in the Pharmaceutical and Biotechnology area. He started his career as a biochemist at the Royal Victoria Infirmary in Newcastle-upon-Tyne, England. He then moved into the pharmaceutical industry, where he focused on pain/addiction and neuroscience throughout his career. He has developed and launched several groundbreaking therapies, including Nicorette (POM) and (OTC), Lexapro and several other psychiatry agents with Lundbeck. Mr. Birkett assisted on the launch of Prozac and Humatrope (human growth hormone) with Eli Lilly. He assisted in moving Seroquel from Phase 2 to global market leader with multi-billion dollar sales and he also participated in the launch of Zomig for migraines, which became a European market leader. He worked for most of his pharmaceutical career at AstraZeneca plc in both the United Kingdom and the United States, where he held many roles including overseeing the global oncology division. When the AstraZeneca merger took place, Mr. Birkett ran the merger process outside the United States across all markets, and ran a corporate change program to streamline research and development involving 67,000 staff. Since leaving AstraZeneca, Mr. Birkett has held multiple roles in biotech companies as senior officer or as a consultant. He is co-founder of a novel drug delivery company and has consulted for IPSOS, a large global research and consulting firm. He also served as president for North America/Canada of INDIVIOR, a large company producing addiction treatment drugs. Mr. Birkett joined us in 2018 and is focused on building a world class commercial team. Mr. Birkett attended Henley Business College in London and INSEAD Business School in France where he studied general management and global leadership.

David Humphrey has served as our Chief Financial Officer since February 2021. Prior to joining the Company, Mr. Humphrey was most recently Chief Financial Officer of Senomyx, Inc. (“Senomyx”), a publicly held biotechnology company focused on taste science. In his previous employment, he guided public company financial reporting, including Forms 10-K, 10-Q, 8-K, S-3, S-8, proxy statements and SOX internal controls compliance, and acted as primary liaison with the audit committee and external auditors. Mr. Humphrey advised Senomyx’s board of directors, as part of core executive management team, in a $75 million acquisition by Firmenich SA, a private Swiss multinational flavor and fragrance company. Previously, he held finance and accounting leadership positions and consulted at numerous life sciences companies, including ActivX Biosciences, Aurora Biosciences and Gensia. Mr. Humphrey started his career as an accountant at Price Waterhouse. He holds a Bachelor of Science with Honors in Accountancy from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant (inactive) in California.

Linda Pestano, Ph.D. joined Ensysce in October 2021, as Chief Development Officer. Dr. Pestano has worked throughout her career to guide the development of novel therapeutics to improve patient outcomes and quality of life. She has 20 years of experience developing vaccines, drugs and novel biologics for a diverse range of indications. She has been instrumental in guiding new therapies, including small molecules, nucleic acids, and biologicals through development into clinical trials. Dr. Pestano’s expertise spans lead development, pre-clinical and translational studies, and interacting with multiple regulatory agencies. Dr. Pestano received her PhD from Tufts University and undertook a Post-Doctoral Fellowship with Dana Farber Cancer Institute at the Harvard Medical School in Boston.

William K. Schmidt, Ph.D., has served as our Chief Medical Officer since January 2016. He is also the Head of NorthStar Consulting, the Parliamentarian and a former president of the Eastern Pain Association, the largest regional affiliate of the American Pain Society. He has over 25 years of pharmaceutical industry experience with a special emphasis on the discovery and development of novel analgesic and narcotic antagonist drugs. He was previously Vice President of Clinical Development for CrystalGenomics (Seoul, South Korea) and its United States subsidiary, CG Pharmaceuticals (Emeryville, CA); Senior Vice President of Development at Limerick BioPharma; Vice President, Clinical Research, for Renovis, Inc.; and Vice President, Scientific Affairs and acting Vice President, Clinical Research and Development, at Adolor Corporation. At Adolor Corporation, Dr. Schmidt was a key member of the team leading to the clinical development, NDA filing, and FDA approval of Entereg® (alvimopan), a peripherally acting opioid antagonist. Currently Dr. Schmidt serves as an expert on pain medicine pharmaceutical development with pharmaceutical and biotech companies throughout North America, Europe, Asia, Latin America, and Australia. Dr. Schmidt received a Bachelor of Arts degree from the University of California Berkeley and his Ph.D. from the University of California-San Francisco.

There are no family relationships among any of our directors or executive officers.

Required Vote of Stockholders

A nominee for director shall be elected to the Board of Directors if the votes properly cast “FOR” such nominee’s election exceed the votes properly cast “AGAINST” such nominee’ election (with abstentions and broker non-votes not counted as votes cast either “FOR” or “AGAINST” any director’s election).

Recommendation of our Board

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

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PROPOSAL 6

TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are providing our shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies, and practices described in this Proxy Statement.

The compensation provided to our NEOs is described in detail under the heading “Executive and Director Compensation.” The compensation program for our NEOs is designed to ensure that executive compensation rewards management for helping us achieve our corporate goals and align management’s overall goals and objectives with those of our stockholders. To achieve these goals, our Board and its Compensation Committee aim to:

●	provide a competitive compensation package that enables us to attract and retain qualified management personnel;

●	provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value and facilitate executive retention;

●	reward our officers fairly for their role in our achievements; and

●	align executives’ interests with those of stockholders through long-term incentives linked to performance.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Proposal 6 is an advisory resolution that will not have any binding legal effect regardless of whether it is approved and will not be construed as overruling a decision by the Company, the Compensation Committee or the Board, or creating or implying any change in or addition to their respective fiduciary duties. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the NEOs that has already been paid or contractually committed, there is generally no opportunity for the Compensation Committee to revisit those decisions. However, the Board and Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when considering future decisions on our executive compensation policies and the compensation of our executive officers.

Required Vote of Stockholders

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of the shares present or represented and voting on this proposal is required to approve, on an advisory basis, the compensation of the Company’s NEOs. This is a non-binding advisory vote.

Recommendation of our Board

The Board recommends a vote FOR the advisory vote on executive compensation disclosed in “Executive and Director Compensation.”

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PROPOSAL 7

TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Federal law provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. In determining to recommend that stockholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Vote Required

For the advisory vote on how frequently our stockholders should vote on the compensation of our named executive officers, the number of years (1, 2 or 3) that receives the highest number of votes will be deemed to be preferred by our stockholders. This is a non-binding advisory vote.

Recommendation of our Board

The Board recommends a vote FOR the option of “every three years” for future advisory votes on executive compensation.

CORPORATE GOVERNANCE

Board of Directors

Composition of the Board

Our business and affairs are managed under the direction of the Board. Our Board currently consists of six directors, which are divided into three classes (Class I, II and III) with Class I consisting of one director, Class II consisting of two directors and Class III consisting of three directors.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board determined that each of Bob Gower, William Chang, Steve R. Martin and Adam S. Levin is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has and will have with us and all other facts and circumstances that the Board deems relevant in determining independence, including the beneficial ownership of our Common Stock by each non- employee director (and related entities) and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”

Board Committees

The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may from time to time establish other committees. Each of the committees reports to the Board.

Our president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

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Audit Committee

We have an audit committee consisting of Steve R. Martin, who serves as the chairperson, Bob Gower and William Chang.

Each member of the audit committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Steve R. Martin qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our Proxy Statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.

Our Board adopted a written charter for the audit committee, which is available on our website.

Compensation Committee

We have a compensation committee consisting of Adam Levin, who serves as the chairperson, Bob Gower and William Chang. As noted above, Mr. Chang intends to resign as a director following the Annual Meeting and may be replaced by another independent Board designee.

The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report, if required to be included in our Proxy Statement under the rules and regulations of the SEC.

Our Board adopted a written charter for the compensation committee, which is available on our website.

Nominating and Corporate Governance Committee

We have a nominating and corporate governance committee, consisting of Steve R. Martin, who serves as chairperson, Bob Gower and Adam Levin.

The purpose of our nominating and corporate governance committee is to assist our Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for re-election and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.

Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website.

Role of Board in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to the Company and our business and accomplishes this oversight through the regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discuss all significant areas of our business and summarize for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Our Board has adopted a policy providing for the recovery of erroneously awarded incentive-based compensation received by our executive officers during an applicable recovery period (the “Clawback Policy”). Under the Clawback Policy, in the event that financial results upon which any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure becomes the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the Clawback Policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate award reflects the financial results as restated. The Clawback Policy covers any erroneously awarded incentive-based compensation during the last completed three fiscal years immediately preceding the date on which we are required to prepare an accounting restatement.

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Meetings and Attendance

During the year ended December 31, 2025, there were eight meetings of the Board, four meetings of the Audit Committee, two meetings of the Compensation Committee, and no meetings of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which they served during the period they served in 2025. All members of the Board are encouraged to attend our annual meetings of stockholders. All our directors attended our annual meeting of stockholders for 2025 that was not held until January 2026.

Board Leadership Structure

Our current Board leadership structure separates the positions of Chief Executive Officer and Chairperson of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairperson, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines which describe the principles and practices that our Board will follow in carrying out its responsibilities. These guidelines cover a number of areas including the role, responsibilities, size and composition of the Board, director selection criteria, independence of directors, selection of Chairperson of the Board and Chief Executive Officer, director compensation, change in present job responsibility, director orientation and continuing education, lead director, term limits, Board meetings, Board committees, expectations of directors, management succession planning, evaluation of Board performance, Board compensation, and executive sessions. A copy of our corporate governance guidelines is available on our investor relations website.

Board Evaluations

Our Board is responsible for reviewing the effectiveness of the committees and reviewing our succession plans for Chief Executive Officer and other key positions.

Code of Ethics

We adopted a code of business conduct that applies to all our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website. Our code of business conduct prohibits our directors, officers or employees who have access to material, non-public information from using that information for securities trading purposes or for any purpose unrelated to our business.

Communications with our Board

Our Board has not determined that a written process for communications with the Board is necessary given the volume of communications that are received. The Board will consider stockholder questions and comments to be important and endeavor to respond promptly and appropriately, even though the Board may not respond to all stockholder inquiries directly.

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PROPOSAL 8

RATIFY THE APPOINTMENT OF BAKER TILLY US, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Overview

On April 10, 2023, the Audit Committee of our Board appointed Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm to audit our consolidated financial statements beginning with the fiscal year ending December 31, 2023. On June 3, 2025, Moss Adams merged with Baker Tilly US, LLP (“Baker Tilly”) and now operates as Baker Tilly.

The Audit Committee intends to periodically consider whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit Committee believe that the retention of Baker Tilly as the Company’s independent auditor for the fiscal year ending December 31, 2026, is in the best interests of the Company and its stockholders. Although ratification by stockholders of the selection of Baker Tilly is not required by our Bylaws, and the Audit Committee may rotate our independent auditor even if such ratification is obtained, the Board believes that submitting this matter to a vote is a good corporate practice. In the event of a negative vote on ratification, the Audit Committee will consider whether to select another independent auditor.

We expect that representatives of Baker Tilly will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Required Vote of Stockholders

A quorum being present, this proposal must receive a “FOR” vote from the holders of a majority of the shares of Common Stock properly casting votes for or against this proposal at the Annual Meeting in person (including virtually) or by proxy. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have no effect on the proposal. Broker non-votes will have no effect on the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

AUDIT AND OTHER FEES

The following table sets forth the aggregate fees incurred for our independent registered accounting firm for the fiscal years ended December 31, 2025, and 2024. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described below the table.

	2025	2024
Audit Fees	$477,030	$409,678
Audit-Related Fees	27,300	30,500
Tax Fees	—	—
All Other Fees	—	—
Total	$504,330	$440,178

Audit fees. Consist of fees incurred for professional services rendered for the audit of the consolidated financial statements and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.

Audit-related fees. Consist of fees incurred for professional services rendered for the compliance audit in accordance with the audit requirements of Title 2 U.S. Code of Federal Regulations Part 200, Uniform Administrative Requirements, Cost Principles, and Audit Requirements for Federal Awards related to funding under federal government grants.

Tax fees. There were no fees billed for tax fees for the fiscal years ended December 31, 2025, and 2024.

All other fees. There were no fees billed for professional services rendered for other compliance purposes for the fiscal years ended December 31, 2025, and 2024.

All audit-related and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of the respective firm’s independence in the conduct of its auditing functions.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2025, with management and Baker Tilly, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed with Baker Tilly the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301). The Sarbanes-Oxley Act of 2002 (“SOX”) requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the Securities and Exchange Commission (“SEC”). The Audit Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and Baker Tilly. The Audit Committee also reviewed and discussed with the Company’s management and Baker Tilly the Company’s evaluation of internal control over financial reporting in accordance with Section 404 of SOX. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of SOX and rules adopted or proposed to be adopted by the SEC and Nasdaq.

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The Audit Committee also has received the written communications from Baker Tilly regarding the auditor’s independence pursuant to the applicable requirements of the PCAOB Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with Baker Tilly and its independence from the Company. The Audit Committee also has discussed with the Company’s management and Baker Tilly such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2025, in the Company’s Annual Report on Form 10-K for such year filed with the SEC.

THE AUDIT COMMITTEE

Steve R. Martin, Chairperson

Bob Gower

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

EXECUTIVE & DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers. Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2025, were:

●	Lynn Kirkpatrick, Ph.D., Chief Executive Officer;
●	David Humphrey, Chief Financial Officer; and
●	Geoff Birkett, Chief Commercial Officer.

James Morrison did not begin serving as our President until August 2026 and has received no compensation for his services. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our NEOs in respect of our fiscal years ended December 31, 2025, and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock and Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Dr. Lynn Kirkpatrick, PhD. Chief Executive Officer	2025	453,667	-	22,624	-	10,500	486,791
	2024	432,042	-	-	-	10,350	442,392
Dave Humphrey Chief Financial Officer	2025	378,967	-	19,796	-	10,500	409,263
	2024	360,917	-	-	-	10,350	371,267
Geoff Birkett Chief Commercial Officer	2025	350,300	-	16,968	-	10,500	377,768
	2024	333,625	-	-	-	10,009	343,634

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted stock awards and stock option awards granted. This amount has been computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718. This amount does not reflect the actual economic value that will be realized by a named executive officer upon the vesting of the stock awards or stock options, the exercise of the stock options, or the sale of the Common Stock underlying such awards.

(2)	Amounts shown represent 401(k) matching contributions.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation in 2025

The compensation of our NEOs generally consists of base salary, annual cash bonus opportunities and long-term incentive compensation in the form of equity awards, as described below.

Base Salary

The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and contributions. Base salaries were initially set at the time each NEO commenced employment with us, are reviewed annually and may be increased based on the individual performance of the NEO, company performance, any change in the executive’s position within our business, the scope of the executive’s responsibilities and any changes thereto. Effective March 1, 2025, the NEO’s annual base salary rates were $457,300 for Dr. Kirkpatrick, $382,000 for Mr. Humphrey and $353,100 for Mr. Birkett.

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Annual Performance-Based Bonuses

Each of our NEOs’ performance-based cash bonus opportunity is expressed as a percentage of base salary that can be achieved at a target level by meeting predetermined Company performance objectives established by the Board or the Compensation Committee. The annual bonus for Dr. Kirkpatrick is targeted at 50% of her base salary, and Mr. Humphrey and Mr. Birkett’s annual bonuses are targeted at 30% of their respective base salary. There were no amounts accrued for bonuses as of December 31, 2025.

Long-Term Equity Incentives

In 2021, the Company maintained the Ensysce Biosciences, Inc. 2021 Omnibus Incentive Plan to provide equity-based incentive awards, designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our NEOs. On January 26, 2022, our stockholders approved the 2021 Amended and Restated Plan. All grants effectuated under predecessor equity plans were converted to grants outstanding under the 2021 Amended and Restated Plan. In February 2025, the 2021 Amended and Restated Plan was amended to increase the number of awards authorized from 53,668 to 121,457. A further increase occurred in January 2026 of 600,000 shares, following a January 7, 2026 approval by stockholders of a second amendment to the 2021 Amended and Restated Plan, and 228,749 shares as of January 1, 2026 as a result of the Plan’s automatic annual adjustment, which annual adjustment is at the discretion of the Board and equal to the lesser of (A) 5% of the shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board.

Employment Agreements with our NEOs

Dr. Lynn Kirkpatrick, Ph.D.

In September 2021, we entered into an employment offer letter with Dr. Kirkpatrick. The offer letter provides for Dr. Kirkpatrick’s at-will employment as our Chief Executive Officer and sets forth her initial annual base salary of $380,000. Additionally, the letter provides for her initial target annual bonus opportunity of up to 50% of base salary. The offer letter also indicates that Dr. Kirkpatrick is eligible to be granted certain stock awards under our equity incentive plan.

Dr. Kirkpatrick’s offer letter provides for severance benefits upon a termination of her employment by the Company without “cause”, or upon her resignation for “good reason”, in an amount equal to twelve (12) months of her then current base salary (ignoring any decrease in base salary that forms the basis for good reason); provided, however, that the payment of such benefits is subject to Dr. Kirkpatrick’s continued compliance with her obligations under her “At-Will, Confidential Information and Assignment of Inventions Agreement” and her execution of a general release of claims. Additionally, if such termination without cause or for good reason occurs within the one (1) month prior to, or during the twelve (12) month period immediately following a change in control, then all outstanding equity awards subject to time-based vesting will become fully vested on the later of Dr. Kirkpatrick’s termination date and the change in control. Cause and good reason are as defined in Dr. Kirkpatrick’s offer letter.

Dave Humphrey

In February 2021, we entered into an employment offer letter with Mr. Humphrey. The offer letter provided for Mr. Humphrey’s at-will employment as our Chief Financial Officer at an initial annual base salary of $320,000. Additionally, the letter provided for his initial target annual bonus opportunity of up to 30% of base salary. The offer letter also indicates that Mr. Humphrey is eligible to be granted certain stock awards under our equity incentive plan.

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Mr. Humphrey’s offer letter provides for severance benefits upon a termination of his employment by the Company without “cause”, or upon his resignation for “good reason”, in an amount equal to nine (9) months of his then current base salary (ignoring any decrease in base salary that forms the basis for good reason); provided, however, that the payment of such benefits is subject to Mr. Humphrey’s continued compliance with his obligations under his “Confidential Information and Assignment Agreement” and his execution of a general release of claims. Additionally, if such termination without cause or for good reason occurs within the one (1) month prior to, or during the twelve (12) month period immediately following a change in control, then all outstanding equity awards subject to time-based vesting will become fully vested on the later of Mr. Humphrey’s termination date and the change in control. Cause and good reason are as defined in Mr. Humphrey’s offer letter.

Geoff Birkett

In July 2021, we entered into an employment offer letter with Mr. Birkett. The offer letter provides for Mr. Birkett’s at-will employment as our Chief Commercial Officer and sets forth his initial annual base salary of $300,000. Additionally, the letter provides for his initial target annual bonus opportunity of up to 30% of base salary. The offer letter also indicates that Mr. Birkett is eligible to be granted certain stock awards under our equity incentive plan.

Mr. Birkett’s offer letter provides for severance benefits upon a termination of his employment by the Company without “cause”, or upon his resignation for “good reason”, in an amount equal to three (3) months of his then current base salary (ignoring any decrease in base salary that forms the basis for good reason); provided, however, that the payment of such benefits is subject to Mr. Birkett’s continued compliance with his obligations under his “Confidential Information and Assignment Agreement” and his execution of a general release of claims. Additionally, if such termination without cause or for good reason occurs within the one (1) month prior to, or the twelve (12) month period immediately following a change in control, then all outstanding equity awards subject to time-based vesting will become fully vested on the later of Mr. Birkett’s termination date and the change in control. Cause and good reason are as defined in the offer letter.

At-Will, Confidential Information and Assignment of Inventions Agreement

In connection with each respective offer letter, Dr. Kirkpatrick, Mr. Birkett and Mr. Humphrey entered into an “At-Will, Confidential Information and Assignment of Inventions Agreement” (the “Confidentiality Agreement”). The Confidentiality Agreements include customary prohibitions against solicitation of our customers and employees, both during employment and for two (2) years following any cessation of employment.

The Confidentiality Agreements also include standard provisions relating to the Company’s intellectual property rights and prohibit the executive from disclosing confidential information. The Confidentiality Agreements are incorporated by reference into the offer letters and payment of any severance benefits under each executive’s offer letter is conditioned on continued compliance with his or her Confidentiality Agreement.

Other Benefits

We currently provide welfare benefits that are available to all our employees, including our NEOs, including health, dental, vision and group life insurance.

Effective January 1, 2022, we put into place the Ensysce Biosciences, Inc. 401(k) Plan” (the “401(k) Plan”). The 401(k) Plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis and under which we are permitted to make safe harbor employer contributions. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. Under the 401(k) Plan, we make employer contributions to all employees – regardless of an employee’s contributions (or lack thereof) – in an amount equal to 3% of the employee’s eligible compensation.

We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Dr. Lynn Kirkpatrick, PhD.	1/15/2016	74	0	11,484.00	1/15/2026	-	-
	1/4/2017	128	0	6,588.00	1/4/2027	-	-
	2/5/2018	228	0	6,048.00	2/5/2028	-	-
	3/1/2019	183	0	9,324.00	2/28/2029	-	-
	3/15/2019	2	0	9,324.00	3/14/2029	-	-
	2/17/2022	53	3	5,040.00	2/17/2032	-	-
	10/25/2023	6,667	0	17.70	10/25/2033	-	-
	3/28/2025	6,000	2,000	3.12	3/28/2035
Dave Humphrey	2/4/2022	77	0	11,268.00	2/4/2032	-	-
	2/17/2022	22	1	5,040.00	2/17/2032	-	-
	10/25/2023	6,667	0	17.70	10/25/2033	-	-
	3/28/2025	5,249	1,751	3.12	3/28/2035
Geoff Birkett	10/1/2018	6	0	9,324.00	9/30/2028	-	-
	3/1/2019	92	0	9,324.00	2/28/2029	-	-
	2/17/2022	13	1	5,040.00	2/17/2032	-	-
	10/25/2023	5,001	0	17.70	10/25/2033	-	-
	3/28/2025	4,500	1,500	3.12	3/28/2035

Pay Versus Performance

In August 2022, the SEC adopted additional disclosure requirements regarding the relationship between a registrant’s executive compensation and its financial performance. SEC rules in Item 402(v) of Regulation S-K require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value earned by or paid to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. For further information concerning our executive compensation program and our pay-for-performance philosophy, refer to the preceding compensation discussion.

The following table sets forth specified executive compensation and financial performance measures for our three most recently completed fiscal years, as required under guidance for Smaller Reporting Companies provided by the SEC. We have not paid dividends and do not sponsor any pension arrangements; thus, no adjustments are made for these items.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (Loss)
2025	$486,791	$470,295	$393,516	$380,113	$0.68	$(10,175,700)
2024	$442,392	$442,392	$357,451	$357,451	$6.03	$(7,987,225)
2023	$508,575	$507,187	$417,152	$416,177	$11.78	$(10,626,011)

(1)	For all fiscal years presented, the principal executive officer (“PEO”) was our Chief Executive Officer, Dr. Lynn Kirkpatrick.
(2)	The amounts disclosed reflect the following adjustments to the amounts reported in the Summary Compensation Table for the PEO:

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Year	Less: Grant Date Value of Equity Awards	Fair Value as of Year End of Awards Granted in the Year and Outstanding and Unvested as of Year End	Change in Fair Value of Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Awards Granted and Vested in the Year	Change in Fair Value of Awards Granted in Prior Years that Vested in the Year	Less: Fair Value as of Prior Year End of Awards Forfeited in the Year	Total Adjustments
2025	$(22,624)	$1,532	$-	$4,596	$-	$-	$(16,496)
2024	$-	$-	$-	$-	$-	$-	$-
2023	$(93,800)	$-	$(809)	$93,800	$(579)	$-	$(1,388)

(3)	For all fiscal years presented, the Non-PEO NEOs were Dave Humphrey and Geoff Birkett.
(4)	The amounts disclosed reflect the following adjustments to the amounts reported in the Summary Compensation Table for the Non-PEO NEOs:

Year	Less: Grant Date Value of Equity Awards	Fair Value as of Year End of Awards Granted in the Year and Outstanding and Unvested as of Year End	Change in Fair Value of Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Awards Granted and Vested in the Year	Change in Fair Value of Awards Granted in Prior Years that Vested in the Year	Less: Fair Value as of Prior Year End of Awards Forfeited in the Year	Total Adjustments
2025	$(18,382)	$1,245	$-	$3,734	$-	$-	$(13,403)
2024	$-	$-	$-	$-	$-	$-	$-
2023	$(82,075)	$-	$(362)	$82,075	$(613)	$-	$(975)

(5)	Total Shareholder Return is calculated as the sum of (i) the cumulative amount of dividends for the measurement period, assuming reinvestment of all dividends, if any, plus (ii) the cumulative increase or decrease in the price of our Common Stock each respective year, divided by the price of our Common Stock at the beginning of the measurement period.

Relationship Between Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

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Relationship Between Compensation Actually Paid and Net Income (Loss)

Director Compensation

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors for services rendered to us as of December 31, 2025. Directors Rauch and Rosebraugh ended their service during 2026. Director Chang will end his service following the Annual Meeting.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Bob Gower(2)	25,000	5,656	30,656
William Chang(3)	7,500	5,656	13,156
Andrew Benton(4)	7,500	5,656	13,156
Steve Martin(5)	15,000	5,656	20,656
Adam Levin(6)	10,000	5,656	15,656
Lee Rauch(7)	10,000	5,656	15,656
Curt Rosebraugh(8)	7,500	5,656	13,156

(1)	the grant date fair value of each option award was $2.828 per share of Common Stock.
(2)	Aggregate option awards totaled 2,013 shares.
(3)	Aggregate option awards totaled 2,011 shares.
(4)	Aggregate option awards totaled 2,030 shares.
(5)	Aggregate option awards totaled 3,364 shares.
(6)	Aggregate option awards totaled 3,345 shares.
(7)	Aggregate option awards totaled 3,345 shares.
(8)	Aggregate option awards totaled 3,345 shares

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PROPOSAL 9

ADJOURNMENT OF THE ANNUAL MEETING, if necessary or appropriate, for a period sufficient to effect the Reverse Stock Split and/or to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement

Overview

We are asking stockholders to approve the adjournment of the Annual Meeting, if necessary or appropriate, (a) to allow time for the Reverse Stock Split (Proposal 2) to be implemented and for the Company to receive approval of its listing application from Nasdaq before the remaining proposals are considered and/or (b) to approve the adjournment of the Annual Meeting to allow us to solicit additional proxies in favor of the other proposals set forth in this Proxy Statement if, at the time of the Annual Meeting, proxies “FOR” approval are insufficient to approve any or all of the other proposals set forth in this Proxy Statement.

Reasons for the Adjournment

If stockholders approve Proposal 2 (Reverse Stock Split), the Company will need approximately ten (10) business days to implement the reverse stock split, including filing the applicable certificate of amendment with the Delaware Secretary of State and coordinating with our transfer agent and Nasdaq. In addition, the Company’s ability to proceed with certain of the remaining proposals may depend on receiving approval from Nasdaq of the Company’s listing application.

The Board believes it is in the best interests of stockholders to consider the remaining proposals at a time when the effectiveness of the reverse stock split and Nasdaq listing approval have been confirmed.

The Board believes also that it is in the best interests of the Company’s stockholders to have each of the proposals approved and implemented, and, therefore, enabling us to adjourn the meeting to continue to solicit proxies for one or more of the proposals is advisable.

Effect of Adjournment on Proxies

If the Annual Meeting is adjourned, proxies previously submitted will remain valid and will be voted at the reconvened meeting, unless revoked. Proxies may not be revoked with respect to any proposal for which votes were cast and the polls have been closed. For the avoidance of doubt, for each proposal that has not been considered, stockholders have the right to revoke their proxies following adjournment until the meeting is reconvened. The date, time, and place of the reconvened meeting will be announced at the Annual Meeting.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Board Recommendation

The Board recommends a vote “FOR” the approval of the adjournment of the annual meeting for a period sufficient to effect the Reverse Stock Split and/or allow us to solicit additional proxies in favor of any or all the other proposals set forth in this Proxy Statement.

Required Vote of Stockholders

A quorum being present, this proposal must receive a “FOR” vote from the holders of a majority of the shares of Common Stock properly casting votes for or against this proposal at the Annual Meeting in person (including virtually) or by proxy. Abstentions will have no effect on the proposal. Broker non-votes will have no effect on the proposal.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the agreements and arrangements described under the section entitled “Executive & Director Compensation” and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which (i) we were, or will be, a participant; (ii) the amount involved exceeded, or will exceed, $120,000 or 1% of the average of our total assets at December 31, 2024 and 2025; and (iii) in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

EBIR

We own 79.2% of the issued and outstanding shares of EBIR, a clinical stage pharmaceutical company that is developing a compound utilized in our overdose protection program for the treatment of COVID-19. The other 20.8% is owned by two affiliates of Ensysce and Mucokinetica. Specifically, our Chief Executive Officer and Director, Dr. Lynn Kirkpatrick, owns 9.9%, our former Chief Business Officer owns 9.9% and Mucokinetica owns 1.0%. Dr. Kirkpatrick is also Chief Executive Officer of EBIR. There is no revenue sharing agreement between us and EBIR.

Conversion of Convertible Notes and a Warrant

In an offering that closed in October and November 2023, Bob Gower, our Chairman, purchased an aggregate principal amount of notes of $216,000 for a purchase price of $200,000 and warrants that may be exercised for an aggregate of 29,547 shares of Common Stock. The per share conversion price of the notes and the per share exercise price of the warrants is $23.51. In April 2026, Bob Gower and we entered into Notices of Conversion and Related Amendments to Senior Secured Convertible Notes by which those outstanding notes, with outstanding principal amounts, together with accrued and unpaid interest, aggregating $246,169.00, were converted without any additional payment by Bob Gower into 508,614 shares of Common Stock and a warrant to purchase up to 254,307 shares of Common Stock with a per share exercise price of $0.484.

The Merger

In connection with our acquisition of Cy on August 5, 2026, in exchange for the outstanding shares of capital stock of Cy, the Company issued to the equityholders of Cy the right to receive shares of our Series C Preferred Stock. Each share of Series C Preferred Stock is convertible into 1,000 shares of Common Stock, subject to certain conditions. James Morrison, our President and a director, is a director of, and owns a controlling stake in, Belgarion Ventures Ltd. Belgarion Ventures Ltd., a Cy equityholder, received 154,821 shares of Series C Preferred Stock in the acquisition. Mr. Morrison served as the Chief Executive Officer of Cy. On August 5, 2026, we also entered into a Securities Purchase Agreement that resulted in the issuance of Series C Preferred Stock that reflected a price per common share of $0.32179. Based on that price per share, the transaction with Belgarion Ventures Ltd. would have had an aggregate value of approximately $49.82 million on an as-converted basis on that day.

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Related Party Transaction Policy

The Board previously adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

An “Immediate Family Member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person sharing the household (other than a tenant or employee).

A “Related Party” means any (a) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and Proxy Statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) greater than 5% beneficial owner of outstanding Common Stock, or (c) Immediate Family Member of any of the foregoing.

A “Related Person Transaction” is any Transaction involving the Company in which a Related Party has or will have a direct or indirect material interest, as determined by the Audit Committee.

A “Transaction” means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships.

Under the policy, the following types of Transactions are deemed not to create or involve a material interest on the part of the Related Party, nor will they require approval or ratification, under the policy:

●	Transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $50,000 or, if the Company is a “smaller reporting company” as defined under the Securities Act, if less, one percent of the average of the Company’s total assets as of December 31st for the last two completed fiscal years.

●	Transactions in which the Related Party’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the Transaction.

●	Transactions in which the Related Party’s interest derives solely from his or her ownership of less than 5% of the equity interest in another person (other than a general partnership interest) which is a party to the Transaction.

●	Transactions in which the Related Party’s interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis (e.g., dividends).

●	Transactions in which the Related Party’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from the Company, which donations are made pursuant to the Company’s matching program, as a result of contributions by employees, that is available on the same terms to all employees of the Company.

●	Compensation arrangements of any executive officer, other than an individual who is an Immediate Family Member of a Related Party, if such arrangements have been approved or recommended to the Board for approval by the Compensation Committee.

●	Director compensation arrangements, if such arrangements have been approved by the Board or the Compensation Committee of the Board.

●	Transactions with a Related Party in which the rates or charges involved in the Transaction are determined by competitive bids, or the Transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

●	Indemnity payments made to directors and executive officers in accordance with the Company’s then existing certificate of incorporation, bylaws and applicable laws.

●	Transactions with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review, approve or ratify any Related Person Transactions. During 2025, no director or officer adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities as either a Rule 10b5-1 trading arrangement or non-Rule 10b5-1 trading arrangement.

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VOTING AND PROXY PROCEDURES

Record Date; Voting Rights and Outstanding Shares

Only holders of record of our Common Stock as of the close of business on November 10, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of Common Stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on the Record Date, there were [_____] shares of Common Stock outstanding.

Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Annual Meeting virtually to vote on the proposals. To attend the Annual Meeting, holders of record must go to https://www.cstproxy.com/ensyscce/2026, enter the control number received on the proxy card or notice of the meeting and click on the “Register” button. Holders of record will need to log back into the meeting site using the control number previously provided, immediately prior to the start of the Annual Meeting. Holders of record must register before the Annual Meeting starts.

Investors who hold shares of Common Stock indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (each a “Financial Institution”) must obtain a legal proxy from the Financial Institution and e-mail a copy of the legal proxy to proxy@continentalstock.com] to have their shares voted in accordance with their instructions, as Financial Institutions do not have discretionary voting authority with respect to any of the proposals described in this Proxy Statement other than [Proposal(s) [_]]. Financial Institutions that do not receive voting instructions from Beneficial Holders will not be able to vote those shares. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual Meeting. Beneficial Owners that have obtained a meeting control number will receive an e-mail prior to the meeting with a link and instructions for entering the Annual Meeting. Beneficial owners should contact Continental on or before 5:00 p.m. Eastern Time on December 21, 2026, the date that is two days prior to the Annual Meeting.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing one-third of the outstanding shares of our Common Stock (present in person (including virtually) or represented by proxy) will constitute a quorum. We will appoint an election inspector, who may be a Company employee, for the meeting to determine whether a quorum is present and to tabulate votes cast by proxy or in person (including virtually) at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

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Votes Required for Each Proposal

To approve the proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Proposal 1	Majority of Votes Cast on Proposal 1	No
Proposal 2	Majority in Voting Power on Proposal 2	No
Proposal 3	Majority in Voting Power on Proposal 3	No
Proposal 4	Majority of Votes Cast on Proposal 4	No
Proposal 5	Majority Voting on Each Director in Proposal 5	No
Proposal 6	Majority of Votes Cast on Proposal 6	No
Proposal 7	Alternative Receiving the Greatest Number of Votes Cast on Proposal 7.	No
Proposal 8	Majority of Votes Cast on Proposal 8	Yes
Additional Solicitation/Proposal 9	Majority of Votes Cast on Proposal 9	No

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

We request that you vote your shares by proxy following the methods as instructed by the notice: over the Internet or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted “FOR” (1) Proposal 1; (2) Proposal 2; (3) Proposal 3; (4) Proposal 4, (5) the nominees listed in Proposal 5; (6) Proposal 6; (7) Proposal 7 with a recommendation of three years; (8) Proposal 8; and (9) Proposal 9.

Voting by Proxy Over the Internet

Stockholders whose shares are registered in their own names may vote by proxy by mail or over the Internet. Instructions for voting by proxy over the Internet are set forth on the notice of proxy materials. The Internet voting facilities will close after each proposal is addressed during the Annual Meeting. The notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email with instructions containing a link to future proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. Many banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

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Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s secretary or by submitting a duly executed proxy bearing a later date prior to the closing of the polls at the Annual Meeting. If the polls for all proposals do not close at the same time, then for any specific proposal, you may revoke your proxy and change your vote at any time before the closing of the polls for that proposal at the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting virtually and desire to vote in person (including virtually) are requested to notify the Company’s secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to David Humphrey, Secretary, c/o Ensysce Biosciences, Inc., at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037. Our telephone number is (858) 263-4196. Stockholders may also revoke their proxy by entering a new vote over the Internet.

Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights or similar rights of dissent in connection with any of the proposals to be voted on at the Annual Meeting.

SOLICITATION OF PROXIES

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by the Board of Directors. We have engaged Alliance Advisors, LLC, which we refer to as the “proxy solicitor,” to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay the proxy solicitor a fee of $13,000, plus disbursements. We will reimburse the proxy solicitor for reasonable out-of-pocket expenses and will indemnify the proxy solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the recommendations of the Board of Directors. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our Common Stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our Common Stock as of October 27, 2026, unless otherwise indicated below.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after October 27, 2026, but excludes unvested stock options. Except as otherwise indicated, all of the shares reflected in the table are shares of Common Stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 27, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Percentage ownership calculations for beneficial ownership for each person or entity are based on 19,456,794 shares outstanding as of October 27, 2026. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Ensysce Biosciences, Inc., 7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037. All share amounts have been adjusted for prior reverse stock splits.

55

Beneficial Ownership Table

Name and Address of Beneficial Owners	Number of Shares	Percentage
Officers and Directors
Dr. Lynn Kirkpatrick (1)	15,371	*
James Morrison (2)	—	—
Geoff Birkett (3)	11,113	*
David Humphrey (4)	13,781	*
William Chang (5)	2,733	*
Bob Gower (6)	1,206,576	6.1
Adam Levin (7)	3,345	*
Steve R. Martin (8)	3,364	*
All directors and named executive officers as a group (8 individuals)	1,256,283	6.3%

Greater than 5% Holders
James Morrison (2) (see above)
Bob Gower (6) (see above)

*	Indicates less than 1%.
(1)	Includes 15,264 shares subject to options.
(2)	Not reported above are 154,821,000 shares of Common Stock that may be converted from 154,821 shares of Series C Non-Voting Convertible Preferred Stock held by Belgarion Ventures Ltd., an entity in which Mr. Morrison is a director and holds a controlling interest. Each share of such preferred stock will automatically convert into 1,000 shares of Common Stock upon approval of such conversion by our stockholders. The shares not reported are subject to a material condition (favorable vote of stockholders) beyond the control of Mr. Morrison and are not deemed to be beneficially owned by him prior to stockholder approval.
(3)	Consists of shares subject to options.
(4)	Includes 13,767 shares subject to options.
(5)	Includes 2,011 shares subject to options, 209 shares owned directly by Mr. Chang and his wife and 513 shares owned through trusts in which Mr. Chang has sole or shared voting and dispositive power. The business address for Mr. Chang is 520 El Camino Real, 9th Floor, San Mateo, CA 94402.
(6)	Includes 2,013 shares subject to options, 916,740 shares held directly and 287,823 shares of Common Stock that may be acquired through the exercise of warrants. The business address for Mr. Gower is 101 Westcott Street, Unit 303, Houston, Texas 77007.
(7)	Consists of shares subject to options.
(8)	Consists of shares subject to options.

56

INFORMATION INCORPORATED BY REFERENCE

Certain information has been “incorporated by reference” into this Proxy Statement, which means that we have disclosed important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this Proxy Statement contain important information that you should read about us.

The following documents are incorporated by reference into this Proxy Statement:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026;
●	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 (filed with the SEC on May 15, 2026) and June 30, 2026 (filed with the SEC on August 13, 2026);
●	Our Current Reports on Form 8-K filed with the SEC on January 8, 2026, February 27, 2026, March 23, 2026, March 30, 2026, April 3, 2026, April 8, 2026, May 22, 2026, July 15, 2026, August 6, 2026 (as amended on August 6, 2026 and October 16, 2026), August 24, 2026, August 25, 2026, and September 29, 2026 (in each case other than any portions thereof deemed furnished and not filed);
●	The Form 8-A filed with the SEC on November 28, 2017 by our predecessor corporation, Leisure Acquisition Corp., included a description of common stock that was updated with the filing of our: (i) Third Amended and Restated Certificate of Incorporation as Exhibit 3.1 to our Current Report on Form 8-K, which was filed with the SEC on July 7, 2021 and (ii) Certificate of Amendment to Third Amended and Restated Certificate of Incorporation that was filed as Exhibit 3.1(b) to our Registration Statement on Form S-1 (File No. 333-268038), which was filed with the SEC on October 28, 2022.

We are delivering to our stockholders with this proxy statement the aforementioned annual report in accordance with Item 13(b)(2) of Schedule 14A. In addition, all reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement and prior to the Annual Meeting will be deemed to be incorporated by reference into this Proxy Statement and to be part of this Proxy Statement from the date of the filing of such reports and documents. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference in this Proxy Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Documents incorporated by reference are also available, without charge. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following address: Ensysce Biosciences, Inc., 7946 Ivanhoe Avenue, Suite 201, La Jolla, CA 92037.

OTHER MATTERS AND ADDITIONAL INFORMATION

Householding of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting our secretary at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, CA 92037. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a household mailing this year, and you would like to receive additional copies of our Annual Report and proxy materials, as applicable, please submit your request to our Corporate Secretary at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037, who will promptly deliver the requested copy.

57

Registered stockholders who have not consented to householding will continue to receive copies of annual reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy materials for all registered stockholders residing at the same address by contacting our secretary as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the next annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. If you are a stockholder and you want to include a proposal in the Proxy Statement for the next annual meeting in 2027, you need to provide it to Ensysce by no later than July 16, 2027. You should direct any proposals to Ensysce’s secretary at our principal office, 7946 Ivanhoe Avenue, Suite 201, La Jolla, CA 92037.

Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be delivered to our secretary at our principal executive offices at the address set forth above (i) no later than a date (i) not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the prior year’s annual meeting. For the annual meeting in 2027, the stockholder’s notice must be received between August 13, 2027 and September 24, 2027. However, if the date of the Company’s 2027 annual meeting is more than thirty (30) days before or after the anniversary date of this year’s annual meeting, such notice must be received on or before ten (10) days after the day on which the date of the 2027 annual meeting is first disclosed in a public announcement. The stockholder’s notice must also contain the information specified in Section 1.2 of our Bylaws.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

By Order of the Board of Directors of

Ensysce Biosciences, Inc.

Sincerely,

Dr. Lynn Kirkpatrick
Chief Executive Officer

La Jolla, California

November [__], 2026

58

Annex A

August 4, 2026

Board of Directors

Ensysce Biosciences, Inc.

7946 Ivanhoe Avenue, Suite 201

La Jolla, California 92037

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Ensysce Biosciences, Inc., a Delaware corporation (“Purchaser”), of the Closing Consideration (as defined below) to be paid by Purchaser pursuant to the proposed Agreement and Plan of Merger (the “Agreement”) to be entered into by and between Purchaser, Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“First Merger Sub”), Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Second Merger Sub”) and Cy Biopharma, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein have the respective meanings ascribed thereto in the July 24, 2026 draft of the Agreement provided to us by Purchaser (the “Draft Agreement”).

Upon the terms and subject to the conditions set forth in the Draft Agreement, at the First Effective Time, First Merger Sub shall be merged with and into the Company, and the separate existence of First Merger Sub shall cease. The Company will continue as the surviving corporation in the First Merger and as a wholly owned subsidiary of Purchaser (the “First Step Surviving Corporation”). Upon the terms and subject to the conditions set forth in the Draft Agreement, at the Second Effective Time, the First Step Surviving Corporation will merge with and into Second Merger Sub, and the separate existence of the First Step Surviving Corporation shall cease. As a result of the Second Merger, Second Merger Sub will continue as the surviving entity in the Second Merger and as a wholly owned subsidiary of Parent (the “Surviving Entity”). The aggregate closing consideration (the “Closing Consideration”) to be paid by Purchaser pursuant to the Merger will be (a) 3,243,880 shares (the “Purchaser Common Stock Payment Shares”) of Purchaser common stock, par value $0.001 per share (the “Purchaser Common Stock”), and (b) 348,933 shares (the “Purchaser Preferred Stock Payment Shares”) of Purchaser Convertible Preferred Stock (the “Purchaser Convertible Preferred Stock”), which Purchaser Preferred Stock Payment Shares will be convertible into shares of Purchaser Common Stock upon the approval of the Preferred Stock Conversion Proposal.

430 Park Avenue | New York, NY 10022 | 212.356.0500 | www.hcwco.com
Member: FINRA/SIPC

A-1

Board of Directors
Ensysce Biosciences, Inc.	Page 2

The Draft Agreement also provides that concurrently with the execution and delivery of the Agreement, Purchaser and certain investors (the “PIPE Investors”) will enter into a Securities Purchase Agreement pursuant to which, on the terms and subject to the conditions set forth therein, the PIPE Investors will purchase shares of Purchaser Common Stock and shares of Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), equal to the Concurrent Investment Amount as set forth in the Draft Agreement.

For purposes of this opinion, you have instructed us to assume without independent verification that: (i) approximately 353,073,285 shares of Purchaser Common Stock will be issued in the Merger (assuming approval of the Preferred Stock Conversion Proposal and conversion of the Purchaser Preferred Stock Payment Shares); (ii) approximately 66,,811,000 shares of Purchaser Common Stock will be issued in the Purchaser Financing (assuming approval of the Preferred Stock Conversion Proposal and conversion of the Series C Preferred Stock issued in the Purchaser Financing, including the shares of Series C Preferred Stock issued upon exchange of the convertible notes issued under the Note Purchase Agreement (as defined below)); (iii) the holders of the outstanding Purchaser Common Stock immediately prior to the Merger and the Purchaser Financing will own approximately 7.6% of the outstanding equity of Purchaser on a fully diluted basis immediately following the Closing and after giving effect to the conversion of the Purchaser Preferred Stock Payment Shares and the Series C Preferred Stock; (v) the former equity holders of the Company will own approximately 74.9% of the outstanding equity of Purchaser on a fully diluted basis immediately following the Closing and after giving effect to the conversion of the Purchaser Preferred Stock Payment Shares and the Series C Preferred Stock; and (vi) the PIPE Investors will own approximately 17.5% of the outstanding equity of Purchaser.

In connection with our review of the Contemplated Transactions, and in arriving at our opinion, we have reviewed: (i) the financial terms of the proposed Contemplated Transactions described in the Draft Agreement; (ii) the financial terms of the proposed investment described in the Term Sheet dated June 3, 2026, the draft Securities Purchase Agreement dated June 17, 2026 (the “Securities Purchase Agreement”) and the draft Note Purchase Agreement dated June 22, 2026 (the “Note Purchase Agreement”), as provided to us by Purchaser; (iii) certain information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Purchaser and the Company furnished to us, and prepared by, Purchaser’s management for purposes of our analysis; (iv) management of Purchaser’s assessment of the strategic rationale for, and the potential benefits of, the Contemplated Transactions; (v) the past and current business operations, financial condition and future prospects of Purchaser; (vi) the reporting price and trading activity for the Purchaser Common Stock; (vii) certain publicly available information, including, but not limited to, Purchaser’s recent filings with the Securities and Exchange Commission and the financial statements set forth therein; (viii) the financial terms, to the extent publicly available, of certain acquisition and financing transactions that we deemed to be relevant; and (ix) such other analyses and such other factors as we deemed relevant or appropriate for the purpose of rendering our opinion.

A-2

Board of Directors
Ensysce Biosciences, Inc.	Page 3

We have assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was furnished, or otherwise made available, to us or discussed with or reviewed by or for us for purposes of preparing this opinion (and we have not assumed any responsibility or liability for any independent verification of such information). We have further assumed that the financial information provided to us has been prepared by the management of Purchaser on a reasonable basis in accordance with industry practice, and that the management of Purchaser is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the management of Purchaser reasonably prepared the financial forecasts, estimates and other forward-looking information reviewed by us, based on assumptions reflecting its best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of Purchaser and the combined company, respectively. We express no view as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting matters.

In arriving at our opinion, we have assumed that the executed Agreement will be identical in all material respects to the Draft Agreement reviewed by us and that each of the executed Securities Purchase Agreement and Note Purchase Agreement will be identical in all material respects to the draft Securities Purchase Agreement and Note Purchase Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Contemplated Transactions, the Purchaser Financing and the note purchase (the “Note Purchase”) will be consummated pursuant to the terms of the Agreement, the Securities Purchase Agreement and the Note Purchase Agreement, as applicable, without amendments thereto, and (iv) all conditions to the consummation of the Contemplated Transactions, the Purchaser Financing and the Note Purchase will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Contemplated Transactions and the Purchaser Financing will be obtained in a manner that will not adversely affect Purchaser.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Purchaser or the Company and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Purchaser, the Company or any of their respective affiliates is a party or may be subject, and at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

A-3

Board of Directors
Ensysce Biosciences, Inc.	Page 4

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the value of the shares of Purchaser Common Stock to be issued in connection with the Merger and the Purchaser Financing or the prices at which shares of Purchaser Common Stock may trade following announcement of the Merger and the Purchaser Financing or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by Purchaser to render this opinion. We will receive a fee in the amount of $400,000 for the provision of this opinion, which fee is not contingent on the successful completion of the Contemplated Transactions. In addition, Purchaser will pay us (i) a financial advisory fee of $250,000 upon consummation of the Contemplated Transactions, (ii) a fee of 6% of the gross proceeds from the Purchaser Financing, with respect to investment by certain enumerated investors, and $100,000 with respect to the participation of certain potential investors in the Purchaser Financing, and (iii) an expense reimbursement of up to $50,000 and (iv) indemnification against certain liabilities. In addition, we have received fees and expenses for the following transactions: (A) in April 2026, we acted as the exclusive placement agent for the second closing of a private placement of convertible preferred stock by Purchaser for which we received a cash fee of $60,000, warrants to purchase up to an aggregate of 130,309 shares of Purchaser Common Stock with a five year term at an exercise price of $0.6875 per share and warrants to purchase up to an aggregate of 130,309 shares of Purchaser Common Stock with an 18-month term at an exercise price of $0.6875 per share; (B) in November 2025, we acted as the exclusive placement agent for the first closing of a private placement of convertible preferred stock by Purchaser for which we received a cash fee of $280,000, an expense reimbursement of $25,000 and warrants to purchase up to an aggregate of 112,000 shares of Purchaser Common Stock with a five year term at an exercise price of $3.125 per share; (C) in March 2025, we acted as the exclusive placement agent for a registered direct offering by Purchaser for which we received a cash fee of $77,000, an expense reimbursement of $65,950 and warrants to purchase up to an aggregate of 22,063 shares of Purchaser Common Stock with a five year term at an exercise price of $4.3625 per share; (D) in February 2025, we acted as the exclusive placement agent for a warrant inducement by Purchaser for which we received a cash fee of $154,000 and warrants to purchase up to an aggregate of 44,126 shares of Purchaser Common Stock with a five year term at an exercise price of $4.05 per share; (E) in August 2024, we acted as the exclusive placement agent for a registered direct offering by Purchaser for which we received a cash fee of $353,895, an expense reimbursement of $100,950 and warrants to purchase up to an aggregate of 50,171 shares of Purchaser Common Stock with a five year term at an exercise price of $8.8125 per share (after taking into account a 1:15 reverse stock split completed by Purchaser). In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Purchaser, and, accordingly, may at any time hold a long or a short position in such securities. Except as described above, we have not had a material relationship with, nor otherwise received compensation from, Purchaser or the Company during the two years preceding the date hereof. In the future, we may provide financial advisory and investment banking services to Purchaser, the Company or their respective affiliates for which we would expect to receive compensation.

A-4

Board of Directors
Ensysce Biosciences, Inc.	Page 5

Consistent with applicable legal and regulatory requirements, H.C. Wainwright & Co., LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, H.C. Wainwright & Co., LLC’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Purchaser and/or the Company and/or the Contemplated Transactions that differ from the views of its investment banking personnel.

This opinion has been prepared for the information of the Board of Directors of Purchaser for its use in connection with its consideration of the financial terms of the Contemplated Transactions and is not intended to be and does not constitute a recommendation to the Board of Directors of Purchaser or to any stockholder of Purchaser as to how to vote on any matter relating to the Contemplated Transactions or to take any other action in connection with the Contemplated Transactions or any other matter. Except as permitted by our engagement letter with the Purchaser in connection with the Contemplated Transactions this opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public references to us be made, without H.C. Wainwright & Co., LLC’s prior written approval. This opinion has been approved for issuance by the H.C. Wainwright & Co., LLC Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to Purchaser of the proposed Closing Consideration and does not address the relative merits of the Contemplated Transactions or any alternatives to the Contemplated Transactions, Purchaser’s underlying decision to proceed with or effect the Contemplated Transactions, or any other aspect of the Contemplated Transactions. This opinion does not address the fairness of the Contemplated Transactions to the holders of any class of securities, creditors or other constituencies of Purchaser. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees of Purchaser, whether or not relative to the Contemplated Transactions.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Closing Consideration to be paid by Purchaser pursuant to the Agreement is fair, from a financial point of view, to Purchaser.

Sincerely,

/s/ H.C. Wainwright & Co., LLC

H.C. Wainwright & Co., LLC

A-5

Annex B

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 5, 2026, Ensysce Biosciences, Inc. (“Ensysce” or the “Company”) acquired Cy Biopharma, Inc. (“Cy”), pursuant to the terms of an Agreement and Plan of Merger, dated August 5, 2026 (the “Merger Agreement”), by and among Ensysce, PHRMA Merger Sub I, Inc. (“First Sub”), PHRMA Merger Sub II, LLC (“Second Sub”), and Cy.

Pursuant to the Merger Agreement, First Sub merged with and into Cy, with Cy surviving the merger as a wholly owned subsidiary of Ensysce (the “First Merger”). Immediately following the First Merger, Cy merged with and into Second Sub, with Second Sub surviving as a wholly owned subsidiary of Ensysce (the “Second Merger,” and together with the First Merger, the “Merger”). The surviving entity was subsequently renamed Cy Biopharma, LLC and remains a wholly owned subsidiary of Ensysce.

At the closing of the Merger on August 5, 2026 (the “Closing”), Ensysce issued to the former equity holders of Cy an aggregate of 282,122 shares of Ensysce Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”) in exchange for the outstanding shares of Cy capital stock immediately prior to the First Merger.

Each share of Series C Preferred Stock is convertible into 1,000 shares of Ensysce common stock following receipt of the requisite stockholder approval, subject to certain beneficial ownership limitations and the terms and limitations set forth in the Series C Certificate of Designation.

PIPE Financing

On August 5, 2026, concurrently with the Merger, Ensysce entered into a Securities Purchase Agreement with certain investors (the “PIPE Investors”), pursuant to which Ensysce agreed to issue and sell an aggregate of 120,260 shares of Series C Preferred Stock for potential aggregate gross proceeds of approximately $43.0 million (the “PIPE Financing”) in two tranches.

At the initial closing of the PIPE Financing on August 5, 2026 (the “Initial Closing”), Ensysce issued 66,811 shares of Series C Preferred Stock at a purchase price of $321.79 per share, or $0.32179 per share on an as-converted basis, resulting in gross proceeds of approximately $21.5 million.

Subject to achievement of a specified clinical trial milestone, Ensysce has agreed to issue an additional 53,449 shares of Series C Preferred Stock at a purchase price of $402.24 per share, or $0.40224 per share on an as-converted basis (the “Milestone Closing”), which would provide additional gross proceeds of approximately $21.5 million.

Upon achievement of the same clinical trial milestone, Ensysce has also agreed to issue an additional 22,166 shares of Series C Preferred Stock at a purchase price of $402.24 per share, or $0.40224 per share on an as-converted basis (the “Cy Milestone Closing”), to certain former Cy equity holders that previously held convertible notes, which would result in additional gross proceeds of approximately $8.9 million.

Other Transactions

In connection with the Merger, Ensysce also entered into an Omnibus Amendment and Termination Agreement (the “3i Agreement”) with 3i, LP (“3i”), pursuant to which the parties agreed to terminate certain existing financing arrangements. All outstanding shares of Ensysce Series B Preferred Stock, all of which were held by 3i, were converted into an aggregate of 3,229,276 shares of Ensysce common stock, and all common stock warrants held by 3i were converted into 7,183 shares of Series C Preferred Stock. Ensysce also agreed to make a $250,000 cash payment to 3i.

Separately, to satisfy an existing contractual obligation with a research and development vendor, Galephar Pharmaceutical Research (“Galephar”), Ensysce issued 2,176 shares of Series C Preferred Stock to Galephar.

The Merger, PIPE Financing and related other transactions are collectively referred to herein as the “Transactions.”

B-1

On August 6, 2026, Ensysce publicly announced the completion of the Merger and the related PIPE Financing and filed a Current Report on Form 8-K reporting the Transactions and attaching the Merger Agreement, Securities Purchase Agreement and related transaction documents. In connection with the announcement, the Company stated that the Transactions are expected to provide funding to advance Cy’s lead product candidate, CY200, a clinical-stage neuroplastogenic therapy for the treatment of Complex Regional Pain Syndrome (“CRPS”) Type 1 that has received Orphan Drug Designation from the U.S. Food and Drug Administration. The Company expects the available financing to support CY200 through key clinical milestones, including topline data from a randomized Phase 2 clinical trial evaluating the efficacy, safety and tolerability of CY200 in patients with CRPS Type 1, and to support preparation for registrational development.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared by Ensysce in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020 (“Article 11”). The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Cy and the other related Transactions.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, combines the historical balance sheet of Cy as of June 30, 2026, and the historical balance sheet of Ensysce as of June 30, 2026, and depicts the accounting for the Transactions (“pro forma balance sheet transaction accounting adjustments”) as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026, and for the year ended December 31, 2025, combine the historical results of Ensysce and Cy and depict the pro forma balance sheet transaction accounting adjustments for the Transactions assuming that those adjustments were made as of January 1, 2025 (“pro forma statements of operations transaction accounting adjustments”). Collectively, pro forma balance sheet transaction accounting adjustments and pro forma statements of operations transaction accounting adjustments are referred to as “transaction accounting adjustments.” These unaudited pro forma condensed combined financial information for the six months ended June 30, 2026, and year ended December 31, 2025, and related notes have been derived from and should be read in conjunction with:

●	the historical audited consolidated financial statements of Ensysce and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Ensysce’s annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, and incorporated herein by reference;
●	the historical unaudited interim financial statements of Ensysce and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Ensysce’s quarterly report on Form 10-Q for the six months ended and as of June 30, 2026, as filed with the SEC on August 13, 2026, and incorporated herein by reference;
●	the historical audited financial statements of Cy as of and for the year ended December 31, 2025, included herein; and
●	the historical unaudited interim financial statements of Cy and the related notes as of and for the six months ended June 30, 2026, included herein.

Cy’s historical financial information has been included for purposes of preparing the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations and financial position would have been had the Transactions occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may result from the Transactions.

The transaction accounting adjustments to the unaudited pro forma condensed combined financial information are based on the assumptions described in the accompanying notes. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Ensysce and Cy been a combined organization during the specified periods.

B-2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

	Historical		PIPE		Accounting		Transaction		Pro Forma
	Ensysce	Cy	Financing		Adjustments		Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$676,704	$5,797,368	$21,499,112	2(a)	$-		$11,433,711	6(a)	$39,406,895
Unbilled receivable	416,811	-	-		-		-		416,811
Prepaid expenses and other current assets	1,752,695	27,069	-		-		(60,368)	6(f)	1,719,396
Total current assets	2,846,210	$5,824,437	$21,499,112		$-		$11,373,343		$41,543,102
Property and equipment, net	111,063	-	-		-				111,063
Total assets	$2,957,273	$5,824,437	$21,499,112		$-		$11,373,343		$41,654,165

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,977,629	$2,419,780	$-		$-		$(2,202,275)	6(b)	$2,195,134
Accrued expenses and other liabilities	1,893,635	86,270	1,903,591	2(a)	23,050	9(a)	(600,000)	6(c)	8,813,925
							250,000	6(d)
							(76,909)	6(e)
							3,334,288	6(f)
							2,000,000	6(b)
Notes payable and accrued interest	196,842	-	-		-		-		196,842
Other current liabilities	-	23,050	-		(23,050)	9(a)	-		-
Total current liabilities	4,068,106	$2,529,100	$1,903,591		$-		$2,705,104		$11,205,901
Convertible loan notes	-	6,777,691					(6,777,691)	6(e)	-
SAFE liabilities	-	1,502,695					(1,502,695)	6(e)	-
Total liabilities	$4,068,106	$10,809,486	$1,903,591		$-		$(5,575,282)		$11,205,901

Mezzanine equity
Cy series seed 1 convertible preferred stock	$-	$600,000	$-		$-		$(600,000)	6(g)	$-
Cy series seed 2 convertible preferred stock	-	1,042,515	-				(1,042,515)	6(g)	-
Advance subscription agreement	-	721,993	-				(721,993)	6(e)	-
Total mezzanine equity	$-	$2,364,508	$-		$-		$(2,364,508)		$-

Stockholders’ equity (deficit)
Ensysce common stock	$1,624	$-	$-		$-		$323	6(d)	$1,947
Ensysce preferred stock	-	-	21,499,112	2(a)			90,784,038	6(g)	113,391,192
			(1,903,591)	2(a)			700,215	6(c)
							2,311,418	6(d)
Cy common stock	-	65	-				(65)	6(g)	-
Additional paid-in capital	145,063,802	-	-				(2,561,740)	6(d)	142,502,062
Accumulated deficit	(145,847,123)	(7,156,351)	-				(79,170,463)	6(h)	(225,117,801)
							7,156,349	6(g)
							(100,215)	6(c)
Accumulated other comprehensive loss	-	(193,271)	-		-		193,271	6(g)	-
Total Ensysce stockholders’ equity (deficit)	(781,697)	(7,349,557)	19,595,521		-		19,313,133		30,777,400
Minority interest	(329,136)	-	-		-		-		(329,136)
Total stockholders’ equity	$(1,110,833)	$(7,349,557)	$19,595,521		$-		$19,313,133		$30,448,264
Total liabilities, mezzanine equity, and stockholders’ equity (deficit)	$2,957,273	$5,824,437	$21,499,112		$-		$11,373,343		$41,654,165

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

B-3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

			Transaction
	Historical		Accounting		Pro Forma
	Ensysce	Cy	Adjustments		Combined

Federal grants	$2,125,313	$-	$-		$2,125,313

Operating expenses:
Research and development	5,818,633	439,310	-		6,257,943
General and administrative	2,445,299	2,583,207	-		5,028,506
Total operating expenses	8,263,932	3,022,517	-		11,286,449
Loss from operations	(6,138,619)	(3,022,517)	-		(9,161,136)

Other income (expense):
Changes in the fair value of SAFE Liabilities	-	(417,924)	417,924	7(a)	-
Change in fair value of Advanced Subscription Agreement	-	228,007	(228,007)	7(a)	-
Interest expense	(4,243)	(4,630)	4,630	7(a)	(4,243)
Other income and expense, net	15,572	-	-		15,572
Foreign currency transaction (loss)/gain, net	-	(16,305)	-		(16,305)
Total other income/(expenses), net	11,329	(210,852)	194,547		(4,976)
Net loss	$(6,127,290)	(3,233,369)	194,547		(9,166,112)
Net loss attributable to noncontrolling interests	(166)	-	-		(166)
Deemed dividend	-	-	-		-
Net loss attributable to common stockholders	$(6,127,124)	$(3,233,369)	$194,547		$(9,165,946)
Other comprehensive (loss)/income – Foreign currency translation adjustments, net of tax	-	19,630	-		19,630
Total comprehensive loss	$(6,127,124)	$(3,213,739)	$194,547		$(9,146,316)
Net loss per basic and diluted share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.62)				$(0.70)
Weighted average common shares outstanding, basic and diluted	9,954,626				13,183,902

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

B-4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025

			Transaction
	Historical		Accounting		Pro Forma
	Ensysce	Cy	Adjustments		Combined

Federal grants	$5,066,650	$-	$-		$5,066,650

Operating expenses:
Research and development	10,376,895	473,380	79,170,463	7(b)	90,020,738
General and administrative	4,930,701	1,075,268	-		6,005,969
Total operating expenses	15,307,596	1,548,648	79,170,463		96,026,707
Loss from operations	(10,240,946)	(1,548,648)	(79,170,463)		(90,960,057)

Other income (expense):
Change in fair value of liability classified warrants	10,096	-	-		10,096
Changes in the fair value of financial instruments	-	95,486	(95,486)	7(a)	-
Interest expense	(18,767)	(54,228)	53,978	7(a)	(19,017)
Interest income	-	7	-		7
Other income and expense, net	73,430	-	-		73,430
Foreign currency transaction (loss)/gain, net	-	41,689	-		41,689
Total other income/(expenses), net	64,759	82,954	(41,508)		106,205
Net loss	$(10,176,187)	$(1,465,694)	$(79,211,971)		$(90,853,852)
Net loss attributable to noncontrolling interests	(487)	-	-		(487)
Deemed dividend		-	708,514	7(c)	708,514
Net loss attributable to common stockholders	$(10,175,700)	$(1,465,694)	$(79,920,485)		$(91,561,879)
Other comprehensive (loss)/income – Foreign currency translation adjustments, net of tax	-	(64,395)	-		(64,395)
Total comprehensive loss	$(10,175,700)	$(1,530,089)	$(79,920,485)		$(91,626,274)
Net loss per basic and diluted share:
Net loss per share attributable to common stockholders, basic and diluted	$(3.98)				$(15.82)
Weighted average common shares outstanding, basic and diluted	2,557,377				5,786,653

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

B-5

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Merger

On August 5, 2026, Ensysce, First Sub, Second Sub and Cy entered into the Merger Agreement, pursuant to which Ensysce acquired Cy. Pursuant to the Merger Agreement, First Sub merged with and into Cy, with Cy surviving as a wholly owned subsidiary of Ensysce. Immediately following the First Merger, Cy merged with and into Second Sub, with Second Sub surviving as a wholly owned subsidiary of Ensysce and the Second Sub changing its name to “Cy Biopharma, LLC”.

Upon the Closing, Ensysce acquired all outstanding equity interests of Cy. In exchange for all outstanding shares of Cy stock immediately prior to the effective time of the First Merger, Ensysce issued to the former equity holders of Cy the right to receive an aggregate of 282,122 shares of Ensysce Series C Preferred Stock.

Each share of Series C Preferred Stock is convertible into 1,000 shares of Ensysce common stock, par value $0.0001 per share, following receipt of the requisite stockholder approval and subject to the terms, conditions and beneficial ownership limitations set forth in the applicable Certificate of Designation. The estimated fair value of the Series C Preferred Stock issued as consideration in the Merger was approximately $90.8 million.

2. Concurrent Private Placement

On August 5, 2026, in connection with the Merger, Ensysce entered into a Securities Purchase Agreement with PIPE Investors, pursuant to which Ensysce agreed to issue and sell an aggregate of 120,260 shares of Series C Preferred Stock for aggregate gross proceeds of approximately $43.0 million in two tranches.

At the Initial Closing, Ensysce issued 66,811 shares of Series C Preferred Stock at a purchase price of $321.79 per share, or $0.32179 per share on an as-converted basis, resulting in gross proceeds of approximately $21.5 million.

Subject to achievement of a specified clinical trial milestone, Ensysce has agreed to issue an additional 53,449 shares of Series C Preferred Stock at a purchase price of $402.24 per share, or $0.40224 per share on an as-converted basis, which would result in additional gross proceeds of approximately $21.5 million.

Upon achievement of the same specified clinical trial milestone, Ensysce has also agreed to issue an additional 22,166 shares of Series C Preferred Stock at a purchase price of $402.24 per share, or $0.40224 per share on an as-converted basis, to certain former Cy equity holders that previously held convertible notes, which would result in additional gross proceeds of approximately $8.9 million.

Each share of Series C Preferred Stock issued pursuant to the PIPE Financing is convertible into 1,000 shares of Common Stock, subject to the terms and limitations set forth in the Certificate of Designation.

The unaudited pro forma condensed combined financial information reflects the Initial Closing of the PIPE Financing and related transaction accounting adjustments. The potential proceeds and issuance of securities associated with the Milestone Closing have not been reflected in the unaudited pro forma condensed combined financial information because the applicable clinical trial milestone had not been achieved as of the Closing.

a)	To reflect the Initial Closing of approximately $21.5 million in upfront gross proceeds from the issuance of 66,811 shares of Series C Preferred Stock at a purchase price of $321.79 per share, less issuance costs of approximately $1.9 million.

The potential issuance of an additional 53,449 shares of Series C Preferred Stock and receipt of approximately $21.5 million of additional gross proceeds upon achievement of the specified clinical trial milestone are not reflected because the milestone condition had not been achieved as of the Closing.

B-6

3. Other Related Transactions

On August 5, 2026, Ensysce and 3i entered into an agreement pursuant to which Ensysce and 3i agreed to terminate certain existing agreements between Ensysce and 3i.

Pursuant to the 3i Agreement, all outstanding shares of Ensysce Series B Preferred Stock were converted into an aggregate of 3,229,276 shares of common stock, of which 910,905 shares were issued directly to 3i and 2,318,371 shares were issued to a financial institution to be held in an abeyance account. In addition, outstanding warrants held by 3i were converted into 7,183 shares of Series C Preferred Stock. Ensysce also agreed to make a cash payment of $250,000 to 3i.

Separately, in connection with the Company’s research agreement with Galephar, Ensysce settled its outstanding obligation to issue 2,175,368 shares of common stock by issuing 2,176 shares of Series C Preferred Stock to Galephar.

4. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with Article 11 of Regulation S-X and is presented in U.S. dollars. The transaction accounting adjustments have been identified and presented to provide relevant information necessary to understand the effects of the Transactions on Ensysce.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, gives effect to the Transactions as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026, and the year ended December 31, 2025, give effect to the Transactions as if they had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information was prepared using the historical financial information of Ensysce and Cy and gives effect to the transaction accounting adjustments described in these notes. Certain historical amounts of Cy have been reclassified to conform to Ensysce’s financial statement presentation and accounting policies, as applicable.

5. Accounting Treatment for the Merger

The Merger is accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), because substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable in-process research and development (“IPR&D”) asset related to the CY200 program. Ensysce is the accounting acquirer and, upon consummation of the Merger, Cy became a wholly owned subsidiary of Ensysce.

Under the asset acquisition method, the cost of the acquisition, including qualifying transaction costs, is allocated to the assets acquired based on their relative fair values, after consideration of the liabilities assumed. No goodwill is recognized in an asset acquisition. Acquired IPR&D that has no alternative future use is expensed as of the acquisition date.

The preliminary acquisition accounting reflected in the unaudited pro forma condensed combined financial information is based on currently available information, the terms of the Merger Agreement and related transaction documents, and assumptions that management believes are reasonable under the circumstances. Cash, prepaid expenses and other acquired assets and assumed liabilities are reflected based on preliminary estimates of their acquisition-date amounts. Substantially all of the value of the acquired assets is attributable to the CY200 IPR&D program. Accordingly, after allocation of the acquisition cost to the other identifiable assets acquired based on their relative fair values, substantially all of the remaining acquisition cost is allocated to acquired IPR&D. Because the acquired IPR&D has no alternative future use as of the acquisition date, the amount allocated to IPR&D is expensed immediately upon acquisition.

The accounting for the Transactions is preliminary and may be revised as additional information becomes available and management completes its analysis of the assets acquired, liabilities assumed, consideration transferred and other transaction-related matters. The final accounting and allocation of the acquisition cost will be determined after the final consideration is determined and any valuations, studies or other analyses deemed necessary are completed. Accordingly, the final amounts may differ materially from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect the financial position or results of operations that would have occurred had the Transactions been completed on the dates assumed, nor is it necessarily indicative of the future financial position or results of operations of Ensysce following the Transactions. The unaudited pro forma condensed combined financial information does not give effect to anticipated synergies, operating efficiencies, tax savings or cost savings that may result from the Transactions and should be read in conjunction with the accompanying notes.

B-7

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, are based on preliminary estimates that could change materially as additional information becomes available.

a)	To reflect the receipt of $11.4 million from the issuance of Cy convertible notes in July 2026.

b)	To reflect the payment by Ensysce of certain Cy transaction costs recorded in accounts payable, including the effect of a $0.2 million negotiated reduction in legal fees.

c)	To reflect the issuance of Series C Preferred Stock in satisfaction of an existing contractual obligation associated with the Galephar transaction and the corresponding elimination of the related $0.6 million historical liability.

d)	To reflect the settlement of outstanding 3i holdings in connection with the Transactions, including the conversion of Series B Preferred Stock into Common Stock, the conversion of outstanding warrants into Series C Preferred Stock, and a $0.25 million cash payment.

e)	To reflect the conversion, settlement or extinguishment of Cy’s outstanding convertible notes and SAFE instruments in connection with the Transactions, including the elimination of the related historical liability balances and accrued interest.

f)	To reflect approximately $3.4 million of estimated acquisition-related legal and advisory costs incurred or expected to be incurred in connection with the Merger that were either not reflected in the historical balance sheets to be accrued or reclassified out of deferred financing costs.

g)	To reflect the asset acquisition accounting resulting from the Merger, including the issuance of 282,122 shares of Series C Preferred Stock as purchase consideration and the elimination of Cy’s historical equity balances.

h)	To reflect the immediate expensing of acquired IPR&D upon consummation of the Merger, as the acquired IPR&D has no alternative future use.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026, and the year ended December 31, 2025, reflect the Transactions as if they had occurred on January 1, 2025.

a)	To reflect the elimination of historical interest expense, changes in fair value and other income or expense associated with Cy’s convertible notes and SAFE instruments that were converted, settled or extinguished in connection with the Transactions, as if such conversion, settlement or extinguishment had occurred on January 1, 2025.

b)	To reflect the immediate expensing of approximately $79 million of acquired IPR&D with no alternative future use upon consummation of the Merger.

The adjustment is based on the preliminary allocation of the asset acquisition cost to Cy’s acquired assets based on their relative fair values. The amount allocated to acquired IPR&D is reflected as acquired in-process research and development expense in the unaudited pro forma condensed combined statement of operations. The adjustment is nonrecurring and is presented as though the Merger had occurred on January 1, 2025.

c)	Reflects a deemed dividend recognized in connection with the settlement of 3i’s holdings. The deemed dividend is included in determining pro forma net loss available to common stockholders for purposes of calculating pro forma net loss per share, as the settlement is assumed to have occurred as of January 1, 2025.

B-8

8. Net Loss Per Share

Pro forma basic and diluted net loss per share attributable to common stockholders has been adjusted to reflect the Transactions, including Common Stock issued pursuant to settlement of 3i’s holdings, as if the applicable Transactions had occurred on January 1, 2025.

Because Ensysce and the pro forma combined company reported net losses for the periods presented, potentially dilutive securities are excluded from the computation of diluted net loss per share when their inclusion would be anti-dilutive. The shares of common stock underlying the Series C Preferred Stock have been excluded from the calculation of pro forma basic and diluted net loss per share. The Series C Preferred Stock is not convertible until receipt of the requisite stockholder approval, at which time it will automatically convert into common stock, subject to certain beneficial ownership limitations. As the approval had not occurred as of the applicable pro forma periods, the underlying shares were excluded from basic net loss per share and were excluded from diluted net loss per share as their effect would be anti-dilutive.

The pro forma weighted-average shares outstanding are calculated as follows:

	For the Six	For the Year
	Months Ended	Ended
	June 30, 2026	December 31, 2025
	Basic and Diluted	Basic and Diluted
Pro forma net loss	$(9,165,946)	$(91,561,879)

Historical weighted-average common shares outstanding	9,954,626	2,557,377
Common shares issued in connection with settlement of 3i Series B preferred stock	3,229,276	3,229,276
Pro forma weighted average number of common shares	13,183,902	5,786,653
Pro forma net loss per share, basic and diluted	$(0.70)	$(15.82)

The following table reflects the outstanding dilutive potential shares that are excluded from the calculation of diluted net loss per share due to their anti-dilutive effect.

	For the Six	For the Year
	Months Ended	Ended
	June 30, 2026	December 31, 2025
Stock options	93,281	87,048
Warrants	1,260,291	2,440,527
Convertible notes	2,844	9,187
Conversions from Series C Preferred Stock	358,292,000	358,292,000
Performance-Based RSUs expected to be granted upon closing of the Merger	4,140,285	4,140,285
Total	363,788,701	364,969,047

9. Reclassifications

Certain amounts in the historical consolidated financial statements of Cy have been reclassified within the “Historical Cy” column of the unaudited pro forma condensed combined financial information to conform to the Company’s financial statement presentation. These reclassifications primarily relate to the presentation of other current liabilities, and had no impact on Cy’s previously reported total assets, total liabilities, stockholders’ equity, or net loss.

a)	Reflects the reclassification of certain historical Cy balances, primarily relating to other current liabilities, to conform to Ensysce’s financial statement presentation. These adjustments have no impact on total assets, total liabilities, stockholders’ equity, or net loss.

B-9

Annex C

CERTIFICATE OF FIFTH AMENDMENT OF THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ENSYSCE BIOSCIENCES, INC.

Ensysce Biosciences, Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST. The name of the corporation is Ensysce Biosciences, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 11, 2017 and was amended by the Certificate of Amendment, which was filed with the Secretary of State of Delaware on September 11, 2017.

SECOND. A first amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 30, 2017. A second amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on December 1, 2017 (the “Second Amended and Restated Certificate”). A first amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on December 5, 2019. A second amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on March 26, 2020. A third amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on June 29, 2020. A fourth amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on November 30, 2020. A third amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 30, 2021 (the “Certificate”). An amendment to the Certificate was filed with the Secretary of State of the State of Delaware on September 9, 2022. A second amendment to the Certificate was filed with the Secretary of State of the State of Delaware on October 27, 2022. A Certificate of Designation of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 1, 2023 (“Series A Certificate of Designation”). An amendment to the Series A Certificate of Designation was filed with the Secretary of State of the State of Delaware on February 7, 2023. A third amendment to the Certificate was filed with the Secretary of State of the State of Delaware on March 28, 2023. A Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on March 31, 2023. A fourth amendment to the Certificate was filed with the Secretary of State of the State of Delaware on November 27, 2024 (the “Certificate Amendment”). A Certificate of Designation of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on November 14, 2025 (“Series B Certificate of Designation”). An amendment to the Series B Certificate of Designation was filed with the Secretary of State of the State of Delaware on April 2, 2026. A Certificate of Elimination of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on August 5, 2026. A Certificate of Designation of Series C Preferred Stock was filed with the Secretary of State of the State of Delaware on August 5, 2026. An amendment to the Certificate of Designation of Series C Preferred Stock was filed with the Secretary of State of the State of Delaware on September 25, 2026. [A fifth amendment to the Certificate was filed with the Secretary of State of the State of Delaware on [_______ __], 202_ .]

THIRD. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL. The following paragraph hereby replaces the first paragraph of Article IV of the Certificate that is found in the Certificate Amendment:

“Contingent and effective as of 12:01 am on [______] (the “Effective Time”), each [____] (__)1 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of the Company (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. In lieu of the issuance of fractional shares, the Company will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

FOURTH. This Certificate of Fifth Amendment of the Third Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of 12:01 a.m. on [_______], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Third Amended and Restated Certificate of Incorporation, as amended, by this reference. All other provisions of the Third Amended and Restated Certificate of Incorporation, as amended, remain in full force and effect.

*****

1 Shall be a whole number equal to or greater than ten (10) and equal to or lesser than thirty (30), which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

C-1

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed by the duly authorized officer below as of this [_____] day of [_____], 202[_].

ENSYSCE BIOSCIENCES, INC.

By:
Name:
Title:

C-2

Annex D

CERTIFICATE OF SIXTH AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ENSYSCE BIOSCIENCES, INC.

Ensysce Biosciences, Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST. The name of the corporation is Ensysce Biosciences, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation, under the name GLL Acquisition Corp., with the Secretary of State of the State of Delaware on September 11, 2017 and was amended by the Certificate of Amendment, which was filed with the Secretary of State of Delaware on September 11, 2017.

SECOND. A first amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 30, 2017. A second amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on December 1, 2017 (the “Second Amended and Restated Certificate”). A first amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on December 5, 2019. A second amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on March 26, 2020. A third amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on June 29, 2020. A fourth amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on November 30, 2020. A third amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 30, 2021 (the “Certificate”). An amendment to the Certificate was filed with the Secretary of State of the State of Delaware on September 9, 2022. A second amendment to the Certificate was filed with the Secretary of State of the State of Delaware on October 27, 2022. A Certificate of Designation of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 1, 2023 (“Series A Certificate of Designation”). An amendment to the Series A Certificate of Designation was filed with the Secretary of State of the State of Delaware on February 7, 2023. A third amendment to the Certificate was filed with the Secretary of State of the State of Delaware on March 28, 2023. A Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on March 31, 2023. A fourth amendment to the Certificate was filed with the Secretary of State of the State of Delaware on November 27, 2024. A Certificate of Designation of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on November 14, 2025 (“Series B Certificate of Designation”). An amendment to the Series B Certificate of Designation was filed with the Secretary of State of the State of Delaware on April 2, 2026. A Certificate of Elimination of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on August 5, 2026. A Certificate of Designation of Series C Preferred Stock was filed with the Secretary of State of the State of Delaware on August 5, 2026. An amendment to the Certificate of Designation of Series C Preferred Stock was filed with the Secretary of State of the State of Delaware on September 25, 2026. [A fifth amendment to the Certificate was filed with the Secretary of State of the State of Delaware on [_______ __], 202_ ].

THIRD. The terms and provisions of this Certificate of Sixth Amendment have been duly adopted in accordance with Section 242 of the DGCL.

FOURTH. Article IV of the Third Amended and Restated Certificate of Incorporation shall be and hereby is amended by replacing the first paragraph thereof in its entirety as follows:

“(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 501,500,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 1,500,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).”

FIFTH. This Certificate of Sixth Amendment of the Third Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of [_____] on [_____], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Third Amended and Restated Certificate of Incorporation by this reference. All other provisions of the Third Amended and Restated Certificate of Incorporation remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned has caused this Sixth Certificate of Amendment to be executed by the duly authorized officer below as of this [_____] day of [_______ 202_].

ENSYSCE BIOSCIENCES, INC.

By:
Name:
Title:

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Annex E

(Plan Amendment followed by the existing Plan, as previously amended through November 20, 2025)

THIRD AMENDMENT TO THE

Ensysce biosciences, INC.

AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

Dated: _____, 202_

WHEREAS, the Board of Directors (the “Board”) of Ensysce Biosciences, Inc., a Delaware corporation (the “Company”) previously established the Ensysce Biosciences, Inc. Amended And Restated 2021 Omnibus Incentive Plan, as amended (the “Plan”); and

WHEREAS, after giving effect to an increase in accordance with the annual increase provisions in Section 4.1(a)(i) (the “Evergreen Provisions”) of the Plan, the maximum number of shares of common stock of the Company (“Common Stock”) currently available for grants of “Awards” (as defined under the Plan) is 763,930 (not counting shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), all of which are available as grants as Incentive Stock Options; and

WHEREAS, in order to ensure that a sufficient number of shares of Common Stock are available under the Plan in order to properly incentivize those eligible to participate in the Plan, including future eligible participants, the Board believes it to be in the best interests of the Company and its shareholders to increase the maximum number of shares of Common Stock available for grants of Awards, which number is presently 950,206 prior to the next annual meeting of Company Stockholders, increasing to 1,500,000, after giving effect to a contemplated reverse stock split of between one-for-ten and one-for-thirty (the “Reverse Stock Split”), with the additional shares of Common Stock (the “Additional Reserved Shares”) not counting shares of Common Stock that have previously been issued pursuant to the Plan, that are the subject of outstanding Awards under the Plan or that result from the Evergreen Provisions; and

WHEREAS, the Board further believes it to be in the best interests of the Company and its shareholders to increase the number of shares of Common Stock that may be granted under the Plan as incentive stock options (“Incentive Stock Options”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to 1,500,000 shares, after giving effect to the Reverse Stock Split, in order to allow the Additional Reserved Shares and such other additional shares of Common Stock that may become available under the Plan in accordance with the Evergreen Provisions to be granted as Incentive Stock Options; and

WHEREAS, Article XI of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law or the exchange or system on which the Company’s securities are then listed or traded;

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date hereof, the Plan is hereby amended as follows:

Section 4.1(a)(i) of the Plan is hereby amended in its entirety, to read as follows:

“The aggregate number of shares of Common Stock that may be the subject of Awards under the Plan is (y) 1,500,000 shares (after giving effect to a reverse stock split of between one-for-ten and one-for-thirty contemplated to occur near the end of 2026) and (z) an annual increase on January 1, 2027 and each anniversary of such date thereafter prior to the termination of the Plan, equal to the lesser of (A) 5% of the shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board, all of which shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options is 1,500,000 plus shares resulting from application of subsection (z) of this Section 4.1(a)(i). Following the Restatement Effective Date, any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan. Notwithstanding anything in the Plan to the contrary, the shares of subject to outstanding awards plus the shares available for future awards shall not exceed seven and one-half percent (7.5%) of the outstanding shares of Common Stock plus an annual increase allowed pursuant to this Section 4.1, such amount to be determined annually by the Board. No increase under the Plan shall be made to the extent it would exceed this limit and shares available for future awards shall be reduced as necessary to comply with it.”

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption on the date set forth above.

ENSYSCE BIOSCIENCES, INC.

By:	/s/ Dr. Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	Chief Executive Officer
Date:	[_______ __], 202_

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ENSYSCE BIOSCIENCES, INC.

AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of the Ensysce Biosciences, Inc. Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”) is to enhance the profitability and value of Ensysce Biosciences, Inc. (the “Company”) for the benefit of its stockholders by enabling the Company to offer employees, directors and other service providers of the Company and its Affiliates, stock and stock-based incentive awards, to create a means to raise the level of stock ownership by, employees, directors and service providers in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XIV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” shall mean a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.2 “Affiliate” shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a Subsidiary, beginning with the Company’s Parent, which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.3 “Appreciation Award” shall mean any Award under the Plan of any Stock Option or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4 “Award” shall mean any award under the Plan of Stock Options, Restricted Stock and Other Stock-Based Awards. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant or in the discretion of the Committee, a grant letter from the Company.

2.5 “Board” shall mean the Board of Directors of the Company.

2.6 “Cause” means, with respect to a Participant’s Termination of Employment or Termination of Consultancy: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of grant of the Award that defines “cause” (or words of like import), as defined under such agreement; and (b) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of grant of the Award (or where such an agreement exists but does not define “cause” (or words of like import)), termination due to a Participant’s commission of a fraud or felony in connection with his or her duties as an employee or other service provider of the Company or an Affiliate, willful misconduct or any act of disloyalty, dishonesty, fraud, breach of trust or confidentiality as to the Company or an Affiliate, or any other act which is intended to cause or may reasonably be expected to cause economic or reputational injury to the Company or an Affiliate. With respect to a Participant’s Termination of Directorship, “Cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

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2.7 “Change in Control” shall have the meaning set forth in Section 10.2.

2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9 “Committee” shall mean a committee or subcommittee of the Board (or an authorized committee thereof) appointed from time to time by the Board (or such authorized committee thereof), which committee or subcommittee shall consist of not less than two individuals, (i) each of whom is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or such other applicable stock exchange rule and (ii) to the extent required by Rule 16b-3, at least two of whom are “non-employee directors” as defined in Rule 16b-3. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. Any member of the Committee who does not meet the “non-employee director” standard as defined in Rule 16b-3 is required to abstain from the actions of the Committee, as the Committee may determine, in order to comply with Rule 16b-3. The Committee may also establish a subcommittee of the Committee that is intended to qualify as a committee consisting solely of two or more “non-employee directors,” and may delegate to such subcommittee all approvals, certifications and administrative and other determinations with respect to compensation intended to be exempt under Rule 16b-3.

2.10 “Common Stock” shall mean subject to Article IV hereof, the common stock, $.01 par value per share, of the Company.

2.11 “Company” shall mean Ensysce Biosciences, Inc., a Delaware corporation, and any successors and assigns.

2.12 “Company Stock Plans” shall mean the Ensysce Biosciences, Inc. 2004 Stock Incentive Plan, 2008 Stock Incentive Plan, 2016 Stock Incentive Plan and the 2019 Directors Plan.

2.13 “Consultant” shall mean any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.14 “Disability” shall mean, with respect to a Participant’s Termination, the failure or inability of a Participant to perform substantially the usual duties and obligations of such individual on behalf of the Company or its Affiliates for one hundred eighty (180) days during any two hundred seventy (270) day period because of any mental or physical incapacity, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, for Awards under the Plan that provide for payments that are triggered upon a Disability and that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.15 “Eligible Employees” shall mean each employee of the Company and its Affiliates who are eligible pursuant to Article V to be granted Awards under the Plan.

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Exchange Act shall also be a reference to any successor provision.

2.17 “Exercisable Awards” shall mean any Award under the Plan of any Stock Option and any Other Stock Based Award that provides for a Participant-elected exercise.

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2.18 “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any applicable date, the closing price of a share of Common Stock on the immediately preceding date, (i) as reported by the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided that, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, if the Committee determines that such mean does not properly reflect the fair market value of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 or 409A of the Code, as applicable.

2.19 “Incentive Stock Option” shall mean any Stock Option awarded to an Eligible Employee under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.20 “Non-Employee Director” shall mean a director of the Company or any of its Affiliates who is not an active employee of the Company or an Affiliate.

2.21 “Non-Qualified Stock Option” shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.22 “Other Stock-Based Award” shall mean an Award under Article VIII of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.23 “Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.24 “Participant” shall mean an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been made pursuant to the Plan.

2.25 “Performance Goal” shall mean the performance goals described on Exhibit A.

2.26 “Restricted Stock” shall mean an award of Common Stock that is subject to Article VII.

2.27 “Restriction Period” shall have the meaning set forth in Section 7.1.

2.28 “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act.

2.29 “Section 409A of the Code” shall mean the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.30 “Securities Act” shall mean the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.31 “Stock Option” shall mean any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.32 “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.33 “Ten Percent Shareholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.34 “Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

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2.35 “Termination of Consultancy” shall mean, subject to the next sentence: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.36 “Termination of Directorship” shall mean, subject to the next sentence, with respect to a Non-Employee Director, that the Non-Employee Director is no longer serving as a director of the Company or an Affiliate. In the event that a Non-Employee Director becomes a Consultant or an Eligible Employee upon the termination of his or her directorship, unless otherwise determined by the Committee, in its sole discretion, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.37 “Termination of Employment” shall mean, subject to the next sentence: (a) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) an entity that is employing a Participant has ceased to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.38 “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

2.39 “409A Covered Award” shall mean an Award that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Awards. The Committee shall have full discretionary power and authority to grant, pursuant to the terms of the Plan, Awards to Eligible Employees, Consultants and Non-Employee Directors. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting terms or schedule (including time-based and performance-based vesting conditions) or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

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(e) to determine the effect on a Participant’s Award(s) granted under the Plan of a Participant’s breach or violation of any restrictive covenants (including, without limitation, non-competition, non-solicitation and confidential information) set forth in a written agreement between the Participant and the Company or any of its Affiliates, including an Award agreement under the Plan;

(f) to determine whether and under what circumstances an Award may be settled in cash and/or Common Stock;

(g) to modify, extend or renew an Award, subject to Section 6.3(f) hereof and applicable law, including Code Section 409A;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option; and;

(i) to determine whether to require an Eligible Employee, Consultant or Non-Employee Director, as a condition of the granting of an Award, not to sell or otherwise dispose of shares acquired pursuant to the exercise of a Stock Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option.

3.3 Guidelines.

(a) Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable, including, without limitation, by telephone conference or by written consent. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by applicable law and applicable exchange rules) and, subject to applicable law, may grant authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee, provided that officer who has authority to grant Awards may not grant Awards to himself or herself.

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(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employee, officer, director or member or former employee, officer, director or member may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1 Shares.

(a) General Limitation.

(i) The aggregate number of shares of Common Stock that may be the subject of Awards under the Plan is 721,457 shares and (z) an annual increase on January 1, 2026 and each anniversary of such date thereafter prior to the termination of the Plan, equal to the lesser of (A) 5% of the shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board, all of which shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options is 721,457. Following the Restatement Effective Date, any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

(ii) If any Appreciation Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised or repurchased Award shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or a share of Common Stock underlying an Other Stock-Based Award that is not an Appreciation Award is forfeited for any reason, the number of forfeited shares of Common Stock comprising or underlying such Award shall again be available for the purposes of Awards under the Plan. Any Award settled in cash shall again be available for the purposes of Awards under the Plan.

(iii) Shares of common stock withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Appreciation Award, will again become available for grant under the Plan.

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(b) Non-Employee Director Individual Limitation. The aggregate amount of equity and cash compensation (collectively “Compensation”) payable to a Non-Employee Director with respect to a calendar year, whether under the Plan or otherwise, for services as a Non-Employee Director, shall not exceed $750,000; provided however, that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board (collectively, the “Director Limit”). Equity incentive awards shall be counted towards the Director Limit in the year in which they are granted, based on the grant date fair value of such awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). Cash fees shall be counted towards the Director Limit in the year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Securities Act. The Director Limit shall not apply to (i) Compensation earned by a Non-Employee Director solely in his or her capacity as chairman of the Board or lead independent director; (ii) Compensation earned with respect to services a Non-Employee Director provides in a capacity other than as a Non-Employee Director, such as an advisor or consultant to the Company; and (iii) Compensation awarded by the Board to a Non-Employee Director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the Non-Employee Director receiving such additional Compensation does not participate in the decision to award such Compensation.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, spin-off, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan and the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Exercisable Award or under Restricted Stock or an Other Stock-Based Award that is not an Exercisable Award granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change, and such other changes in the Awards may be made in such manner as the Committee may deem necessary or appropriate to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. Except as provided in this Section 4.2, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise or settlement by rounding-down to the nearest whole share. No fractional shares of Common Stock shall be issued under the Plan. No cash settlements shall be made with respect to fractional shares eliminated by founding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) Upon the occurrence of an Acquisition Event, then the Committee may, in its sole discretion, terminate all outstanding Exercisable Awards of Eligible Employees, Consultants or Non-Employee Directors effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that, unless otherwise determined by the Committee at or after the time of grant, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Eligible Employee shall have the right to exercise in full all of his or her Exercisable Awards that are then outstanding (unless otherwise determined by the Committee, whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Exercisable Award) but contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Exercisable Award pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

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4.3 Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law, which, to the extent permitted under applicable law, may include past services to the Company or its Affiliates.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All Eligible Employees and all Consultants and Non-Employee Directors of the Company and its Affiliates shall be eligible for grants of Non-Qualified Stock Options, Restricted Stock, and Other Stock-Based Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Stock Option under which a Participant may receive Common Stock may be granted under the Plan to an Eligible Employee, Consultant or Non-Employee Director of the Company or any of its Affiliates if such Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director, unless such Stock Option is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) shall be eligible for grants of Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a Non-Qualified Stock Option.

6.2 Grants. Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or any combination thereof. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of a share of Common Stock.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. The Committee may condition the exercisability of the options upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which Stock Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion provided, that, unless otherwise determined by the Committee at grant, the grant shall provide that as a condition of the exercise of a Stock Option, the Participant shall be required to certify at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan.

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(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise. Payment of the purchase price for shares of Common Stock issued pursuant to the exercise of a Stock Option may be made as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) through the delivery to the Company of shares of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date; (iii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure established by the Committee whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iv) on such other terms and conditions as may be acceptable to the Committee (which may include a reduction in the number of shares of Common Stock issuable upon exercise, based on the Fair Market Value of the Common Stock on the payment date) or (v) any combination of the foregoing. Payment for shares of Common Stock purchased pursuant to exercise of a Stock Option shall be made at the principal offices of the Company. For purposes of this Section, the date of issuance shall be the date upon which payment in full of the purchase price has been received by (or tendered to) the Company as provided herein. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. To the extent permitted by applicable law, should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, a Stock Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may (i) subject to the requirements of Section 409A of the Code, modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Stock Option beyond its stated term), and (ii) subject to applicable law and the requirements of the principal national securities exchange in the United States on which the Common Stock is then traded or The Nasdaq Stock Market, accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Stock Option may not be modified to reduce the exercise price thereof nor may a new Stock Option at a lower price be substituted for a surrendered Stock Option, (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g) Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate; provided, however, that Stock Options shall not provide for the grant of the same number of Stock Options as the number of shares used to pay for the exercise price of Stock Options or shares used to pay withholding taxes (i.e., “reloads”).

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6.4 Termination. The following rules apply with regard to Stock Options upon the Termination of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant or in the case of his death his estate are reduced, thereafter.

(a) Termination by Reason of Death or Disability. If a Participant’s Termination is by reason of death or Disability, any Stock Option held by such Participant may be exercised, to the extent vested and exercisable at the time of such Termination by reason of death or Disability, by the Participant (or, in the case of death, by the legal representative of the Participant’s estate), at any time within a period of one (1) year from the date of such Termination due to death or Disability, but in no event beyond the expiration of the stated term of such Stock Option.

(b) Termination Other than for Cause. If a Participant’s Termination is for any reason other than a Termination by the Company or its Affiliate for Cause, death or Disability, any Stock Option held by such Participant may be exercised, to the extent vested and exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(c) Termination for Cause. In the event the Participant’s Termination is (i) for Cause or (ii) a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for Termination by the Company or its Affiliate for Cause (without regard to any notice or cure period requirement), any Stock Option (whether or not then vested or exercisable) held by the Participant at the time of occurrence of the event which would be grounds for Termination by the Company or its Affiliate for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination by the Company or its Affiliate for Cause.

ARTICLE VII

RESTRICTED STOCK

7.1 Awards of Restricted Stock. Restricted Stock may be issued to all eligible Participants pursuant to Article V of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

7.2 Awards and Certificates. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee and may be zero, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ensysce Biosciences, Inc. (the “Company”) Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”), and an Award agreement entered into between the registered owner and the Company dated _____. Copies of such Plan and Award agreement are on file at the principal office of the Company.”

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(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e) Rights as Stockholder; Dividends. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, dividends or other distributions on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions and no dividends or other distributions payable thereunder shall be paid unless and until the shares of Restricted Stock to which they relate are no longer subject to a risk of forfeiture. Dividends and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends and other distributions shall be paid to the Participant in the same form as paid on the Common Stock upon the lapse of the restrictions.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

(g) Termination. Unless otherwise determined by the Committee at grant or thereafter, upon a Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1 Other Stock-Based Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted alone, in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors of the Company and its Affiliates, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion.

8.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article VIII may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

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(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article VIII shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article VIII and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced, as determined by the Committee in its sole discretion. The exercise or base price per share of Common Stock subject to an Other Stock-Based Award that is an Appreciation Award shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant.

(e) Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement and may be in shares of Common Stock.

(f) Appreciation Award Term. The term of each Other Stock-Based Award that is an Appreciation Award shall be fixed by the Committee, but no Other Stock-Based Award that is an Appreciation Award shall be exercisable more than ten (10) years after the date the Award is granted.

ARTICLE IX

NON-TRANSFERABILITY

9.1 Non-Transferability. Except as provided in the last sentence of this Article IX, no Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant, no Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void. No Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article IX is Transferable, in whole or in part, to a “family member” as defined in Securities Act Form S-8 and under such conditions as specified by the Committee.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1 Benefits. In the event of a Change in Control of the Company, except as otherwise provided by the Committee upon the grant of an Award, Awards granted to Participants shall not automatically vest upon a Change in Control and upon the Change in Control a Participant’s Awards may be treated in accordance with one of the following methods, as determined by the Committee in its sole discretion, and without the need for the consent of any Participant and without the need to treat each Award the same:

(a) Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

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(b) Unvested Awards or any unvested portion thereof may be cancelled with or without consideration.

(c) Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined below) per share of Common Stock covered by such Awards), less, in the case of an Appreciation Award, the exercise price per share of Common Stock covered by such Award. The “Change in Control Price” means the price per share of Common Stock paid in the Change in Control transaction, subject to adjustment as determined by the Committee for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of such Change in Control.

(d) The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is equal to or less than the exercise price of such Appreciation Award.

Notwithstanding anything else herein to the contrary: (x) In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control; and (y) in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 10.1 to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code. Furthermore, notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

10.2 Change in Control. A “Change in Control” shall be deemed to have occurred under any one or more of the following events:

(a) upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two (2) consecutive years (the “Board Measurement Period”), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections 10.2(a), (c) or (d)) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (the “Required Approval”) of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

(c) upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

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(d) upon approval by the stockholders of the Company of a plan of complete liquidation of the Company; or

(e) upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding anything in the Plan or an Award agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this sentence, would be a Change in Control as defined in the Plan or the Award agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

ARTICLE XI

TERMINATION OR AMENDMENT OF THE PLAN

11.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, or to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would: (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except in accordance with Section 4.2; (b) increase the maximum individual Participant limits under Section 4.1(b) (except in accordance with Section 4.2); (c) change the classification of individuals eligible to receive Awards under the Plan; (d) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Exercisable Awards or to cancel outstanding Exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Exercisable Awards with an exercise price that is less than the exercise price of the original Exercisable Award; (e) extend the maximum option period under Section 6.3; (vii) award any Exercisable Award in replacement of a canceled Exercisable Award with a higher exercise price, except in accordance with Section 6.3(f); or (f) require stockholder approval under Section 422 of the Code to the extent applicable to Incentive Stock Options.

In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

ARTICLE XII

UNFUNDED PLAN

12.1 Unfunded Status of Plan. The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

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ARTICLE XIII

GENERAL PROVISIONS

13.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, directorship or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his employment, consultancy or directorship at any time. Neither the Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash thereunder, payment by the Participant of, any Federal, state, local or other taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any required or permitted withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

13.5 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

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(c) Upon termination of any period of suspension under this Section 13.5any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(e) The Company shall not be obligated to issue any shares of Common Stock to a Participant if, in the opinion of counsel for the Company, the issuance of such Common Stock will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

13.6 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (i.e., the state in which the Company is incorporated, regardless of the law that might otherwise govern under the applicable state law principles governing conflict of laws).

13.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.8 Other Benefits. No Award granted or paid under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

13.9 Costs. The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

13.10 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.11 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

13.12 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.13 Section 409A of the Code.

(a) Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

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(b) Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes a 409A Covered Award:

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of the 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 13.13(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii) Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.14 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.15 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.16 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.17 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.18 Recoupment. All Awards granted or other compensation paid by the Company under the Plan, including any shares of Common Stock issued under any Award thereunder, will be subject to: (a) any compensation recapture policies adopted or established by the Board or a committee of the Board from time to time, as it deems advisable, to the extent permitted by applicable law and applicable stock exchange rules, and (b) any compensation recapture policies to the extent required pursuant to any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law) or the rules and regulations of any national securities exchange on which the shares of Common Stock are then traded. The Committee shall be permitted, in its sole discretion, to determine at the time an Award is granted to a Participant under the Plan that such Award will be subject to forfeiture and recoupment in the event the Participant violates or breaches any restrictive covenants set forth in a written agreement between the Participant and the Company or any of its Affiliates, including an Award agreement under the Plan.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Ensysce Biosciences, Inc. 2021 Omnibus Incentive Plan was originally adopted by the Board on May 26, 2021, and by the stockholders of the Company on June 28, 2021 (the “Original Effective Date”). This amendment and restatement of the Ensysce Biosciences, Inc. 2021 Omnibus Incentive Plan (otherwise referred to herein as the “Plan”) was adopted by the Board on November 16, 2021, subject to and effective upon the date the Plan is approved by the stockholders of the Company. The Plan was approved by the stockholders of the Company on January 26, 2022 (the “Restatement Effective Date”).

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the amendment and restatement of the Plan was adopted by the Board (i.e. November 16, 2031), provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms and conditions of the Plan.

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EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Awards may be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and non-recurring items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on, capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xi) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration; (xii) the achievement of a launch of a new drug; (xiii) research and development milestones; (xiv) the successful completion of clinical trial phases, (xv) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xvi) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) return on sales; (xx) operating profit or net operating profit; (xxi) operating margin; (xxii) gross or net profit margin; (xxiii) cost reductions or savings or other expense control targets; (xxiv) productivity or productivity ratios; (xxv) operating efficiency; (xxvi) customer satisfaction; (xxvii) working capital; (xxviii) market share; (xxix) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; (xxx) aggregate product price and other product price measures; (xxxi) safety record; (xxxii) personal management objectives or achievement of objective business and operational goals, such as market share, new products, and/or business development; and (xxxiii) achievement of specified milestones in the manufacturing or commercialization of one or more of our products.

The foregoing list of Performance Goals is not exhaustive and the Committee shall have the discretion to establish such other Performance Goals as the Committee deems appropriate from time to time. In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the company) performance under one or more of the Performance Goals either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The Committee may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, without limitation, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the period over which the Performance Goals are measured; (vii) items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under Generally Accepted Accounting Principles (“GAAP”); (viii) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the period over which the Performance Goals are measured; (ix) any other items of significant income or expense which are determined to be appropriate adjustments; (x) items relating to unusual or extraordinary corporate transactions, events or developments; (xi) items related to amortization of acquired intangible assets; (xii) items that are outside the scope of the Company’s core, on-going business activities; (xiii) items related to acquired in-process research and development; (xiv) items relating to changes in tax laws; (xv) items relating to major licensing or partnership arrangements; (xvi) items relating to asset impairment charges; (xvii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xviii) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions; or (xx) such other adjustments the Committee determines appropriate, in its sole discretion, taking into account such factors that the Committee deems relevant. The Committee shall have the discretion to determine whether, when and to what extent an adjustment is necessary or advisable based upon consideration of such factors the Committee deems appropriate in light of the facts and circumstances.

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PROXY

ENSYSCE BIOSCIENCES, INC.
7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 23, 2026

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

ENSYSCE BIOSCIENCES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 23, 2026

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated November 10, 2026, in connection with the Annual Meeting to be held at 9:00 a.m. Pacific Time on December 23, 2026, virtually at https://www.cstproxy.com/ensysce/2026, and hereby appoints David Humphrey the attorney and proxy of the undersigned, with power of substitution to each, to vote all shares of common stock of Ensysce Biosciences, Inc. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting of stockholders, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 5, “FOR” PROPOSAL 6, “FOR” PROPOSAL 7 WITH A RECOMMENDATION OF THREE YEARS, “FOR” PROPOSAL 8 AND “FOR” PROPOSAL 9.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 23, 2026: This notice of meeting and the accompanying Proxy Statement are available at www.iproxydirect.com/ensc.

	FOR	AGAINST	ABSTAIN
Proposal 1	☐	☐	☐
Approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the full issuance of shares of Common Stock underlying Preferred Stock issued by the Company to certain investors (“Proposal 1”).
	FOR	AGAINST	ABSTAIN
Proposal 2
Adopt and approve an amendment to our Certificate Of Incorporation to effect A reverse stock split of issued and outstanding shares of Common Stock into a lesser number of outstanding share by a ratio of not less than one-for-ten and not more than one-for-thirty, with the exact ratio to be set within this range by the Board in its sole discretion without further approval or authorization of our stockholders (“Proposal 2”).	☐	☐	☐
	FOR	AGAINST	ABSTAIN
Proposal 3
To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares (“Proposal 3”).

Proposal 4
Approve an amendment of the Ensysce Biosciences, Inc. Amended and Restated 2021 Omnibus Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued under the plan from 950,206 pre-Reverse Stock Split shares to 1,500,000 post Reverse Stock Split shares (“Proposal 4”).	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Proposal 5		☐	☐	☐
To elect the two Class II directors named in our Proxy Statement (collectively, the “Director Nominees”) to hold office until the annual meeting of stockholders to be held in 2029 and until their respective successors have been duly elected and qualified (“Proposal 5”);
		FOR	AGAINST	ABSTAIN
Proposal 6		☐	☐	☐
To approve, on an advisory basis, the compensation of the Company’s named executive officers (“Proposal 6”);
	1 Year	2 Years	3 Years	ABSTAIN
Proposal 7	☐	☐	☐	☐
To approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers (“Proposal 7”);
		FOR	AGAINST	ABSTAIN
Proposal 8		☐	☐	☐
To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 8”); and
		FOR	AGAINST	ABSTAIN
Proposal 9		☐	☐	☐
Consider and vote upon the adjournment of the Annual Meeting, if necessary or appropriate, for a period sufficient to effect the Reverse Stock Split and/or to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement (the “Adjournment Proposal/Proposal 9”);

Dated:	_______________________ 2026

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO ISSUER DIRECT. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6, “FOR” PROPOSAL 7 WITH A RECOMMENDATION OF THREE YEARS, “FOR” PROPOSAL 8 AND “FOR” THE ADJOURNMENT PROPOSAL, PROPOSAL 9. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.